Exhibit 4.3

SALE AND SERVICING

AGREEMENT

among

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-A,

Issuer,

AFS SENSUB CORP.,

Seller,

AMERICREDIT FINANCIAL SERVICES, INC.,

Servicer,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Backup Servicer and Trust Collateral Agent

Dated as of March 25, 2010

i

ii

SECTION 12.4.	Assignment	77
SECTION 12.5.	Limitations on Rights of Others	78
SECTION 12.6.	Severability	78
SECTION 12.7.	Separate Counterparts	78
SECTION 12.8.	Headings	78
SECTION 12.9.	Governing Law	78
SECTION 12.10.	Assignment to Trust Collateral Agent	78
SECTION 12.11.	Nonpetition Covenants	79
SECTION 12.12.	Limitation of Liability of Owner Trustee and Trust Collateral Agent	79
SECTION 12.13.	Independence of the Servicer	79
SECTION 12.14.	No Joint Venture	80
SECTION 12.15.	State Business Licenses	80

SCHEDULES
Schedule A	Schedule of Receivables
Schedule B	Representations and Warranties of the Seller and the Servicer
Schedule C	Servicing Policies and Procedures

EXHIBITS
Exhibit A	Form of Servicer’s Certificate
Exhibit B	Form of Preliminary Servicer’s Certificate

iii

SALE AND SERVICING AGREEMENT dated as of March 25, 2010, among AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-A, a Delaware statutory trust (the “Issuer”), AFS SENSUB CORP., a Nevada corporation (the “Seller”), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation (the “Servicer”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as Backup Servicer and Trust Collateral Agent.

WHEREAS the Issuer desires to purchase a portfolio of receivables arising in connection with motor vehicle retail installment sale contracts made by AmeriCredit Financial Services, Inc. or an Originating Affiliate or acquired by AmeriCredit Financial Services, Inc. or an Originating Affiliate through motor vehicle dealers and third party lenders;

WHEREAS the Seller has purchased such receivables from AmeriCredit Financial Services, Inc. and is willing to sell such receivables to the Issuer;

WHEREAS the Servicer is willing to service all such receivables;

WHEREAS the Backup Servicer is willing to provide backup servicing for all such receivables;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

“Accelerated Payment Amount Shortfall” means, with respect to any Distribution Date, the excess, if any, of (i) the excess, if any, on such Distribution Date of the Pro Forma Note Balance for such Distribution Date over the Required Pro Forma Note Balance for such Distribution Date over (ii) the excess of the amount of Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to Section 5.7(a)(i) through (vi).

“Accelerated Payment Amount Shortfall Deposit” means, with respect to any Distribution Date, any amount withdrawn from the Spread Account as an Accelerated Payment Amount Shortfall and deposited to the Collection Account pursuant to Sections 5.5(b) and 5.6.

“Accelerated Payment Shortfall Notice” means, with respect to any Distribution Date, a written notice specifying the Accelerated Payment Amount Shortfall for such Distribution Date.

“Accelerated Principal Amount” for a Distribution Date will equal the lesser of

(x) the sum of (i) the excess, if any, of the amount of the total Available Funds on such Distribution Date over the amounts payable on such Distribution Date pursuant to clauses (i) through (vi) of Section 5.7(a) hereof plus (ii) amounts, if any, available in accordance with the terms of the Spread Account Agreement; and

(y) the excess, if any, on such Distribution Date of (i) the Pro Forma Note Balance for such Distribution Date over (ii) the Required Pro Forma Note Balance for such Distribution Date.

“Accountants’ Report” means the report of a firm of nationally recognized Independent Accountants described in Section 4.11.

“Accounting Date” means, with respect to any Collection Period the last day of such Collection Period.

“Additional Funds Available” means, with respect to any Insured Distribution Date, the sum of (i) the Deficiency Claim Amount, if any, received by the Trust Collateral Agent on the Distribution Date related to such Insured Distribution Date plus (ii) the Insurer Optional Deposit, if any, received by the Trust Collateral Agent with respect to such Insured Distribution Date.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Principal Balance” means, with respect to any date of determination, the sum of the Principal Balances for all Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period and (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period) as of the date of determination.

“Agreement” means this Sale and Servicing Agreement, as the same may be amended and supplemented from time to time.

“AmeriCredit” means AmeriCredit Financial Services, Inc.

“Amount Financed” means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums, service contracts, car club and warranty contracts, other items customarily financed as part of motor vehicle retail installment sale contracts or promissory notes, and related costs.

“Annual Percentage Rate” or “APR” of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

“Auto Loan Purchase and Sale Agreement” means any agreement between a Third-Party Lender and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Third Party Lender by AmeriCredit or an Originating Affiliate.

“Available Funds” means, with respect to any Distribution Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Purchase Amounts deposited in the Trust Accounts during the related Collection Period, plus Investment Earnings with respect to the Trust Accounts and the Spread Account for the related Collection Period, (iii) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.3 of the Indenture since the preceding Distribution Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.6 and Section 5.8 of the Indenture and (iv) the proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof.

“Backup Servicer” means Wells Fargo Bank, National Association so long as it is the Trustee hereunder, or any successor backup servicer appointed in accordance with Section 8.7.

“Base Servicing Fee” means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to the product of (i) the Servicing Fee Rate times (ii) the aggregate Principal Balance of the Receivables as of the opening of business on the first day of such Collection Period (or in the case of the first Distribution Date, March 26, 2010) times (iii) one-twelfth (or in the case of the first Distribution Date, the actual number of days during the Collection Period divided by 360).

“Basic Documents” means this Agreement, the Certificate of Trust, the Trust Agreement, the Indenture, the Spread Account Agreement, the Underwriting Agreement, the Lockbox Account Agreement, the Lockbox Processing Agreement, the Insurance Agreement, the Indemnification Agreement, the Custodian Agreement, the Purchase Agreement and other documents and certificates delivered in connection therewith.

“Business Day” means any day other than a Saturday, a Sunday, a legal holiday or other day on which the New York Stock Exchange, the Federal Reserve Bank of New York, commercial banking institutions located in Wilmington, Delaware, Fort Worth, Texas, New York, New York, Minneapolis, Minnesota, the State of Maryland or any other location of any successor Servicer, successor Owner Trustee or successor Trust Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

“Certificate” means the trust certificate evidencing the beneficial interest of the Certificateholder in the Trust.

“Certificateholder” means the Person in whose name the Certificate is registered.

“Class” means the Class A-1 Notes, the Class A-2 Notes or the Class A-3 Notes, as the context requires.

“Class A-1 Notes” has the meaning assigned to such term in the Indenture.

“Class A-2 Notes” has the meaning assigned to such term in the Indenture.

“Class A-3 Notes” has the meaning assigned to such term in the Indenture.

“Closing Date” means March 31, 2010.

“Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Spread Account Agreement.

“Collateral Insurance” shall have the meaning set forth in Section 4.4(a).

“Collected Funds” means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Purchase Amounts).

“Collection Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Collection Period” means, with respect to the first Distribution Date, the period beginning as of the close of business on March 25, 2010, and ending as of the close of business on April 30, 2010. With respect to each subsequent Distribution Date, “Collection Period” means the period beginning as of the close of business on the last day of the second preceding calendar month and ending as of the close of business on the last day of the immediately preceding calendar month. Any amount stated “as of the close of business” shall give effect to the following calculations as determined as of the end of the day on such day: (i) all applications of collections and (ii) all distributions.

“Collection Records” means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

“Commission” means the United States Securities and Exchange Commission.

“Computer Tape” means the computer tapes or other electronic media furnished by the Servicer to the Issuer and the Insurer and its assigns describing certain characteristics of the Receivables as of the Cutoff Date.

“Contract” means a motor vehicle retail installment sale contract or promissory note.

“Controlling Party” means the Insurer, so long as no Insurer Default shall have occurred and be continuing, and the Trust Collateral Agent for the benefit of the Noteholders, in the event an Insurer Default shall have occurred and be continuing.

“Corporate Trust Office” means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, and (ii) with respect to the Trustee, the Trust

Collateral Agent, the Backup Servicer and the Collateral Agent, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Office.

“Cram Down Loss” means, with respect to a Receivable that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivables Payments to be made on a Receivable, an amount equal to (i) the excess of the Principal Balance of such Receivable immediately prior to such order over the Principal Balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the Principal Balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified by the court in such order) of the Scheduled Receivables Payments as so modified or restructured. A Cram Down Loss shall be deemed to have occurred on the date of issuance of such order.

“Custodian” means AmeriCredit and any other Person named from time to time as custodian in any Custodian Agreement acting as agent for the Trust Collateral Agent, which Person must be acceptable to the Controlling Party (the Custodian as of the Closing Date is acceptable to the Controlling Party as of the Closing Date).

“Custodian Agreement” means any Custodian Agreement from time to time in effect between the Custodian named therein, the Insurer and the Trust Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, which Custodian Agreement and any amendments, supplements or modifications thereto shall be acceptable to the Controlling Party (the Custodian Agreement which is effective on the Closing Date is acceptable to the Controlling Party).

“Cutoff Date” means March 25, 2010.

“Dealer” means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit or an Originating Affiliate under a Dealer Agreement or pursuant to a Dealer Assignment.

“Dealer Agreement” means any agreement between a Dealer and AmeriCredit or an Originating Affiliate relating to the acquisition of Receivables from a Dealer by AmeriCredit or an Originating Affiliate.

“Dealer Assignment” means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Deficiency Claim Amount” means, with respect to any Determination Date, after taking into account the application on the related Distribution Date of the Available Funds for the related Collection Period, an amount equal to the sum of, without duplication (i) any shortfall in the payment of the full amounts described in clauses (i), (ii), (iii) and (v) of Section 5.7(a)

herein, (ii) the Noteholders’ Parity Deficit Amount, if any, for such Distribution Date and (iii) if the related Distribution Date is the Final Scheduled Distribution Date of any Class, any remaining outstanding principal balance of such Class, to the extent that such amount is available on the related Distribution Date in accordance with the terms of the Spread Account Agreement.

“Deficiency Claim Amount Deposit” means, with respect to any Distribution Date, any amount withdrawn from the Spread Account as a Deficiency Claim Amount and deposited to the Collection Account pursuant to Sections 5.5(a) and 5.6.

“Deficiency Notice” shall have the meaning set forth in Section 5.5.

“Delivery” when used with respect to Trust Account Property means:

(a) with respect to bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent endorsed to, or registered in the name of, the Trust Collateral Agent or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102(a)(4) of the UCC), transfer thereof (i) by delivery thereof to the Trust Collateral Agent of such certificated security endorsed to, or registered in the name of, the Trust Collateral Agent or (ii) by delivery thereof to a “clearing corporation” (as defined in Section 8-102(a)(5) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of the Trust Collateral Agent by the amount of such certificated security and the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the Trust Collateral Agent (all of the foregoing, “Physical Property”), and, in any event, any such Physical Property in registered form shall be in the name of the Trust Collateral Agent or its nominee; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

(b) with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary that is also a “depository” pursuant to applicable federal regulations; the making by such securities intermediary of entries in its books and records crediting such Trust Account Property to the Trust Collateral Agent’s securities account at the securities intermediary and identifying such book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations as belonging to the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Trust Collateral Agent, consistent with changes in applicable law or regulations or the interpretation thereof;

(c) with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the Trust Collateral Agent or its nominee or custodian who either (i) becomes the registered owner on behalf of the Trust Collateral Agent or (ii) having previously become the registered owner, acknowledges that it holds for the Trust Collateral Agent; and

(d) with respect to any item of Trust Account Property that is a financial asset under Article 8 of the UCC and that is not governed by clause (b) above, causing the securities intermediary to indicate on its books and records that such financial asset has been credited to a securities account of the Trust Collateral Agent.

“Determination Date” means, with respect to any Collection Period the earlier of (i) the second Business Day preceding the Distribution Date in the next calendar month, and (ii) the fourth Business Day preceding the Insured Distribution Date in the next calendar month.

“Distribution Date” means, with respect to each Collection Period, the sixth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing May 6, 2010. If AmeriCredit is no longer acting as Servicer, the distribution date may be a different day of the month.

“Draw Date” means, with respect to any Insured Distribution Date, the third Business Day immediately preceding such Insured Distribution Date.

“Electronic Ledger” means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

“Eligible Deposit Account” means a segregated trust account with the corporate trust department of a depository institution acceptable to the Insurer organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as (i) any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade and (ii) such depository institutions’ deposits are insured by the FDIC.

“Eligible Investments” mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Distribution Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1+ (if rated by Fitch);

(c) commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor’s of A-1+, from Moody’s of Prime-1 and from Fitch of F1+ (if rated by Fitch);

(d) investments in money market funds (including funds for which the Trust Collateral Agent or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor’s of AAA-m or AAAm-G, from Moody’s of Aaa and from Fitch of AAA/V1+ (if rated by Fitch) and having been approved by the Insurer;

(e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above;

(g) any other investment which would satisfy the Rating Agency Condition and is consistent with the ratings of the Securities (any investment identified to the Rating Agencies prior to the Closing Date and made on the Closing Date, or as soon after the Closing Date as is reasonably practicable, shall be deemed to satisfy the Rating Agency Condition and to be consistent with the ratings of the Securities, upon the assignment of initial ratings of the Securities by the Rating Agencies on the Closing Date) and which, so long as no Insurer Default shall have occurred and be continuing, has been approved by the Insurer, or any other investment that by its terms converts to cash within a finite period, if the Rating Agency Condition is satisfied with respect thereto; and

(h) cash denominated in United States dollars.

Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Trust Collateral Agent or any of their respective Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“Final Scheduled Distribution Date” means with respect to (i) the Class A-1 Notes, the March 7, 2011 Distribution Date, (ii) the Class A-2 Notes, the November 6, 2013 Distribution Date and (iii) the Class A-3 Notes, the July 6, 2017 Distribution Date.

“Financed Vehicle” means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor’s indebtedness under the respective Receivable.

“Fitch” means Fitch, Inc., or its successor.

“Force-Placed Insurance” has the meaning ascribed thereto in Section 4.4 hereof.

“Indemnification Agreement” means the Indemnification Agreement dated as of March 25, 2010, among the Insurer, the Seller and Credit Suisse Securities (USA) LLC and RBS Securities Inc., as the Underwriters.

“Indenture” means the Indenture dated as of March 25, 2010, between the Issuer and Wells Fargo Bank, National Association, as Trust Collateral Agent and Trustee, as the same may be amended and supplemented from time to time.

“Independent Accountants” shall have the meaning set forth in Section 4.11(a).

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person’s affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insurance Add-On Amount” means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4.

“Insurance Agreement” means the Insurance and Indemnity Agreement, dated as of March 25, 2010, among the Insurer, the Trust, the Seller, AmeriCredit Corp. and AmeriCredit, as the same may be amended or supplemented from time to time.

“Insurance Agreement Event of Default” means an “Event of Default” as defined in the Insurance Agreement.

“Insurance Policy” means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 hereof) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

“Insured Distribution Date” means the twelfth day of each month, or, if such twelfth day is not a Business Day, the next following Business Day. In the event that, on any Distribution Date, the Noteholders did not receive the full amount of the Scheduled Payment (as defined in the Note Policy) then due to them, such shortfall (together with, in the case of an interest shortfall, interest thereon at the related Interest Rate) shall be due and payable and shall be funded on the Insured Distribution Date either from the Spread Account (if any amounts remain available to be drawn therefrom following application of amounts on deposit therein on the related Distribution Date) or from the proceeds of a drawing under the Note Policy. The Record Date applicable to an Insured Distribution Date shall be the Record Date applicable to the related Distribution Date.

“Insurer” means Assured Guaranty Corp., a Maryland domiciled insurance company, or any successor thereto, as issuer of the Note Policy.

“Insurer Default” means the occurrence and continuance of any of the following events:

(a) the Insurer shall have failed to make a payment required under the Note Policy in accordance with its terms;

(b) the Insurer shall have (i) filed a petition or commenced any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation based on actual or threatened insolvency, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation based on actual or threatened insolvency, liquidation or reorganization which is final and nonappealable; or

(c) a court of competent jurisdiction, the Maryland Insurance Administration or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Insurer (or the taking of possession of all or any material portion of the property of the Insurer).

“Insurer Optional Deposit” means, with respect to any Insured Distribution Date, an amount delivered by the Insurer pursuant to Section 5.11, at its sole option, other than amounts in respect of a Note Policy Claim Amount, to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Insured Distribution Date; or (ii) to include such amount as part of the Additional Funds Available for such Insured Distribution Date to the extent that without such amount a draw would be required to be made on the Note Policy.

“Interest Period” means, with respect to any Distribution Date, the period from and including the most recent Distribution Date on which interest has been paid (or in the case of the first Distribution Date, from and including the Closing Date) to, but excluding, the following Distribution Date. In the case of the first Distribution Date, the Interest Period shall be 36 days for the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes.

“Interest Rate” means, with respect to (i) the Class A-1 Notes, 0.31327% per annum (computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period), (ii) the Class A-2 Notes, 1.46% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months and (iii) the Class A-3 Notes, 3.51% per annum (computed on the basis of a 360-day year consisting of twelve 30-day months.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Earnings” means, with respect to any date of determination and Trust Accounts, the investment earnings on amounts on deposit in such Trust Accounts on such date.

“Issuer” means AmeriCredit Automobile Receivables Trust 2010-A.

“Issuer Secured Parties” means each of the Trustee in respect of the Trustee Issuer Secured Obligations and the Insurer in respect of the Insurer Issuer Secured Obligations.

“Lien” means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

“Lien Certificate” means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term “Lien Certificate” shall mean only a certificate or notification issued to a secured party. For Financed Vehicles registered in states which issue confirmation of the lienholder’s interest electronically, the “Lien Certificate” may consist of notification of an electronic recordation, by either a third party service provider or the relevant Registrar of Titles of the applicable state, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title on the electronic lien and title system of the applicable state.

“Liquidated Receivable” means, with respect to any Collection Period, a Receivable for which, as of the last day of the Collection Period (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle; provided, however, that in no case shall 10% or more of a Scheduled Receivables Payment have become 210 or more days delinquent in the case of a repossessed Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, (iii) 10% or more of a Scheduled Receivables Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle, or (iv) that is, without duplication, a Sold Receivable.

“Liquidation Proceeds” means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable (other than amounts withdrawn from the Spread Account and drawings under the Note Policy), and, with respect to a Sold Receivable, the related Sale Amount.

“Lockbox Account” means an account maintained on behalf of the Trust Collateral Agent by the Lockbox Bank pursuant to Section 4.2(d).

“Lockbox Account Agreement” means the Lockbox Account Agreement, dated as of March 25, 2010, by and among AmeriCredit, JPMorgan Chase Bank, N.A. and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time, unless the Trust Collateral Agent shall cease to be a party thereunder, or such agreement shall be terminated in accordance with its terms, in which event “Lockbox Account Agreement” shall mean any replacement agreement, in form and substance acceptable to the Controlling Party, among the Servicer, the Trust Collateral Agent and the Lockbox Bank.

“Lockbox Agreements” means collectively, the Lockbox Account Agreement and the Lockbox Processing Agreement.

“Lockbox Bank” means a depository institution named by the Servicer and acceptable to the Controlling Party.

“Lockbox Processing Agreement” means the Lockbox Processing Agreement, dated as of March 25, 2010, by and among the Lockbox Processor, the Servicer and the Trust Collateral Agent, as such agreement may be amended or supplemented from time to time in accordance with its terms.

“Lockbox Processor” means Regulus Group II LLC, or its successors or assigns.

“Minimum Sale Price” means (i) with respect to a Receivable (x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and (B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to this Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction and the Net Liquidation Proceeds for which have been deposited in the Collection Account, or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer despite the Servicer’s diligent efforts, consistent with its servicing obligations, to repossess the Financed Vehicle, $1.

“Monthly Extension Rate” means, with respect to any Accounting Date, the fraction, expressed as a percentage, the numerator of which is the aggregate Principal Balance of Receivables whose payments are extended during the related Collection Period and the denominator of which is the aggregate Principal Balance of Receivables as of the immediately preceding Accounting Date.

“Monthly Records” means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivables Payment; current Insurance Policy expiration date; and past due late charges.

“Monthly Tape” has the meaning set forth in Section 4.13 hereof.

“Moody’s” means Moody’s Investors Service, Inc., or its successor.

“Net Liquidation Proceeds” means, with respect to a Liquidated Receivable, Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Net Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

“Note Distribution Account” means the account designated as such, established and maintained pursuant to Section 5.1.

“Note Majority” means a majority by principal amount of the Noteholders.

“Note Policy” means the financial guaranty insurance policy issued by the Insurer to the Trust Collateral Agent, as agent for the Trustee, for the benefit of the Noteholders.

“Note Policy Claim Amount” means, for any Insured Distribution Date, the sum of (x) the excess, if any (without duplication) of (i) the sum of the Noteholders’ Interest Distributable Amount and the Noteholders’ Remaining Parity Deficit Amount for the related Distribution Date (excluding any portion of a Noteholders’ Interest Distributable Amount due to Noteholders representing interest on any Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders’ Interest Carryover Amount, unless the Insurer elects, in its sole discretion, to pay such amounts in whole or in part, pursuant to the Note Policy), together with, if such related Distribution Date was the Final Scheduled Distribution Date for any Class, the unpaid principal balance of such Class over (ii) the sum of (a) the amount actually deposited into the Note Distribution Account on such related Distribution Date (without duplication of any Deficiency Claim Amount received by the Trustee and included in Additional Funds Available) and (b) the Additional Funds Available, if any, for such Insured Distribution Date plus (y) the Noteholders’ Interest Carryover Amount, if any, which has accrued since the related Distribution Date.

“Note Pool Factor” for each Class of Notes as of the close of business on any date of determination means a seven-digit decimal figure equal to the outstanding principal amount of such Class of Notes divided by the original outstanding principal amount of such Class of Notes.

“Noteholders’ Accelerated Principal Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Accelerated Principal Amount on such Distribution Date, if any.

“Noteholders’ Interest Carryover Amount” means, with respect to any Class of Notes and any date of determination, all or any portion of the Noteholders’ Interest Distributable Amount for the Class of Notes for the immediately preceding Distribution Date, which remains unpaid as of such date of determination, plus interest on such unpaid amount, to the extent permitted by law, at the respective Interest Rate borne by the applicable Class of Notes from such immediately preceding Distribution Date to but excluding such date of determination.

“Noteholders’ Interest Distributable Amount” means, with respect to any Distribution Date and Class of Notes, the sum of the Noteholders’ Monthly Interest Distributable Amount for such Distribution Date and each Class of Notes and the Noteholders’ Interest Carryover Amount, if any, for such Distribution Date and each such Class. Interest on the Class A-1 Notes shall be computed on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period. Interest on the Class A-2 Notes and the Class A-3 Notes shall be computed on the basis of a 360-day year consisting of twelve 30-day months, except with respect to the first Interest Period when it will be calculated on the basis of a 360-day year and the actual number of days elapsed in the first Interest Period.

“Noteholders’ Monthly Interest Distributable Amount” means, with respect to any Distribution Date and any Class of Notes, interest accrued at the respective Interest Rate during the applicable Interest Period on the principal amount of the Notes of such Class outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date); provided, that if such principal balance is further reduced by a payment of principal on the Insured Distribution Date which immediately follows such prior Distribution Date, then such interest shall accrue (i) from and including such prior Distribution Date to, but excluding, such related Insured Distribution Date, on the principal balance outstanding as of the end of the prior Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) and (ii) from and including such Insured Distribution Date, to, but excluding, the following Distribution Date, on the principal balance outstanding as of the end of such Insured Distribution Date, calculated (x) for the Class A-1 Notes, on the basis of a 360-day year and the actual number of days elapsed in the applicable Interest Period and (y) for the Class A-2 Notes and the Class A-3 Notes, on the basis of a 360-day year consisting of twelve 30-day months (without adjustment for the actual number of business days elapsed in the applicable Interest Period), except with respect to the first Interest Period.

“Noteholders’ Monthly Principal Distributable Amount” means, with respect to any Distribution Date, the Noteholders’ Percentage of the Principal Distributable Amount.

“Noteholders’ Parity Deficit Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the aggregate remaining principal balance of the Notes outstanding on such Distribution Date, after giving effect to all reductions in such aggregate principal balance from sources other than (i) the Spread Account and (ii) the Note Policy over (y) the Pool Balance at the end of the prior calendar month.

“Noteholders’ Percentage” means with respect to any Determination Date (i) relating to a Distribution Date prior to the Distribution Date on which the combined principal amount of the Class A-3 Notes is reduced to zero, 100%; (ii) relating to the Distribution Date on which the combined principal amount of the Class A-3 Notes is scheduled to be reduced to zero, the percentage equivalent of a fraction, the numerator of which is the combined outstanding principal balance of the Class A-3 Notes that remain unpaid immediately prior to such Distribution Date, and the denominator of which is the Principal Distributable Amount for such Distribution Date; and (iii) relating to any other Distribution Date, 0%.

“Noteholders’ Principal Carryover Amount” means, as of any date of determination, all or any portion of the Noteholders’ Principal Distributable Amount from the preceding Distribution Date which remains unpaid as of such date of determination.

“Noteholders’ Principal Distributable Amount” means, with respect to any Distribution Date, (other than the Final Scheduled Distribution Date for any Class of Notes), the sum of the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date and the Noteholders’ Principal Carryover Amount, if any, as of the close of business on the preceding Distribution Date. The Noteholders’ Principal Distributable Amount on the Final Scheduled Distribution Date for any Class of Notes will equal the sum of (i) the Noteholders’ Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders’ Principal Carryover Amount as of such Distribution Date, and (iii) the excess of the outstanding principal amount of such Class of Notes, if any, over the amounts described in clauses (i) and (ii).

“Noteholders’ Remaining Parity Deficit Amount” means, with respect to any Distribution Date, the Noteholders’ Parity Deficit Amount for such Distribution Date minus any reduction in the aggregate principal balance of the Notes made on such Distribution Date with funds withdrawn from the Spread Account.

“Obligor” on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

“Officers’ Certificate” means a certificate signed by the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, any assistant vice president, any treasurer, any assistant treasurer, any secretary or any assistant secretary of the Seller or the Servicer, as appropriate.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Insurer, which opinion is satisfactory in form and substance to the Trust Collateral Agent and, if such opinion or a copy thereof is required by the provisions of this Agreement to be delivered to the Insurer, to the Insurer.

“Original Pool Balance” means the Pool Balance as of the Cutoff Date.

“Originating Affiliate” means an Affiliate of AmeriCredit that has originated Receivables and assigned its full interest therein to AmeriCredit.

“Other Conveyed Property” means all property conveyed by the Seller to the Trust pursuant to Section 2.1(b) through (i) of this Agreement.

“Owner Trust Estate” has the meaning assigned to such term in the Trust Agreement.

“Owner Trustee” means Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

“Person” means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Physical Property” has the meaning assigned to such term in the definition of “Delivery” above.

“Pool Balance” means, as of any date of determination, the aggregate Principal Balance of the Receivables (excluding Purchased Receivables and Liquidated Receivables) at the end of the preceding calendar month.

“Preliminary Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(a), substantially in the form of Exhibit B.

“Premium” has the meaning assigned to such term in the Insurance Agreement.

“Principal Balance” means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable plus (y) the accrued and unpaid interest on such Receivable.

“Principal Distributable Amount” means, with respect to any Distribution Date, the amount equal to the excess, if any, of (x) the sum of (i) the principal portion of all Collected Funds received during the immediately preceding Collection Period (other than Liquidated Receivables and Purchased Receivables), (ii) the Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (other than Purchased Receivables), (iii) the principal portion of the Purchase Amounts received with respect to all Receivables that became Purchased Receivables during the related Collection Period, (iv) in the sole discretion of the Insurer, the Principal Balance of all the Receivables that were required to be purchased pursuant to Sections 3.2 and 4.7, during such Collection Period but were not purchased, (v) the aggregate amount of Cram Down Losses that shall have occurred during the related Collection Period; and (vi) following the acceleration of the Notes pursuant to Section 5.2 of the Indenture, the amount of money or property collected pursuant to Section 5.4 of the Indenture since the preceding Determination Date by the Trust Collateral Agent or Controlling Party for distribution pursuant to Section 5.7 hereof over (y) the Step-Down Amount, if any, for such Distribution Date.

“Pro Forma Note Balance” means, with respect to any Distribution Date, the aggregate remaining principal amount of the Notes outstanding on such Distribution Date, after giving effect to distributions pursuant to clauses (i) through (iv) of Section 5.7(a) hereof.

“Prospectus Supplement” means the prospectus supplement, dated as of March 26, 2010, relating to the offering of the Notes, as filed with the Commission.

“Purchase Agreement” means the Purchase Agreement between the Seller and AmeriCredit, dated as of March 25, 2010, pursuant to which the Seller acquires the Receivables, as such Agreement may be amended from time to time.

“Purchase Amount” means, with respect to a Purchased Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

“Purchased Receivable” means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2, 4.4(c), or 4.7 or repurchased by the Seller or the Servicer pursuant to Section 3.2 or Section 10.1(a).

“Rating Agency” means Moody’s and Standard & Poor’s. If no such organization or successor maintains a rating on the Securities, “Rating Agency” shall be a nationally recognized statistical rating organization or other comparable Person designated by the Seller and acceptable to the Insurer (so long as an Insurer Default shall not have occurred and be continuing), notice of which designation shall be given to the Trust Collateral Agent, the Owner Trustee and the Servicer.

“Rating Agency Condition” means, with respect to any action, that each of Moody’s and Standard & Poor’s shall have been given 10 days’ (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that (a) with respect to Standard & Poor’s, such Rating Agency has notified the Seller, the Servicer, the Insurer, the Owner Trustee and the Trust Collateral Agent in writing that such action will not result in a reduction or withdrawal of the then current rating of any Class of Notes, without taking into account the presence of the Note Policy, and (b) with respect to Moody’s, such Rating Agency has not notified the Seller, the Servicer, the Insurer, the Owner Trustee or the Trust Collateral Agent in writing that such action will result in a reduction or withdrawal of the then current rating of any Class of Notes.

“Realized Losses” means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

“Receivables” means the Contracts listed on Schedule A attached hereto (which Schedule may be in the form of microfiche or a disk).

“Receivable Files” means the documents specified in Section 3.3.

“Record Date” means, with respect to each Distribution Date, the Business Day immediately preceding such Distribution Date, unless otherwise specified in the Indenture. The “Record Date” for any Insured Distribution Date shall be the “Record Date” applicable to the related Distribution Date.

“Registrar of Titles” means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

“Regulation AB” means Subpart 229.1100—Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518.70 Fed. Reg. 1,506,1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Required Pro Forma Note Balance” means, with respect to any Distribution Date, a dollar amount equal to the product of (x) the difference between (i) 100% and (ii) the “OC Level” (as defined in the Spread Account Agreement), which may step down over time in accordance with the terms of the Spread Account Agreement (which difference will initially equal 77.0%) and (y) the Pool Balance as of the end of the prior calendar month.

“Requisite Amount” has the meaning specified in the Spread Account Agreement.

“Responsible Officer” means, with respect to any Person, any Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, or any other officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale Amount” means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

“Sale and Servicing Agreement Collateral” has the meaning specified in Section 2.4 hereof.

“Schedule of Receivables” means the schedule of all motor vehicle retail installment sales contracts and promissory notes originally held as part of the Trust which is attached as Schedule A (which Schedule may be in the form of microfiche or a disk).

“Schedule of Representations” means the Schedule of Representations and Warranties attached hereto as Schedule B.

“Scheduled Receivables Payment” means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor’s obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b), the Scheduled Receivables Payment with respect to such Collection Period shall refer to the Obligor’s payment obligation with respect to such Collection Period as so modified.

“Seller” means AFS SenSub Corp., a Nevada corporation, and its successors in interest to the extent permitted hereunder.

“Service Contract” means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

“Servicer” means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor servicer pursuant to Section 9.3.

“Servicer Termination Event” means an event specified in Section 9.1.

“Servicer’s Certificate” means an Officers’ Certificate of the Servicer delivered pursuant to Section 4.9(b), substantially in the form of Exhibit A.

“Servicing Fee” has the meaning specified in Section 4.8.

“Servicing Fee Rate” means 2.25% per annum.

“Simple Interest Method” means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

“Sold Receivable” means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer’s direction, as of the close of business on the last day of a Collection Period and in accordance with the provisions of Section 4.3(c) hereof.

“Spread Account” means the account designated as such, established and maintained pursuant to the Spread Account Agreement.

“Spread Account Agreement” means the Spread Account Agreement dated as of March 25, 2010, among the Insurer, the Issuer and the Collateral Agent, as the same may be modified, supplemented or otherwise amended in accordance with the terms thereof.

“Spread Account Initial Deposit” means an amount equal to 2.0% of the aggregate Principal Balance of the Receivables on the Cutoff Date (which is equal to $4,761,997.16).

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or its successor.

“Step-Down Amount” means, with respect to any Distribution Date, the excess, if any, of (x) the Required Pro Forma Note Balance over (y) the Pro Forma Note Balance on such Distribution Date, calculated for this purpose only without deduction for any Step-Down Amount (i.e., assuming that the entire amount described in clause (x) of the definition of “Principal Distributable Amount” is distributed as principal on the Notes).

“Substitution of Collateral Criteria” means AmeriCredit’s written criteria for substitution of collateral as delivered by AmeriCredit to the Insurer on or before the Closing Date, as amended by revisions to such criteria as may be delivered by AmeriCredit to the Insurer upon request.

“Supplemental Servicing Fee” means, with respect to any Collection Period, all administrative fees, expenses and charges paid by or on behalf of Obligors, including late fees, prepayment fees and liquidation fees collected on the Receivables during such Collection Period but excluding any fees or expenses related to extensions.

“Third-Party Lender” means an entity that originated a loan to a consumer for the purchase of a motor vehicle and sold the loan to AmeriCredit or an Originating Affiliate pursuant to an Auto Loan Purchase and Sale Agreement.

“Third-Party Lender Assignment” means, with respect to a Receivable, the executed assignment executed by a Third-Party Lender conveying such Receivable to AmeriCredit or an Originating Affiliate.

“Titled Third-Party Lender” means a Third-Party Lender that has agreed to assist AmeriCredit or any successor servicer, to the extent necessary, with any repossession or legal action in respect of Financed Vehicles with respect to which such Third-Party Lender has assigned its full interest therein to AmeriCredit or an Originating Affiliate and is listed as first lienholder or secured party on the Lien Certificate relating to such Financed Vehicle.

“Trigger Event” has the meaning assigned thereto in the Spread Account Agreement.

“Trust” means the Issuer.

“Trust Account Property” means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

“Trust Accounts” has the meaning assigned thereto in Section 5.1.

“Trust Agreement” means the Trust Agreement dated as of March 5, 2010, between the Seller and the Owner Trustee, as amended and restated as of March 25, 2010, as the same may be amended and supplemented from time to time.

“Trust Collateral Agent” means the Person acting as Trust Collateral Agent hereunder, its successors in interest and any successor Trust Collateral Agent hereunder.

“Trust Officer” means, (i) in the case of the Trust Collateral Agent, the chairman or vice-chairman of the board of directors, any managing director, the chairman or vice-chairman of the executive committee of the board of directors, the president, any vice president, assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the corporate trust office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of this Agreement or any of the Basic Documents on behalf of the Owner Trustee.

“Trust Property” means the property and proceeds conveyed pursuant to Section 2.1, together with certain monies paid on or after the Cutoff Date, the Collection Account (including all Eligible Investments therein and all proceeds therefrom), the Spread Account, the Lockbox Account, the Note Distribution Account (including all Eligible Investments therein and all proceeds therefrom) and certain other rights under this Agreement.

“Trustee” means the Person acting as Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

“UCC” means the Uniform Commercial Code as in effect in the relevant jurisdiction on the date of the Agreement.

SECTION 1.2. Other Definitional Provisions.

(a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in the Indenture, or, if not defined therein, in the Trust Agreement.

(b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

(d) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables

SECTION 2.1. Conveyance of Receivables. In consideration of the Issuer’s delivery to or upon the order of the Seller on the Closing Date of the net proceeds from the sale of the Notes and the other amounts to be distributed from time to time to the Seller in accordance with the terms of this Agreement, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse (subject to the Seller’s obligations set forth herein) and the Issuer hereby purchases, all right, title and interest of the Seller in and to the following property, whether now owned or existing or hereafter acquired or arising:

(a) the Receivables and all moneys received thereon after the Cutoff Date;

(b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(c) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(d) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(e) all rights under any Service Contracts on the related Financed Vehicles;

(f) the related Receivable Files;

(g) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(h) all of the Seller’s (i) Accounts, (ii) Chattel Paper, (iii) Documents, (iv) Instruments and (v) General Intangibles (as such terms are defined in the UCC) relating to the property described in (a) through (g); and

(i) all proceeds and investments with respect to items (a) through (h).

SECTION 2.2. [Reserved].

SECTION 2.3. Further Encumbrance of Trust Property.

(a) Immediately upon the conveyance to the Trust by the Seller of any item of the Trust Property pursuant to Section 2.1, all right, title and interest of the Seller in and to such item of Trust Property shall terminate, and all such right, title and interest shall vest in the Trust, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

(b) Immediately upon the vesting of the Trust Property in the Trust, the Trust shall have the sole right to pledge or otherwise encumber, such Trust Property. Pursuant to the Indenture, the Trust shall grant a security interest in the Trust Property (other than to the Spread Account) to the Trust Collateral Agent and pursuant to the Spread Account Agreement, the Trust shall grant a security interest in the Spread Account to the Collateral Agent, in each case securing the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Trust Property, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth herein.

(c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

(d) The Trust Collateral Agent shall, at such time as there are no Notes or Certificates outstanding and all sums due to (i) the Trustee pursuant to the Indenture, (ii) the Insurer pursuant to the Insurance Agreement and (iii) the Trust Collateral Agent pursuant to this Agreement, have been paid, release any remaining portion of the Trust Property to the Seller.

SECTION 2.4. Intention of the Parties.

The execution and delivery of this Agreement shall constitute an acknowledgment by the Seller and the Issuer that they intend that the assignment and transfer herein contemplated constitute a sale and assignment outright, and not for security, of the Receivables and Other Conveyed Property, for non-tax purposes, conveying good title thereto free and clear of any Liens, from the Seller to the Issuer, and that the Receivables and the Other Conveyed Property shall not be a part of the Seller’s estate in the event of a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, or the occurrence of another similar event, of, or with respect to the Seller. In the event that such conveyance is determined to be made as security for a loan made by the Issuer, the Noteholders or the Certificateholder to the Seller, the Seller hereby grants to the Issuer a security interest in all of the Seller’s right, title and interest in and to the following property for the benefit of the Issuer Secured Parties, whether now owned or existing or hereafter acquired or arising, and this Agreement shall constitute a security agreement under applicable law (collectively, the “Sale and Servicing Agreement Collateral”):

(i) the Receivables and all moneys received thereon after the Cutoff Date;

(ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables and any other interest of the Seller in such Financed Vehicles;

(iii) any proceeds and the right to receive proceeds with respect to the Receivables from claims on any physical damage, credit life or disability insurance policies covering Financed Vehicles or Obligors and any proceeds from the liquidation of the Receivables;

(iv) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

(v) all rights under any Service Contracts on the related Financed Vehicles;

(vi) the related Receivable Files;

(vii) all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement, and the delivery requirements, representations and warranties and the cure and repurchase obligations of AmeriCredit under the Purchase Agreement;

(viii) all of the Seller’s (a) Accounts, (b) Chattel Paper, (c) Documents, (d) Instruments and (e) General Intangibles (as such terms are defined in the UCC) relating to the property described in (i) through (vii); and

(ix) all proceeds and investments with respect to items (i) through (viii).

ARTICLE III

The Receivables

SECTION 3.1. Representations and Warranties of Seller.

The Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct on which the Issuer is deemed to have relied in acquiring the Receivables and upon which the Insurer shall be deemed to rely in issuing the Note Policy. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, but shall survive the sale, transfer and assignment of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture and shall not be waived.

SECTION 3.2. Repurchase upon Breach. (a) The Seller, the Servicer, the Backup Servicer, the Insurer, the Trust Collateral Agent or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement promptly, by notice in writing, upon the discovery of any breach of the Seller’s representations and warranties made pursuant to Section 3.1. As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller or receipt by the Seller of notice of such breach, unless such breach is cured by such date, the Seller shall have an obligation to repurchase any Receivable in which the interests of the Noteholders or the Insurer are materially and adversely affected by any such breach as of such date. The “second month” shall mean the month following the month in which discovery occurs or notice is given, and the “first month” shall mean the month in which discovery occurs or notice is given. In consideration of and simultaneously with the repurchase of the Receivable, the Seller shall remit, or cause AmeriCredit to remit, to the Collection Account the Purchase Amount in the manner specified in Section 5.6 and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. The sole remedy of the Issuer, the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables (including any Receivable that is or was a Liquidated Receivable and is required to be repurchased) pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of AmeriCredit to the Seller to repurchase such Receivables pursuant to the Purchase Agreement. Neither the Owner Trustee, the Trust Collateral Agent nor the Trustee shall have a duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section.

In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Seller, the Seller shall indemnify the Trust, the Trustee, the Backup Servicer, the Trust Collateral Agent, Collateral Agent and the officers, directors, agents and employees thereof, the Insurer, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

(b) Pursuant to Section 2.1 of this Agreement, the Seller conveyed to the Trust all of the Seller’s right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Purchase Agreement including the Seller’s rights under the Purchase Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of AmeriCredit thereunder. The Seller hereby represents and warrants to the Trust that such assignment is valid, enforceable and effective to permit the Trust to enforce such obligations of AmeriCredit under the Purchase Agreement. Any purchase by AmeriCredit pursuant to the Purchase Agreement shall be deemed a purchase by the Seller pursuant to this Section 3.2 and the definition of Purchased Receivable.

SECTION 3.3. Custody of Receivable Files.

(a) In connection with the sale, transfer and assignment of the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Trust Collateral Agent shall enter into the Custodian Agreement with the Custodian, dated as of March 25, 2010, pursuant to which the Trust Collateral Agent shall revocably appoint the Custodian, and the Custodian shall accept such appointment, to act as the agent of the Trust Collateral Agent as custodian of the following documents or instruments in its possession or control (the “Receivable Files”) which shall be delivered to the Custodian as agent of the Trust Collateral Agent on or before the Closing Date (with respect to each Receivable):

(i) The fully executed original (or with respect to “electronic chattel paper”, the authoritative copy) of the Contract; and

(ii) The Lien Certificate (when received), and otherwise such documents, if any, that AmeriCredit keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as first lienholder or secured party (including any Lien Certificate received by AmeriCredit), or, if such Lien Certificate has not yet been received, a copy of the application therefor, showing AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as secured party.

(b) If the Trust Collateral Agent is acting as the Custodian pursuant to Section 8 of the Custodian Agreement, the Trust Collateral Agent shall be deemed to have assumed the obligations of the Custodian (except for any liabilities incurred by the predecessor Custodian) specified in the Custodian Agreement until such time as a successor Custodian has been appointed. Upon payment in full of any Receivable, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such payments which are required to be deposited in the Collection Account pursuant to Section 4.1 have been so deposited) and shall request delivery of the Receivable and Receivable File to the Servicer. Upon the sale of any Receivable pursuant to Section 4.3(c) hereof, the Servicer will notify the Custodian pursuant to a certificate of an officer of the Servicer (which certificate shall include a statement to the effect that all amounts received in connection with such sale which are required to be deposited in the Collection Account pursuant to Section 4.3(c) have been so deposited) and shall request delivery of the Receivable and Receivable File to the purchaser of such Receivable. From time to time as appropriate for servicing and enforcing any Receivable, the Custodian shall, upon written request of an officer of the Servicer and delivery to the Custodian of a receipt signed by such officer, cause the original Receivable and the related Receivable File to be released to the Servicer. The Servicer’s receipt of a Receivable and/or Receivable File shall obligate the Servicer to return the original Receivable and the related Receivable File to the Custodian when its need by the Servicer has ceased unless the Receivable is repurchased as described in Section 3.2 , 4.2 or 4.7.

ARTICLE IV

Administration and Servicing of Receivables

SECTION 4.1. Duties of the Servicer and the Backup Servicer.

(a) The Servicer is hereby authorized to act as agent for the Trust and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other actions required by the Servicer under this Agreement. The Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others. In performing such duties, so long as AmeriCredit is the Servicer, it shall substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreements, accounting for collections and furnishing monthly and annual statements to the Trust Collateral Agent, the Trustee and the Insurer with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

The Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit, at the request of the Servicer, shall also administer and enforce all rights and responsibilities of the holder of the Receivables provided for in the Dealer Agreements and Auto Loan Purchase and Sale Agreements (and shall maintain possession of the Dealer Agreements and Auto Loan Purchase and Sale Agreements, to the extent it is necessary to do so), the Dealer Assignments, the Third-Party Lender Assignments and the Insurance Policies, to the extent that such Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments, Third-Party Lender Assignments and Insurance Policies relate to the Receivables, the Financed Vehicles or the Obligors. To the extent consistent with the standards, policies and procedures otherwise required hereby, the Servicer shall follow its customary standards, policies, and procedures and shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer is hereby authorized and empowered by the Trust to execute and deliver, on behalf of the Trust, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor except in accordance with the Servicer’s customary practices as reflected in the Servicing Policies and Procedures attached hereto as Schedule C.

The Servicer is hereby authorized to commence, in its own name or in the name of the Trust, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Servicer commences or participates in such a legal proceeding in its own name, the Trust shall thereupon be deemed to have automatically assigned such Receivable to the Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Servicer is authorized and empowered by the Trust to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Trust Collateral Agent and the Owner Trustee shall furnish the Servicer with any limited powers of attorney and other documents which the Servicer may reasonably request and which the Servicer deems necessary or appropriate and take any other steps which the Servicer may deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

As set forth in Section 9.3, in the event the Servicer fails to perform its obligations hereunder, the Backup Servicer shall be responsible for the Servicer’s duties in this Agreement as if it were the Servicer, provided that the Backup Servicer shall not be liable for the Servicer’s breach of its obligations.

(b) The Backup Servicer shall have the following duties: (i) prior to the Closing Date, the Backup Servicer shall have conducted an on-site visit of the Servicer’s operations in connection with this or similar Agreements, (ii) the Backup Servicer shall conduct on-site visits once every 12 months to meet with appropriate operations personnel to discuss any changes in processes and procedures that have occurred since the last visit, (iii) prior to the Closing Date, the Backup Servicer shall have completed all data-mapping, and (iv) not more than once per year, the Backup Servicer shall update or amend the data-mapping by effecting a data-map refresh upon receipt of written notice from the Servicer specifying updated or amended fields, if any, in (a) fields in the Monthly Tape or (b) fields confirmed in the original data-mapping referred to in clause (iii) above. Each on-site visit shall be at the cost of AmeriCredit.

SECTION 4.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

(a) Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Receivables, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments, the Insurance Policies and the Other Conveyed Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto, including directing the Issuer to sell the Receivables pursuant to Section 4.3(c) hereof. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

(b) The Servicer may (A) at any time agree to a modification or amendment of a Receivable in order to (i) not more than once per year, change the Obligor’s regular monthly due date to a date that shall in no event be later than 30 days after the original monthly due date of that Receivable or (ii) re-amortize the Scheduled Receivables Payments on the Receivable (x) following a partial prepayment of principal, in accordance with its customary procedures or (y) following the Obligor’s reinstatement based on local laws or (B) may direct the Issuer to sell the Receivables pursuant to Section 4.3 hereof, if the Servicer believes in good faith that such extension, modification, amendment or sale is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust.

(c) The Servicer may grant payment extensions on, or other modifications or amendments to, a receivable (in addition to those modifications permitted by Section 4.2(b) hereof), in accordance with its customary procedures if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Trust with respect to such Receivable, and is otherwise in the best interests of the Trust; provided, however, that:

(i) The aggregate period of all extensions on a Receivable shall not exceed eight months;

(ii) In no event may a Receivable be extended beyond the Collection Period immediately preceding the latest Final Scheduled Distribution Date;

(iii) The average Monthly Extension Rate for any three consecutive calendar months shall not exceed 4%; and

(iv) So long as an Insurer Default shall not have occurred and be continuing, the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and this Section 4.2(c)) without the consent of the Insurer or a Note Majority (if an Insurer Default shall have occurred and be continuing).

With respect to clause (iii) of this Section 4.2(c), in the event the average of the Monthly Extension Rates calculated with respect to three consecutive calendar months exceeds 4% (which information shall be set forth in the related Servicer’s Certificate), the Servicer shall, on the third such Accounting Date, purchase from the Trust the Receivables with respect to which payment had been extended (starting with the Receivables most recently so extended) in an aggregate Principal Balance equal to the product of (i) the difference between such average of Monthly Extension Rates and 4% and (ii) the Aggregate Principal Balance, and pay the related Purchase Amount on the related Determination Date; provided, however, that in the event the Backup Servicer shall be acting as Servicer hereunder, the foregoing sentence shall apply only in respect of Receivables as to which payments had been extended by such Backup Servicer.

(d) The Servicer shall, acting as agent for the Trust pursuant to a Lockbox Account Agreement, use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor’s bank account, to be made directly to one or more Lockbox Banks or to the post office box established by the Lockbox

Processor pursuant to the Lockbox Processing Agreement. The Servicer shall use its best efforts to notify or direct each Lockbox Bank and the Lockbox Processor to deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt, and to cause all amounts credited to the Lockbox Account on account of such payments to be transferred to the Collection Account no later than the second Business Day after receipt of such payments. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or at the request of the Controlling Party, an Eligible Deposit Account.

Prior to the Closing Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the post office box established by the Lockbox Processor pursuant to the Lockbox Processing Agreement (except in the case of Obligors that have already been making such payments to such post office box), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to such post office box for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to such post office box. If and to the extent requested by the Controlling Party, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor’s bank account, to execute a new authorization for automatic payment which in the judgment of the Controlling Party is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Trust. If at any time, the Lockbox Bank is unable to directly debit an Obligor’s bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreements, the Servicer shall remain obligated and liable to the Trust, the Trust Collateral Agent, the Insurer and Noteholders for servicing and administering the Receivables and the Other Conveyed Property in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof; provided, however, that the foregoing shall not apply to any Backup Servicer to the extent that a Lockbox Bank and the Lockbox Processor are performing their respective obligations pursuant to the terms of the Lockbox Agreements.

In the event of a termination of the Servicer, the successor Servicer shall assume all of the rights and obligations of the outgoing Servicer under the Lockbox Agreements subject to the terms hereof. In such event, the successor Servicer shall be deemed to have assumed all of the outgoing Servicer’s interest therein and to have replaced the outgoing Servicer as a party to each such Lockbox Agreement to the same extent as if such Lockbox Agreements had been assigned to the successor Servicer, except that the outgoing Servicer shall not thereby be relieved of any liability or obligations on the part of the outgoing Servicer to the Lockbox Bank or the Lockbox Processor under such Lockbox Agreements. The outgoing Servicer shall, upon request of the Trust Collateral Agent, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and the Lockbox Processor and otherwise use its best efforts to effect the orderly and efficient transfer of the Lockbox Agreements to the successor Servicer. In the event that the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) elects to change the identity of the Lockbox Bank or Lockbox Processor, the outgoing Servicer, at its expense, shall cause the Lockbox Bank or Lockbox Processor to deliver, at the direction of the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) to the Trust Collateral Agent or a successor Lockbox Bank or Lockbox Processor, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank or the Lockbox Processor (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the lockbox arrangements established by the successor.

(e) The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank as soon as practicable, but in no event later than the second Business Day after receipt thereof, and such amounts shall be deposited into the Lockbox Account and transferred from the Lockbox Account to the Collection Account in accordance with Section 4.2(d) hereof.

(f) AmeriCredit shall not cause or permit the substitution of the Financed Vehicle relating to a Receivable unless: (i) the substitution is a replacement of the Financed Vehicle originally financed under the related Receivable; (ii) the Financed Vehicle originally financed under the related Receivable was either (x) insured under an Insurance Policy as required under Section 4.4(a) at the time of a casualty loss that is treated as a total loss under such Insurance Policy, (y) deemed to be a “lemon” pursuant to applicable state law and repurchased by the related Dealer or (z) is the subject of an order by a court of competent jurisdiction directing AmeriCredit to substitute another vehicle under the related Receivable; (iii) the related Receivable is not more than 30 days delinquent; (iv) the Obligor is deemed to be in “good standing” by the Servicer and is not in breach of any requirement under the related Receivable; (v) the replacement Financed Vehicle has a book value (N.A.D.A.) at least equal to the book value (N.A.D.A.) of the Financed Vehicle that is being replaced, measured immediately before the casualty loss or replacement by the Dealer; (vi) as of the date of such substitution, the replacement Financed Vehicle’s mileage is no greater than the mileage on the Financed Vehicle that is being replaced and (vii) the substitution complies with the Substitution of Collateral Criteria; provided, however, that if the substitution is made pursuant to clause (ii)(z), above, clauses (iii) through (vi) inclusive, shall not be applicable. So long as the Note Policy is outstanding, AmeriCredit shall not cause or permit the substitution of Financed Vehicles relating to Receivables having an original aggregate Principal Balance greater than two percent (2%) of the Original Pool Balance, (the “Substitution Limit”). In the event that the Substitution Limit is exceeded for any reason, (i) AmeriCredit shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit or (ii) if AmeriCredit is not the Servicer and the Servicer has caused substitutions to be made hereunder pursuant to the circumstances described in clause (ii)(x), above, the Servicer shall, on or before the next following Accounting Date, repurchase a sufficient number of such Receivables to cause the aggregate original Principal Balances of such Receivables to be less than the Substitution Limit.

SECTION 4.3. Realization upon Receivables.

(a) In addition to the Servicer’s ability to direct the Issuer to sell Receivables pursuant to Section 4.3(c) hereof, and consistent with the standards, policies and procedures required by this Agreement, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance or if it instead elects to direct the Issuer to sell the Receivables pursuant to Section 4.3(c). The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the standard of care required by Section 4.1, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it expects, in its sole discretion, that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Trust any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

(b) If the Servicer, or if AmeriCredit is no longer the Servicer, AmeriCredit at the request of the Servicer, elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Trust to the Servicer, or to AmeriCredit at the request of the Servicer, of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer or AmeriCredit, as appropriate, may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Trust Collateral Agent, at AmeriCredit’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Seller or of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

(c) Consistent with the standards, policies and procedures required by this Agreement, the Servicer may use its best efforts to locate a third party purchaser that is not affiliated with the Servicer, the Seller or the Issuer to purchase from the Issuer any Receivable that has become more than 60 days delinquent, and shall have the right to direct the Issuer to sell any such Receivable to the third-party purchaser; provided, that no more than 20% of the number of Receivables in the pool as of the Cutoff Date may be sold by the Issuer pursuant to this Section 4.3(c) in the aggregate; provided further, that the Servicer may elect to not direct the Issuer to sell a Receivable that has become more than 60 days delinquent if in its good faith judgment the Servicer determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. In selecting Receivables to be sold to a third party purchaser pursuant to this Section 4.3(c), the Servicer shall use commercially reasonable efforts to locate purchasers for the most delinquent Receivables first. In any event, the Servicer shall not use any procedure in selecting Receivables to be sold to third party purchasers which is materially adverse to the interest of the Noteholders or the Insurer. The Issuer shall sell each Sold Receivable for the greatest market price possible; provided, however, that aggregate Sale Amounts received by the Issuer for all Receivables sold to a single third-party purchaser on a single date must be at least equal to the sum of the Minimum Sale Prices for all such Receivables. The Servicer shall remit or cause the third-party purchaser to remit all sale proceeds from the sale of Receivables to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof.

SECTION 4.4. Insurance.

(a) The Servicer shall require, in accordance with its customary servicing policies and procedures, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 27 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with its customary servicing procedures. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 27 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with its customary servicing policies and procedures. The Servicer may maintain a vendor’s single interest or other collateral protection insurance policy with respect to all Financed Vehicles (“Collateral Insurance”) which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. The Servicer shall cause itself, an Originating Affiliate or a Titled Third-Party Lender, and may cause the Trust Collateral Agent, to be named as named insured under all policies of Collateral Insurance. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

(b) The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as “Force-Placed Insurance”). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

(c) In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivables Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Trust for the Purchase Amount on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

(d) The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Trust. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Trust under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Trust Collateral Agent, at the Servicer’s expense, or the Seller, at the Seller’s expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Trust and the Owner Trustee and/or the Trust Collateral Agent for the benefit of the Noteholders.

SECTION 4.5. Maintenance of Security Interests in Vehicles.

(a) Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Trust as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Trust Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Trust as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Trust is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Trust, the Servicer hereby agrees that the designation of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as the secured party on the Lien Certificate is in its capacity as Servicer as agent of the Trust.

(b) Upon the occurrence of an Insurance Agreement Event of Default, the Insurer may (so long as an Insurer Default shall not have occurred and be continuing) instruct the Trust Collateral Agent and the Servicer to take or cause to be taken, or, if an Insurer Default shall have occurred and is continuing, upon the occurrence of a Servicer Termination Event, the Trust Collateral Agent and the Servicer shall take or cause to be taken such action as may, in the Opinion of Counsel to the Controlling Party, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Trust by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the Opinion of Counsel to the Controlling Party, be necessary or prudent.

AmeriCredit hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Insurance Agreement Event of Default, the Controlling Party may instruct the Trust Collateral Agent and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Controlling Party, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Trust, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Controlling Party, be necessary or prudent; provided, however, that if the Controlling Party requests that the title documents be amended prior to the occurrence of an Insurance Agreement Event of Default, the out-of-pocket expenses of the Servicer or the Trust Collateral Agent in connection with such action shall be reimbursed to the Servicer or the Trust Collateral Agent, as applicable, by the Controlling Party. AmeriCredit hereby appoints the Trust Collateral Agent as its attorney-in-fact to take any and all steps required to be performed by AmeriCredit pursuant to this Section 4.5(b) (it being understood that and agreed that the Trust Collateral Agent shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which AmeriCredit has paid all expenses), including execution of Lien Certificates or any other documents in the name and stead of AmeriCredit and the Trust Collateral Agent hereby accepts such appointment.

SECTION 4.6. Covenants, Representations, and Warranties of Servicer. By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Trust Collateral Agent relies in accepting the Receivables, on which the Trustee relies in authenticating the Notes and on which the Insurer relies in issuing the Note Policy.

(a) The Servicer covenants as follows:

(i) Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

(ii) No Impairment. The Servicer shall do nothing to impair the rights of the Trust or the Noteholders in the Receivables, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments, the Insurance Policies or the Other Conveyed Property except as otherwise expressly provided herein;

(iii) No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

(iv) Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Trust Collateral Agent for the benefit of the Noteholders and Insurer, the Lien imposed by the Spread Account Agreement in favor of the Collateral Agent for the benefit of the Trust Collateral Agent and Insurer, and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names AmeriCredit or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Trust Collateral Agent, for the benefit of the Noteholders and the Insurer.

(b) The Servicer represents, warrants and covenants as of the Closing Date as to itself that the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct; provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit.

SECTION 4.7. Purchase of Receivables Upon Breach of Covenant. Upon discovery by any of the Servicer, the Insurer, a Responsible Officer of the Trust Collateral Agent, the Owner Trustee, a Responsible Officer of the Backup Servicer or a Responsible Officer of the Trustee of a breach of any of the covenants set forth in Sections 1, 2 or 3 of the

Custodian Agreement or in Sections 4.5(a) or 4.6 hereof, the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of AmeriCredit as Servicer under this Section. As of the second Accounting Date following its discovery or receipt of notice of any breach of any covenant set forth in Section 3(b) of the Custodian Agreement or Sections 4.5(a) or 4.6 hereof which materially and adversely affects the interests of the Noteholders or the Insurer in any Receivable (including any Receivable that is or was a Liquidated Receivable) (or, at AmeriCredit’s election, the first Accounting Date so following) or the related Financed Vehicle, AmeriCredit shall, unless such breach shall have been cured in all material respects, purchase from the Trust the Receivable affected by such breach and, on the related Determination Date, AmeriCredit shall pay the related Purchase Amount. It is understood and agreed that the obligation of AmeriCredit to purchase any Receivable (including any Receivable that is or was a Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against AmeriCredit for such breach available to the Insurer, the Noteholders, the Owner Trustee, the Backup Servicer or the Trust Collateral Agent; provided, however, that AmeriCredit shall indemnify the Trust, the Backup Servicer, the Collateral Agent, the Insurer, the Owner Trustee, the Trust Collateral Agent, the Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. Notwithstanding anything to the contrary contained herein, AmeriCredit will not be required to repurchase Receivables due solely to the Servicer’s not having received Lien Certificates that have been properly applied for from the Registrar of Titles in the applicable states for such Receivables unless (i) such Lien Certificates shall not have been received with respect to Receivables with Principal Balances which total more than 1.0% of the Aggregate Principal Balance as of the 180th day after the Closing Date, in which case AmeriCredit shall be required to repurchase a sufficient number of such Receivables to cause the aggregate Principal Balances of the remaining Receivables for which no such Lien Certificate shall have been received to be no greater than 1.0% of the Aggregate Principal Balance as of such date or (ii) such Lien Certificates shall not have been received as of the 240th day after the Closing Date. This Section shall survive the termination of this Agreement and the earlier removal or resignation of the Trustee and/or the Trust Collateral Agent and/or the Backup Servicer.

SECTION 4.8. Total Servicing Fee; Payment of Certain Expenses by Servicer. On each Distribution Date, the Servicer shall be entitled to receive out of the Collection Account the Base Servicing Fee and any Supplemental Servicing Fee for the related Collection Period (together, the “Servicing Fee”) pursuant to Section 5.7. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to the Noteholders or the Insurer and all other fees and expenses of the Owner Trustee, the Collateral Agent, the Backup Servicer, the Trust Collateral Agent or the Trustee, except taxes levied or assessed against the Trust, and claims against the Trust in respect of indemnification, which taxes and claims in respect of indemnification against the Trust are expressly stated to be for the account of AmeriCredit). The Servicer shall be liable for the fees and expenses of the Owner Trustee, the Backup Servicer, the Trust Collateral Agent, the Trustee, the Custodian, the Collateral Agent, the Lockbox Bank (and any fees under the Lockbox Account Agreement), the Lockbox Processor (and any fees under the Lockbox Processing

Agreement) and the Independent Accountants. Notwithstanding the foregoing, if the Servicer shall not be AmeriCredit, a successor to AmeriCredit as Servicer including the Backup Servicer permitted by Section 9.3 shall not be liable for taxes levied or assessed against the Trust or claims against the Trust in respect of indemnification, or the fees and expenses referred to above.

SECTION 4.9. Preliminary Servicer’s Certificate and Servicer’s Certificate.

(a) No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency a Preliminary Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, all information necessary to enable the Trust Collateral Agent to give any notice required by Section 5.5(b) and to make the distributions required by Section 5.7(a).

(b) No later than noon Eastern time on each Determination Date, the Servicer shall deliver (facsimile delivery being acceptable) to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency a Servicer’s Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Trust Collateral Agent to make any withdrawal and deposit required by Section 5.5 and to make the distributions required by Section 5.7(a), (ii) a listing of all Purchased Receivables and Sold Receivables purchased by the Servicer or sold by the Issuer as of the related Accounting Date, identifying the Receivables so purchased by the Servicer or sold by the Issuer, (iii) all information necessary to enable the Backup Servicer to verify the items specified in Section 4.13(ii) (as set forth in the Monthly Tape delivered pursuant to Section 4.13); (iv) all information necessary to enable the Trust Collateral Agent to send the statements to Noteholders and the Insurer required by Section 5.10, and (v) all information necessary to enable the Trust Collateral Agent to reconcile the aggregate cash flows, the Collection Account for the related Collection Period and Distribution Date, including the accounting required by Section 5.10. Receivables purchased by the Servicer or by the Seller on the related Accounting Date and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer’s Certificate shall also contain the following information: (a) the Delinquency Ratio, Monthly Extension Rate, Cumulative Default Ratio and Cumulative Net Loss Ratio (as such terms are defined herein or in the Spread Account Agreement) for the related Collection Period; (b) whether any Trigger Event has occurred as of such Determination Date; (c) whether any Trigger Event that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date; and (d) whether to the knowledge of the Servicer an Insurance Agreement Event of Default has occurred.

SECTION 4.10. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a) To the extent required by Section 1123 of Regulation AB, the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before March 31 of each year (regardless of whether the Seller has ceased filing reports under the Exchange Act), beginning on March 31, 2011, an officer’s certificate signed by any Responsible Officer of the Servicer, dated as of December 31 of the previous calendar year, stating that (i) a review of the activities of the Servicer during the preceding calendar year (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under this Agreement has been made under such officer’s supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled in all material respects all its obligations under this Agreement throughout such period, or, if there has been a failure to fulfill any such obligation in any material respect, identifying each such failure known to such officer and the nature and status of such failure.

(b) The Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent and each Rating Agency, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 9.1(a). The Seller or the Servicer shall deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer, the Collateral Agent, the Servicer or the Seller (as applicable) and each Rating Agency promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer’s certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under any other clause of Section 9.1.

(c) The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 2011, a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d) To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 2011, a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e) Wells Fargo Bank, National Association acknowledges, in its capacity as Backup Servicer and Trust Collateral Agent under this Agreement and in its capacity as Indenture Trustee under the Basic Documents, that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any action reasonably requested by the Servicer to ensure compliance with the requirements of Section 4.10(d) and Section 4.11(b) hereof and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

SECTION 4.11. Annual Independent Public Accountants’ Report.

(a) The Servicer shall cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Insurer, the Backup Servicer, on or before March 31

(or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2011, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(c), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b) Each party required to deliver an assessment of compliance described in Section 4.10(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Insurer, the Backup Servicer and the Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 2011, a report, dated as of December 31 of the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 4.10(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c) The Servicer shall cause a firm of Independent Accountants, who may also render other services to the Servicer or to the Seller, (1) to deliver to the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Insurer and each Rating Agency, on or before October 31 (or 120 days after the end of the Servicer’s fiscal year, if other than June 30) of each year, beginning on October 31, 2010, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a copy of the Form 10-K filed with the United States Securities and Exchange Commission for AmeriCredit Corp., which filing includes a statement that such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) upon request of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer or the Insurer, to issue an acknowledgement to the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report pursuant to item (1) of this section and that the accounting firm is independent of the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants; and (3) to deliver to the Insurer, upon the request of the Insurer, such request not being more often than annually, a report on the application of agreed upon procedures to three randomly selected Servicer’s Certificates including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Servicer’s Certificates were found.

SECTION 4.12. Access to Certain Documentation and Information Regarding Receivables. The Servicer shall provide to representatives of the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Insurer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this

Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 4.13. Monthly Tape. No later than the second Business Day after each Distribution Date (but at least four Business Days prior to the related Insured Distribution Date), the Servicer will deliver to the Trust Collateral Agent, the Insurer and the Backup Servicer a computer tape and a diskette (or any other electronic transmission acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer) in a format acceptable to the Trust Collateral Agent, the Insurer and the Backup Servicer containing the information with respect to the Receivables as of the preceding Accounting Date necessary for preparation of the Servicer’s Certificate relating to the immediately preceding Determination Date and necessary to review the application of collections as provided in Section 5.4 (the “Monthly Tape”). The Backup Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Trust Collateral Agent and the Backup Servicer) to (i) confirm that such tape, diskette or other electronic transmission is in readable form, and (ii) calculate and confirm (A) the aggregate amount distributable as principal on the related Distribution Date to each Class of Notes, (B) the aggregate amount distributable as interest on the related Distribution Date to each Class of Notes, (C) any amounts distributable on the related Distribution Date which are to be paid with funds withdrawn from the Spread Account, (D) any payments required to be made by the Insurer under the Note Policy, (E) the outstanding principal amount of each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, (F) the Note Pool Factor for each Class of Notes after giving effect to all distributions made pursuant to clause (A), above, and (G) the aggregate Noteholders’ Principal Carryover Amount and the aggregate Noteholders’ Interest Carryover Amount on such Distribution Date after giving effect to all distributions made pursuant to clauses (A) and (B), above, respectively. The Backup Servicer shall certify to the Trustee that it has verified the Servicer’s Certificate in accordance with this Section and shall notify the Servicer and the Trustee of any discrepancies, in each case, on or before the fifth Business Day following the Distribution Date. In the event that the Backup Servicer reports any discrepancies, the Servicer and the Backup Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Distribution Date, but in the absence of a reconciliation, the Servicer’s Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Distribution Date. In the event that the Backup Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer’s Certificate by the next succeeding Distribution Date, the Servicer shall cause the Independent Accountants, at the Servicer’s expense, to audit the Servicer’s Certificate and, prior to the last day of the month after the month in which such Servicer’s Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer’s Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall, if so requested by the Controlling Party, deliver to the Backup Servicer or any successor Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables. Other than the duties specifically set forth in this Agreement, the Backup Servicer shall have no obligations hereunder, including, without limitation, to supervise, verify, monitor or administer the performance of the Servicer. The Backup Servicer shall have no liability for any actions taken or omitted by the Servicer.

ARTICLE V

Trust Accounts; Distributions;

Statements to Noteholders

SECTION 5.1. Establishment of Trust Accounts.

(a) (i) The Trust Collateral Agent, on behalf of the Noteholders and the Insurer, shall establish and maintain in its own name an Eligible Deposit Account (the “Collection Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Collection Account shall initially be established with the Trust Collateral Agent.

     (ii) The Trust Collateral Agent, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the “Note Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust Collateral Agent on behalf of the Noteholders and the Insurer. The Note Distribution Account shall initially be established with the Trust Collateral Agent.

(b) Funds on deposit in the Collection Account and the Note Distribution Account (together, the “Trust Accounts”) and the Lockbox Accounts shall be invested by the Trust Collateral Agent (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Servicer (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Trust Collateral Agent for the benefit of the Noteholders and the Insurer, as applicable. Other than as permitted by the Rating Agencies and the Insurer, funds on deposit in any Trust Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Distribution Date or, if earlier, at the close of business on the Business Day immediately preceding the following Insured Distribution Date (except that if such Eligible Investments are obligations of the institution that maintains such Trust Account or a fund for which such institution or an Affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, custodian and/or sub-custodian, then such Eligible Investment shall be permitted to mature on the Distribution Date). Funds deposited in a Trust Account on the day immediately preceding a Distribution Date or an Insured Distribution Date upon the maturity of any Eligible Investments are required to be invested overnight. All Eligible Investments will be held to maturity. Each institution at which the relevant Trust Account is maintained shall invest the funds therein as directed in writing by the Servicer in Eligible Investments.

(c) All Investment Earnings of moneys deposited in each Trust Account shall be deposited (or caused to be deposited) in the Collection Account on each Distribution Date by the Trust Collateral Agent and applied as Available Funds on such Distribution Date, and any loss resulting from such investments shall be charged to such Trust Account. The Servicer will not direct the Trust Collateral Agent to make any investment of any funds held in any of the

Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person, and, in connection with any direction to the Trust Collateral Agent to make any such investment, if requested by the Trust Collateral Agent, the Servicer shall deliver to the Trust Collateral Agent an Opinion of Counsel, acceptable to the Trust Collateral Agent, to such effect.

(d) The Trust Collateral Agent shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Trust Collateral Agent’s negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Trust Collateral Agent, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(e) If (i) the Servicer shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Trust Collateral Agent by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Trust Collateral Agent) on any Business Day; or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or received from the Trust Property are being applied as if there had not been such a declaration; then the Trust Collateral Agent shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (d) of the definition of Eligible Investments.

(f) (i) The Trust Collateral Agent shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof for the benefit of the Noteholders and the Insurer and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Trust Collateral Agent for the benefit of the Noteholders, as the case may be, and the Insurer. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trust Collateral Agent (or the Servicer on its behalf) shall within five Business Days (or such longer period as to which each Rating Agency and the Insurer may consent) establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account. In connection with the foregoing, the Servicer agrees that, in the event that any of the Trust Accounts are not accounts with the Trust Collateral Agent, the Servicer shall notify the Trust Collateral Agent in writing promptly upon any of such Trust Accounts ceasing to be an Eligible Deposit Account.

     (ii) With respect to the Trust Account Property, the Trust Collateral Agent agrees that:

(A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Trust Collateral Agent, and the Trust Collateral Agent shall have sole signature authority with respect thereto;

(B) any Trust Account Property that constitutes Physical Property shall be delivered to the Trust Collateral Agent in accordance with paragraph (a) of the definition of “Delivery” and shall be held, pending maturity or disposition, solely by the Trust Collateral Agent or a securities intermediary (as such term is defined in Section 8-102(14) of the UCC) acting solely for the Trust Collateral Agent;

(C) the “securities intermediary’s jurisdiction” for purposes of Section 8-110 of the UCC shall be the State of New York;

(D) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph;

(E) any Trust Account Property that is an “uncertificated security” or a “security entitlement” under Article 8 of the UCC and that is not governed by clause (D) above shall be delivered to the Trust Collateral Agent in accordance with paragraph (c) or (d), if applicable, of the definition of “Delivery” and shall be maintained by the Trust Collateral Agent, pending maturity or disposition, through continued registration of the Trust Collateral Agent’s (or its nominee’s) ownership of such security; and

(F) any cash that is Trust Account Property shall be considered a “financial asset” under Article 8 of the UCC.

(g) The Servicer shall have the power, revocable by the Insurer or, with the consent of the Insurer by the Trustee or by the Owner Trustee with the consent of the Trustee, to instruct the Trust Collateral Agent to make withdrawals and payments from the Trust Accounts for the purpose of permitting the Servicer and the Trust Collateral Agent to carry out its respective duties hereunder.

SECTION 5.2. [Reserved].

SECTION 5.3. Certain Reimbursements to the Servicer. The Servicer will be entitled to be reimbursed from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Distribution Date pursuant to Section 5.7(a)(i) upon certification by the Servicer of such amounts and the provision of such information to the Trust Collateral Agent and the Insurer as may be necessary in the opinion of the Insurer to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification within 12 months of such mistaken deposit, posting, or returned check. In the event that the Insurer has not received evidence satisfactory to it of the Servicer’s entitlement to reimbursement pursuant to this Section, the Insurer shall (unless an Insurer Default shall have occurred and be continuing) give the Trust Collateral Agent notice in writing to such effect, following receipt of which the Trust Collateral Agent shall not make a distribution to the Servicer in respect of such amount pursuant to Section 5.7, or if the Servicer prior thereto has been reimbursed pursuant to Section 5.7, the Trust Collateral Agent shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Distribution Date. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account with respect to a Collection Period any amounts paid by Obligors that were deposited in the Lockbox Account but that do not relate to (i) principal and interest payments due on the Receivables and (ii) any fees or expenses related to extensions due on the Receivables.

SECTION 5.4. Application of Collections. All collections for the Collection Period shall be applied by the Servicer as follows:

(a) With respect to each Receivable (other than a Purchased Receivable or a Sold Receivable), payments by or on behalf of the Obligor, (other than Supplemental Servicing Fees with respect to such Receivable, to the extent collected) shall be applied to interest and principal in accordance with the Simple Interest Method.

(b) All amounts collected that are payable to the Servicer as Supplemental Servicing Fees hereunder shall be deposited in the Collection Account and paid to the Servicer in accordance with Section 5.7(a).

SECTION 5.5. Withdrawals from Spread Account.

(a) In the event that the Preliminary Servicer’s Certificate with respect to any Determination Date shall state that there is a Deficiency Claim Amount with respect to the related Distribution Date, then the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, (1) no later than 2:00 p.m. Eastern time on the Business Day preceding such Distribution Date, a written notice (a “Deficiency Notice”) specifying the Deficiency Claim Amount for such Distribution Date and (2) no later than 12:00 noon Eastern time on the fourth Business Day immediately preceding the related Insured Distribution Date, the Note Policy Claim Amount, if any. Such Deficiency Notice shall direct the Collateral Agent to remit such Deficiency Claim Amount (to the extent of the funds available to be distributed pursuant to the Spread Account Agreement) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

(b) In the event that the Preliminary Servicer’s Certificate with respect to any Determination Date shall state that there shall be an Accelerated Payment Amount Shortfall with respect to the related Distribution Date, then no later than 2:00 p.m. Eastern time on the Business Day preceding such Distribution Date the Trust Collateral Agent shall deliver to the Collateral Agent, the Owner Trustee, the Trustee, the Insurer and the Servicer, by hand delivery or facsimile transmission, an Accelerated Payment Shortfall Notice. Such Accelerated Payment Shortfall Notice shall direct the Collateral Agent to remit such Accelerated Payment Amount Shortfall (to the extent of funds available to be distributed in the Spread Account) to the Trust Collateral Agent for deposit in the Collection Account on the related Distribution Date.

(c) The amounts distributed by the Collateral Agent to the Trust Collateral Agent pursuant to a Deficiency Notice or Accelerated Payment Shortfall Notice shall be deposited by the Trust Collateral Agent into the Collection Account pursuant to Section 5.6 for application on the related Distribution Date pursuant to Section 5.7.

SECTION 5.6. Additional Deposits.

(a) The Servicer and the Seller, as applicable, shall deposit or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Purchase Amount with respect to Purchased Receivables and the aggregate Sale Amounts with respect to Sold Receivables. On or before each Distribution Date, the Trust Collateral Agent shall remit to the Collection Account any amounts delivered to the Trust Collateral Agent by the Collateral Agent.

(b) The proceeds of any purchase or sale of the assets of the Trust described in Section 10.1 hereof shall be deposited in the Collection Account.

SECTION 5.7. Distributions

(a) On each Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Preliminary Servicer’s Certificate delivered with respect to the related Determination Date) distribute the following amounts from the Collection Account unless otherwise specified, to the extent of the sources of funds stated to be available therefor, and in the following order of priority:

(i) from the Available Funds and any Deficiency Claim Amount Deposits, to the Servicer, (1) the Base Servicing Fee for the related Collection Period, (2) any Supplemental Servicing Fees for the related Collection Period, (3) any amounts specified in Section 5.3, (4) to the extent the Servicer has not reimbursed itself in respect of such amounts pursuant to Section 5.3 and to the extent not retained by the Servicer and to pay to AmeriCredit any amounts paid by Obligors during the preceding calendar month that did not relate to (x) principal and interest payments due on the Receivables and (y) any fees or expenses related to extensions due on the Receivables, and (5) to any successor Servicer, transition fees not to exceed $200,000 (including boarding fees) in the aggregate;

(ii) from the Available Funds and any Deficiency Claim Amount Deposits, to each of the Lockbox Bank, the Lockbox Processor, the Trustee, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Owner Trustee, their respective accrued and unpaid fees, expenses and indemnities (in each case, to the extent such fees, expenses or indemnities have not been previously paid by the Servicer, and provided that such fees, expenses and indemnities shall not exceed (x) $100,000 in the aggregate in any calendar year to the Owner Trustee and (y) $200,000 in the aggregate in any calendar year to the Lockbox Banks, the Lockbox Processor, the Trust Collateral Agent, the Backup Servicer (in its capacity as either Backup Servicer or successor Servicer) and the Trustee;

(iii) from the Available Funds and any Deficiency Claim Amount Deposits, to the Note Distribution Account, the Noteholders’ Interest Distributable Amount;

(iv) from the Available Funds and any Deficiency Claim Amount Deposits (other than amounts relating to Deficiency Claim Amounts described in clause (i) of the definition thereof), to the Note Distribution Account, the Noteholders’ Principal Distributable Amount and the Noteholders’ Parity Deficit Amount;

(v) from the Available Funds and any Deficiency Claim Amount Deposits to the Insurer, the Premium and any amounts owing to the Insurer under the Insurance Agreement and not paid;

(vi) from the Available Funds to the Spread Account, an amount, if necessary, required to increase the amount therein to its then required level;

(vii) from the Available Funds and other amounts, if any, received by the Trust Collateral Agent in respect of the Accelerated Payment Amount Shortfall Deposits, to the Note Distribution Account, the Noteholders’ Accelerated Principal Amount;

(viii) from the Available Funds, any remaining Available Funds to the Collateral Agent for deposit in the Spread Account;

provided, however, that, (A) following an acceleration of the Notes pursuant to the Indenture or, (B) if an Insurer Default shall have occurred and be continuing and an Event of Default pursuant to Section 5.1(i), 5.1(ii), 5.1(v), 5.1(vi) or 5.1(vii) of the Indenture shall have occurred and be continuing, or (C) upon the receipt of Insolvency Proceeds pursuant to Section 10.1(b), amounts deposited in the Note Distribution Account (including any such Insolvency Proceeds) shall be paid to the Noteholders, pursuant to Section 5.6 of the Indenture.

(b) On each Insured Distribution Date, the Trust Collateral Agent shall (based solely on the information contained in the Servicer’s Certificate delivered with respect to the related Determination Date, unless the Insurer shall have notified the Trust Collateral Agent in writing of any errors or deficiencies with respect thereto) distribute from the Collection Account the Additional Funds Available, if any, then on deposit in the Collection Account, and in accordance with the priorities set forth in Section 5.7(a) and the Trust Collateral Agent shall deposit in the Note Distribution Account the lesser of (i) the amount received from the Insurer as proceeds of a draw on the Note Policy and (ii) any excess of the Scheduled Payments (as defined in the Note Policy) due on such Insured Distribution Date over the amount of all Available Funds, Deficiency Claim Amount Deposits and Accelerated Payment Amount Shortfall Deposits previously deposited in the Note Distribution Account with respect to the related Distribution Date, which amount shall be applied solely to the payment of amounts then due and unpaid on the Notes in accordance with the priorities set forth in Section 5.8(a) hereof or Section 5.6 of the Indenture, as applicable.

(c) In the event that the Collection Account is maintained with an institution other than the Trust Collateral Agent, the Servicer shall instruct and cause such institution to make all deposits and distributions pursuant to Sections 5.7(a) and 5.7(b) on the related Distribution Date and the related Insured Distribution Date, as applicable.

SECTION 5.8. Note Distribution Account.

(a) On each Distribution Date (based solely on the information contained in the Preliminary Servicer’s Certificate) and each Insured Distribution Date (based solely on the information in the Servicer’s Certificate) the Trust Collateral Agent shall distribute all amounts on deposit in the Note Distribution Account to Noteholders in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following amounts and in the following order of priority:

(i) accrued and unpaid interest on the Notes; provided that if there are not sufficient funds in the Note Distribution Account to pay the entire amount of accrued and unpaid interest then due on each Class of Notes, the amount in the Note Distribution Account shall be applied to the payment of such interest on each Class of Notes pro rata on the basis of the amount of accrued and unpaid interest due on each Class of Notes;

(ii) outstanding principal on the Notes, such amounts to be paid in accordance with the following priority:

(1) to the Holders of the Class A-1 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-1 Notes has been reduced to zero;

(2) to the Holders of the Class A-2 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-2 Notes has been reduced to zero; and

(3) to the Holders of the Class A-3 Notes with the total amount paid out on each Distribution Date until the outstanding principal balance of the Class A-3 Notes has been reduced to zero.

(b) On each Insured Distribution Date, the Trust Collateral Agent shall send to each Noteholder the statement provided to the Trust Collateral Agent by the Servicer pursuant to Section 5.10 hereof on such Insured Distribution Date.

(c) In the event that any withholding tax is imposed on the Trust’s payment (or allocations of income) to a Noteholder, such tax shall reduce the amount otherwise distributable to the Noteholder in accordance with this Section. The Trust Collateral Agent is hereby authorized and directed to retain from amounts otherwise distributable to the Noteholders sufficient funds for the payment of any tax attributable to the Trust (but such authorization shall not prevent the Trust Collateral Agent from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Noteholder shall be treated as cash distributed to such Noteholder at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-US Noteholder), the Trust Collateral Agent may in its sole discretion withhold such amounts in accordance with this clause (c). In the event that a Noteholder wishes to apply for a refund of any such withholding tax, the Trust Collateral Agent shall reasonably cooperate with such Noteholder in making such claim so long as such Noteholder agrees to reimburse the Trust Collateral Agent for any out-of-pocket expenses (including legal fees and expenses) incurred.

(d) Distributions required to be made to Noteholders on any Distribution Date or any Insured Distribution Date shall be made to each Noteholder of record on the preceding Record Date either by (i) wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefore, if such Noteholder shall have provided to the Note Registrar appropriate written instructions at least five Business Days prior to such Distribution Date and such Holder’s Notes in the aggregate evidence a denomination of not less than $1,000,000 or (ii) by check mailed to such Noteholder at the address of such holder appearing in the Note Register. Notwithstanding the foregoing, the final distribution in respect of any Note (whether on the Final Scheduled Distribution Date or otherwise) will be payable only upon presentation and surrender of such Note at the office or agency maintained for that purpose by the Note Registrar pursuant to Section 2.4 of the Indenture.

(e) Subject to Section 5.1 and this section, monies received by the Trust Collateral Agent hereunder need not be segregated in any manner except to the extent required by law and may be deposited under such general conditions as may be prescribed by law, and the Trust Collateral Agent shall not be liable for any interest thereon.

SECTION 5.9. [Reserved].

SECTION 5.10. Statements to Noteholders.

(a) On or prior to each Distribution Date, the Trust Collateral Agent shall provide each Noteholder of record (with a copy to the Insurer and the Rating Agencies) a statement setting forth at least the following information as to the Notes to the extent applicable:

(i) the amount of such distribution allocable to principal of each Class of Notes;

(ii) the amount of such distribution allocable to interest on or with respect to each Class of Notes;

(iii) the amount of such distribution payable out of amounts withdrawn from the Spread Account and the amount, if any, expected to be paid under the Note Policy on the related Insured Distribution Date;

(iv) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(v) the aggregate outstanding principal amount of each Class of the Notes and the Note Pool Factor for each such Class after giving effect to payments allocated to principal reported under (i) above;

(vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and/or due but unpaid with respect to such Collection Period or prior Collection Periods, as the case may be;

(vii) the Noteholders’ Interest Carryover Amount and the Noteholders’ Principal Carryover Amount, if any, and the change in those amounts from the preceding statement;

(viii) the amount of the aggregate Realized Losses, if any, for the second preceding Collection Period;

(ix) the aggregate Purchase Amounts for Receivables, if any, that were repurchased by the Servicer or the Seller in such period; and

(x) the aggregate Sale Amounts for Sold Receivables, if any, that were sold by the Issuer in such period.

Each amount set forth pursuant to paragraph (i), (ii), (iii) and (vii) above shall be expressed as a dollar amount per $1,000 of the initial principal balance of the Notes (or Class thereof).

(b) The Trust Collateral Agent will make available each month to each Noteholder the statements referred to in Section 5.10(a) above (and certain other documents, reports and information regarding the Receivables provided by the Servicer from time to time) via the Trust Collateral Agent’s internet website with the use of a password provided by the Trust Collateral Agent. The Trust Collateral Agent’s internet website will be located at www.CTSLink.com or at such other address as the Trust Collateral Agent shall notify the Noteholders from time to time. For assistance with regard to this service, Noteholders can call the Trust Collateral Agent’s Corporate Trust Office at (866) 846-4526. The Trust Collateral Agent shall have the right to change the way the statements referred to in Section 5.10(a) above are distributed in order to make such distribution more convenient and/or more accessible to the parties entitled to receive such statements so long as such statements are only provided to the then current Noteholders. The Trust Collateral Agent shall provide notification of any such change to all parties entitled to receive such statements in the manner described in Section 12.3 hereof, Section 11.4 of the Indenture or Section 11.5 of the Indenture, as appropriate.

SECTION 5.11. Optional Deposits by the Insurer. The Insurer shall at any time, and from time to time, with respect to an Insured Distribution Date, have the option (but shall not be required, except in accordance with the terms of the Note Policy) to deliver amounts to the Trust Collateral Agent for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Insured Distribution Date, or (ii) to include such amount to the extent that without such amount a draw would be required to be made on the Note Policy.

ARTICLE VI

The Note Policy

SECTION 6.1. Claims Under Note Policy.

(a) In the event that the Trust Collateral Agent has delivered a Deficiency Notice with respect to any Determination Date pursuant to Section 5.5 hereof, the Trust Collateral Agent shall on the related Draw Date determine the Note Policy Claim Amount for the related Insured Distribution Date. If the Note Policy Claim Amount for such Insured Distribution Date is greater than zero, the Trust Collateral Agent shall furnish to the Insurer no later than 12:00 noon Eastern time on the related Draw Date a completed Notice of Claim (as defined in (b) below) in the amount of the Note Policy Claim Amount. Amounts paid by the Insurer pursuant to a claim submitted under this Section shall (to the extent provided in Section 5.7(b)) be deposited by the Trust Collateral Agent into the Note Distribution Account for payment to Noteholders on the related Insured Distribution Date.

(b) Any notice delivered by the Trust Collateral Agent to the Insurer shall be in the form attached as Exhibit A to the Note Policy pursuant to subsection 6.1(a), shall specify the Note Policy Claim Amount claimed under the Note Policy and shall constitute a “Notice of Claim” under the Note Policy. In accordance with the provisions of the Note Policy, the Insurer is required to pay to the Trust Collateral Agent the Note Policy Claim Amount properly claimed thereunder by 10:00 a.m., New York time, on the later of (i) the third Business Day following receipt on a Business Day of the Notice of Claim, and (ii) the applicable Insured Distribution Date. Any payment made by the Insurer under the Note Policy shall be applied solely to the payment of the Notes, and for no other purpose.

(c) The Trust Collateral Agent shall (i) receive as attorney-in-fact of the Trustee and each Noteholder any Note Policy Claim Amount from the Insurer and (ii) deposit the same in the Note Distribution Account for distribution to Noteholders. Any and all Note Policy Claim Amounts disbursed by the Trustee or Trust Collateral Agent from claims made under the Note Policy shall not be considered payment by the Trust or from the Spread Account with respect to such Notes, and shall not discharge the obligations of the Trust with respect thereto. The Insurer shall, to the extent it makes any payment with respect to the Notes, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to the Notes by or on behalf of the Insurer, the Trustee and the Trust Collateral Agent shall assign to the Insurer all rights to the payment of interest or principal with respect to the Notes which are then due for payment to the extent of all payments made by the Insurer, and, without limiting any rights of the Insurer, the Insurer may exercise any option, vote, right, power or the like with respect to the Notes to the extent that it has made payment pursuant to the Note Policy. To evidence such subrogation, the Note Registrar shall note the Insurer’s rights as subrogee upon the register of Noteholders upon receipt from the Insurer of proof of payment by the Insurer. The foregoing subrogation shall in all cases be subject to the rights of the Noteholders to receive all Scheduled Payments (as defined in the Note Policy) in respect of the Notes.

(d) The Trustee and the Trust Collateral Agent shall keep a complete and accurate record of all funds deposited by the Trustee or the Trust Collateral Agent on behalf of the Insurer into the Collection Account with respect to the Note Policy and the allocation of such funds to payment of interest on and principal paid in respect of any Note. The Insurer shall have the right to inspect such records at reasonable times upon one Business Day’s prior notice to the Trust Collateral Agent or the Trustee.

(e) The Trustee shall be entitled to enforce on behalf of the Noteholders the obligations of the Insurer under the Note Policy. Notwithstanding any other provision of this Agreement or any Basic Document, the Noteholders are not entitled to institute proceedings directly against the Insurer.

SECTION 6.2. Preference Claims Under Note Policy.

(a) In the event that the Trustee has received a certified copy of an order of the appropriate court that any Scheduled Payment (as defined in the Note Policy) paid on a Note has been avoided in whole or in part as a preference payment under applicable bankruptcy law pursuant to a final nonappealable order of a court having competent jurisdiction, the Trustee shall so notify the Trust Collateral Agent and the Insurer, and the Trust Collateral Agent shall comply with the provisions of the Note Policy to obtain payment by the Insurer of such avoided payment. The Trustee shall, at the time it provides notice to the Insurer, notify Holders of the Notes by mail that, in the event that any Noteholder’s payment is so recoverable, such Noteholder will be entitled to payment pursuant to the terms of the Note Policy. Each of the Trust Collateral Agent and the Trustee shall furnish to the Insurer its records evidencing the payments of principal of and interest on Notes, if any, which have been made by the Trust Collateral Agent or the Trustee and subsequently recovered from Noteholders, and the dates on which such payments were made. Pursuant to the terms of the Note Policy, the Insurer will make such payment on behalf of the Noteholder to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order (as defined in the Note Policy) and not to the Trust Collateral Agent, the Trustee or any Noteholder directly (unless a Noteholder has previously paid such payment to the receiver, conservator, debtor-in-possession or trustee in bankruptcy, in which case the Insurer will make such payment to the Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to the Insurer).

(b) The Trust Collateral Agent or the Trustee shall promptly notify the Insurer of any proceeding or the institution of any action (of which a Responsible Officer of the Trust Collateral Agent has actual knowledge) seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership, rehabilitation or similar law of any distribution made with respect to the Notes (a “Note Preference Claim”). Each Noteholder, by its purchase of Notes, the Trustee and the Trust Collateral Agent hereby agree that so long as an Insurer Default shall not have occurred and be continuing, the Insurer may at any time during the continuation of any proceeding relating to a Note Preference Claim direct all matters relating to such Note Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Note Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal at the expense of the Insurer, but subject to reimbursement as provided in the Insurance Agreement. In addition, and without limitation of the foregoing, as set forth in Section 6.1(c), the Insurer shall be subrogated to, and each

Noteholder, the Trustee and the Trust Collateral Agent hereby delegate and assign, to the fullest extent permitted by law, the rights of the Trustee, the Trust Collateral Agent and each Noteholder in the conduct of any proceeding with respect to a Note Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Note Preference Claim.

SECTION 6.3. Surrender of Note Policy. The Trustee shall surrender (or cause the Trust Collateral Agent to surrender) the Note Policy to the Insurer for cancellation upon the expiration of such policy in accordance with the terms thereof.

ARTICLE VII

The Seller

SECTION 7.1. Representations of Seller. The Seller makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables and on which the Trustee, Collateral Agent, Trust Collateral Agent and Backup Servicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Schedule of Representations. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

(b) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Receivables and the Other Conveyed Property transferred to the Trust.

(c) Due Qualification. The Seller is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially and adversely affect Seller’s ability to transfer the Receivables and the Other Conveyed Property to the Trust pursuant to this Agreement, or the validity or enforceability of the Receivables and the Other Conveyed Property or to perform Seller’s obligations hereunder and under the Seller’s Basic Documents.

(d) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Seller has full power and authority to sell and assign the Receivables and the Other Conveyed Property to be sold and assigned to and deposited with the Trust by it and has duly authorized such sale and assignment to the Trust by all necessary corporate action; and the execution, delivery and performance of this Agreement and the Seller’s Basic Documents have been duly authorized by the Seller by all necessary corporate action.

(e) Valid Sale, Binding Obligations. This Agreement effects a valid sale, transfer and assignment of the Receivables and the Other Conveyed Property, enforceable against the Seller and creditors of and purchasers from the Seller; and this Agreement and the Seller’s Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

(g) No Proceedings. There are no proceedings or investigations pending or, to the Seller’s knowledge, threatened against the Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes.

(h) No Consents. The Seller is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

(i) True Sale. The Receivables are being transferred with the intention of removing them from the Seller’s estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

(j) Chief Executive Office. The chief executive office of the Seller is at 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada 89119.

(k) Investment Company Act. Neither the Seller nor the Issuer is an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act.

SECTION 7.2. Corporate Existence.

(a) During the term of this Agreement, the Seller will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

(b) During the term of this Agreement, the Seller shall observe the applicable legal requirements for the recognition of the Seller as a legal entity separate and apart from its Affiliates, including as follows:

(i) the Seller shall maintain corporate records and books of account separate from those of its Affiliates;

(ii) except as otherwise provided in this Agreement, the Seller shall not commingle its assets and funds with those of its Affiliates;

(iii) the Seller shall hold such appropriate meetings of its board of directors, or adopt resolutions pursuant to a unanimous written consent of the board of directors, as are necessary to authorize all the Seller’s corporate actions required by law to be authorized by the board of directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Seller not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

(iv) the Seller shall at all times hold itself out to the public under the Seller’s own name as a legal entity separate and distinct from its Affiliates;

(v) all transactions and dealings between the Seller and its Affiliates will be conducted on an arm’s length basis; and

(vi) the Seller shall pay from its assets all obligations and indebtedness of any kind incurred by the Seller.

SECTION 7.3. Liability of Seller; Indemnities. The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

(a) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Insurer, the Trustee, the Backup Servicer, the Collateral Agent and the Trust Collateral Agent and its officers, directors, employees and agents from and against any taxes that may at any time be asserted against any such Person with respect to the transactions or activities contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Trust Collateral Agent, the Trustee and the Insurer and except any taxes to which the Owner Trustee, the Trust Collateral Agent or the Trustee may otherwise be subject to, without regard to the transactions contemplated hereby), including any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but, in the case of the Issuer, not including any taxes asserted with respect to, federal or other income taxes arising out of distributions on the Notes) and costs and expenses in defending against the same.

(b) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Trustee, Backup Servicer, the Collateral Agent, the Insurer and the Trust Collateral Agent and the officers, directors, employees and agents thereof and the Noteholders from and against any loss, liability or expense incurred by reason of (i) the Seller’s willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement and (ii) the Seller’s or the Issuer’s violation of federal or state securities laws in connection with the offering and sale of the Notes.

(c) The Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer and the officers, directors, employees and agents thereof from and against any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Trustee, Trust Collateral Agent, Collateral Agent and Backup Servicer respectively.

Indemnification under this Section shall survive the resignation or removal of the Owner Trustee, the Trustee, the Backup Servicer, the Collateral Agent or the Trust Collateral Agent and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

SECTION 7.4. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (a) into which the Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Seller shall be a party or (c) which may succeed to the properties and assets of the Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) the Seller shall have received the written consent of the Insurer prior to entering into any such transaction, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no

Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Trustee and the Insurer an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, (iv) the Rating Agency Condition shall have been satisfied with respect to such transaction and (v) the Seller shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Trustee and the Insurer an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Trust Collateral Agent, the Owner Trustee and the Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

SECTION 7.5. Limitation on Liability of Seller and Others. The Seller and any director, officer or employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

SECTION 7.6. Ownership of the Certificates or Notes. The Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by them, shall be without voting rights for any purpose set forth in the Basic Documents and will not be entitled to the benefits of the Note Policy. The Seller shall notify the Owner Trustee, the Trustee, the Trust Collateral Agent and the Insurer with respect to any other transfer of any Certificate.

ARTICLE VIII

The Servicer and the Backup Servicer

SECTION 8.1. Representations of Servicer. The Servicer makes the following representations on which the Insurer shall be deemed to have relied in executing and delivering the Note Policy and on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Representations and Warranties. The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct, provided that such representations and warranties contained therein and herein shall not apply to any entity other than AmeriCredit;

(b) Organization and Good Standing. The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(c) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(d) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer’s Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

(e) Binding Obligation. This Agreement and the Servicer’s Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(f) No Violation. The consummation of the transactions contemplated by this Agreement and the Servicer’s Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer’s Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

(g) No Proceedings. There are no proceedings or investigations pending or, to the Servicer’s knowledge, threatened against the Servicer, before any court, regulatory body,

administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

(h) No Consents. The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 8.2. Representations of Backup Servicer. The Backup Servicer makes the following representations on which the Issuer is deemed to have relied in acquiring the Receivables. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Trust Collateral Agent pursuant to the Indenture.

(a) Organization and Good Standing. The Backup Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

(b) Due Qualification. The Backup Servicer is duly qualified to do business as a foreign corporation, is in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

(c) Power and Authority. The Backup Servicer has the power and authority to execute and deliver this Agreement and the other Basic Documents to which the Backup Servicer is a party and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the other Basic Documents to which the Backup Servicer is a party have been duly authorized by the Backup Servicer by all necessary corporate action;

(d) Binding Obligation. This Agreement and the other Basic Documents to which the Backup Servicer is a party shall constitute the legal, valid and binding obligations of the Backup Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e) No Violation. The consummation of the transactions contemplated by this Agreement and the other Basic Documents to which the Backup Servicer is a party, and the fulfillment of the terms of this Agreement and the other Basic Documents to which the Backup Servicer is a party, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Backup Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Backup Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Backup Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Backup Servicer or any of its properties;

(f) No Proceedings. There are no proceedings or investigations pending or, to the Backup Servicer’s knowledge, threatened against the Backup Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Backup Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents to which the Backup Servicer is a party, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents to which the Backup Servicer is a party, (C) seeking any determination or ruling that might materially and adversely affect the performance by the Backup Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents to which the Backup Servicer is a party or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Notes;

(g) No Consents. The Backup Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

SECTION 8.3. Liability of Servicer and Backup Servicer; Indemnities. The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer.

(b) The Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees, and the Noteholders from and against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle.

(c) The Servicer (when the Servicer is AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(d) The Servicer (when the Servicer is not AmeriCredit) shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions or activities contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Receivables and the Other Conveyed Property to the Trust or the issuance and original sale of the Notes) and costs and expenses in defending against the same.

(e) The Servicer shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any and all costs, expenses, losses, claims, damages, and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Collateral Agent, the Insurer or the Noteholders by reason of the breach of this Agreement by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(f) AmeriCredit shall indemnify, defend and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Backup Servicer, the Collateral Agent, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against any loss, liability or expense incurred by reason of the violation by Servicer or Seller of federal or state securities laws in connection with the registration or the sale of the Notes. This section shall survive the termination of this Agreement, or the earlier removal or resignation of the Trustee, the Trust Collateral Agent, the Backup Servicer or the Collateral Agent.

(g) The Backup Servicer shall defend, indemnify and hold harmless the Trust, the Trustee, the Trust Collateral Agent, the Owner Trustee, the Servicer, the Insurer, their respective officers, directors, agents and employees and the Noteholders from and against: (i) all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Backup Servicer or any Affiliate thereof of any Financed Vehicle; and (ii) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Trust, the Owner Trustee, the Trustee, the Servicer, the Insurer or the Noteholders by reason of, the breach of this Agreement by the Backup Servicer, the violation of federal or state securities laws by the Backup Servicer, the negligence, misfeasance, or bad faith of the Backup Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

(h) AmeriCredit shall indemnify the Trustee, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Collateral Agent, and the respective officers, directors, agents and employees thereof against any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Trust and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Trustee, the Owner Trustee or the Trust Collateral Agent or the Collateral Agent as a result of any such entity’s willful misconduct, bad faith or negligence.

(i) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest. Notwithstanding anything contained herein to the contrary, any indemnification payable by the Servicer to the Backup Servicer, to the extent not paid by the Servicer, shall be paid solely from the Spread Account in accordance with the terms of the Spread Account Agreement.

(j) When the Trustee, the Trust Collateral Agent, the Collateral Agent or the Backup Servicer incurs expenses after the occurrence of a Servicer Termination Event specified in Section 9.1(d) or (e) with respect to the Servicer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

SECTION 8.4. Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Backup Servicer.

(a) AmeriCredit shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to AmeriCredit’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of AmeriCredit contained in this Agreement and shall be acceptable to the Controlling Party, and, if an Insurer Default shall have occurred and be continuing, shall be an eligible servicer. Any corporation (i) into which AmeriCredit may be merged or consolidated, (ii) resulting from any merger or consolidation to which AmeriCredit shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of AmeriCredit, or (iv) succeeding to the business of AmeriCredit, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of AmeriCredit under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to AmeriCredit under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release AmeriCredit from any obligation. AmeriCredit shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Trust Collateral Agent, the Noteholders, the Insurer and each Rating Agency. Notwithstanding the foregoing, AmeriCredit shall not merge or consolidate with any other Person or permit any other Person to become a successor to AmeriCredit’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Insurance Agreement Event of Default shall have occurred and has not been waived, (y) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, Trustee, the Backup Servicer and the Collateral Agent, the Rating Agencies and the Insurer an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) AmeriCredit shall have delivered to the Owner Trustee, the Trust Collateral Agent, the Trustee, the Backup Servicer, the Collateral Agent, the Rating Agencies and the Insurer an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the Receivables and the Other Conveyed Property and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

(b) Any corporation (i) into which the Backup Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Backup Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Backup Servicer, or (iv) succeeding to the business of the Backup Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Backup Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Backup Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Backup Servicer from any obligation.

SECTION 8.5. Limitation on Liability of Servicer, Backup Servicer and Others.

(a) Neither AmeriCredit, the Backup Servicer nor any of the directors or officers or employees or agents of AmeriCredit or Backup Servicer shall be under any liability to the Trust or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect AmeriCredit, the Backup Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided, further, that this provision shall not affect any liability to indemnify the Trust Collateral Agent and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Trust Collateral Agent and the Owner Trustee, in their individual capacities. AmeriCredit, the Backup Servicer and any director, officer, employee or agent of AmeriCredit or Backup Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

(b) The Backup Servicer shall not be liable for any obligation of the Servicer contained in this Agreement or for any errors of the Servicer contained in any computer tape, certificate or other data or document delivered to the Backup Servicer hereunder or on which the Backup Servicer must rely in order to perform its obligations hereunder, and the Owner Trustee, the Trustee, the Trust Collateral Agent, the Collateral Agent, the Backup Servicer, the Seller and the Insurer and the Noteholders shall look only to the Servicer to perform such obligations. The Backup Servicer, the Trust Collateral Agent, the Collateral Agent, the Trustee, the Owner Trustee and the Custodian shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their respective duties under this Agreement if such failure or delay results from the Backup Servicer acting in accordance with information prepared or supplied by a Person other than the Backup Servicer (or contractual agents) or the failure of any such other Person to prepare or provide such information. The Backup Servicer shall have no responsibility, shall not be in default and shall incur no liability for (i) any act or failure to act of any third party (other than its contractual agents), including the Servicer or the Controlling Party, (ii) any inaccuracy or omission in a notice or communication received by the Backup Servicer from any third party (other than its contractual agents), (iii) the invalidity or unenforceability of any Receivable under applicable law, (iv) the breach or inaccuracy of any representation or warranty made with respect to any Receivable, or (v) the acts or omissions of any successor Backup Servicer.

(c) The parties expressly acknowledge and consent to Wells Fargo Bank, National Association, acting in the possible dual capacity of Backup Servicer or successor Servicer and in the capacity as Trust Collateral Agent. Wells Fargo Bank, National Association, may, in such dual or other capacity, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by Wells Fargo Bank, National Association, of express duties set forth in this Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto and the Noteholders except in the case of gross negligence and willful misconduct by Wells Fargo Bank, National Association.

SECTION 8.6. Delegation of Duties. The Servicer may delegate duties under this Agreement to an Affiliate of AmeriCredit with the prior written consent of the Insurer (unless an Insurer Default shall have occurred and be continuing) but without first obtaining the consent of any other Person. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles’ insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Insurer, the Trust Collateral Agent, the Owner Trustee or the Backup Servicer and may perform other specific duties through such sub-contractors in accordance with Servicer’s customary servicing policies and procedures, with the prior consent of the Insurer; provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. So long as no Insurer Default shall have occurred and be continuing neither AmeriCredit or any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Insurer and the Trust Collateral Agent. Notwithstanding the foregoing, AmeriCredit, as Servicer, may delegate its duties hereunder and under any other Basic Document with respect to the servicing of and collections on certain Receivables to AmeriCredit Financial Services of Canada Ltd. without first obtaining the consent of any person. No delegation or sub-contracting by the Servicer of its duties herein in the manner described in this Section 8.6 shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 8.7. Servicer and Backup Servicer Not to Resign. Subject to the provisions of Section 8.4, neither the Servicer nor the Backup Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Backup Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Backup Servicer, as the case may be, and the Insurer (so long as an Insurer Default shall not have occurred and be continuing) or a Note Majority (if an Insurer Default shall have occurred and be continuing) does not elect to waive the obligations of the Servicer or the Backup Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Backup Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Trust Collateral Agent, the Owner Trustee and the Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, the Backup Servicer or an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Servicer or, if an Insurer Default shall have occurred and be continuing, the Backup Servicer or a successor Servicer that is an eligible servicer shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Backup Servicer shall become effective until, so long as no Insurer Default shall have occurred and be continuing, an entity acceptable to the Insurer shall have assumed the responsibilities and obligations of the Backup Servicer or, if an Insurer Default shall have occurred and be continuing, a Person that is an eligible servicer shall have assumed the responsibilities and obligations of the Backup Servicer; provided, however, that (i) in the event a successor Backup Servicer is not appointed within 60 days after the Backup Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Backup Servicer may petition a court for its removal, (ii) the Backup Servicer may resign with the written consent of the Insurer, and (iii) if Wells Fargo Bank, National Association, resigns as Trustee under the Indenture it will no longer be the Backup Servicer.

ARTICLE IX

Default

SECTION 9.1. Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a “Servicer Termination Event”:

(a) Any failure by the Servicer to deliver to the Trust Collateral Agent for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Purchase Amounts) after written notice is received by the Servicer from the Trust Collateral Agent or (unless an Insurer Default shall have occurred and be continuing) the Insurer or after discovery of such failure by a Responsible Officer of the Servicer; or

(b) Failure by the Servicer to deliver to the Trust Collateral Agent and (so long as an Insurer Default shall not have occurred and be continuing) the Insurer the Servicer’s Certificate by the first Business Day prior to the Distribution Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 8.4(a); or

(c) Failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure (i) materially and adversely affects the rights of Noteholders (determined without regard to the availability of funds under the Note Policy), or of the Insurer (unless an Insurer Default shall have occurred and be continuing), and (ii) continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing by any Noteholder); or

(d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer, or of any substantial part of its property or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

(e) The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of its property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

(f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect on the Insurer, the Trust or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Trust Collateral Agent or the Insurer (or, if an Insurer Default shall have occurred and be continuing, a Noteholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

(g) So long as an Insurer Default shall not have occurred and be continuing, an Insurance Agreement Event of Default occurs or an Event of Default under any other Insurance and Indemnity Agreement relating to any other securitization sponsored by AmeriCredit, or an Affiliate of AmeriCredit, and insured by the Insurer, or an Affiliate of the Insurer, shall have occurred; or

(h) A claim is made under the Note Policy.

SECTION 9.2. Consequences of a Servicer Termination Event. If a Servicer Termination Event shall occur and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing either the Trust Collateral Agent, (to the extent it has knowledge thereof) or a Note Majority), by notice given in writing to the Servicer (and to the Trust Collateral Agent if given by the Insurer or the Noteholders) may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Other Conveyed Property or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Backup Servicer (or such other successor Servicer appointed by the Controlling Party); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and the Other Conveyed Property and related documents to show the Trust as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files,

Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Receivables and the Other Conveyed Property. If requested by the Controlling Party, the successor Servicer shall terminate the Lockbox Agreements and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Controlling Party, at the successor Servicer’s expense. The terminated Servicer shall grant the Trust Collateral Agent, the successor Servicer and the Controlling Party reasonable access to the terminated Servicer’s premises at the terminated Servicer’s expense.

SECTION 9.3. Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination pursuant to Section 9.2, or upon the resignation of the Servicer pursuant to Section 8.7; (i) the Backup Servicer (unless the Controlling Party shall have exercised its option pursuant to Section 9.3(b) to appoint an alternate successor Servicer) shall be the successor in all respects to the Servicer, in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise stated herein. The Trust Collateral Agent and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to termination under Section 9.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

(b) The Controlling Party may exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a Person other than the Person serving as Backup Servicer at the time, and (without limiting its obligations under the Note Policy) shall have no liability to the Trust Collateral Agent, AmeriCredit, the Seller, the Person then serving as Backup Servicer, any Noteholders or any other Person if it does so. Notwithstanding the above, if the Backup Servicer shall be legally unable or unwilling to act as Servicer, and an Insurer Default shall have occurred and be continuing, the Backup Servicer, the Trust Collateral Agent or a Note Majority may petition a court of competent jurisdiction to appoint any eligible servicer as the successor to the Servicer. Pending appointment pursuant to the preceding sentence, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. Subject to Section 8.7, no provision of this Agreement shall be construed as relieving the Backup Servicer of its obligation to succeed as successor Servicer upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7. If upon the termination of the Servicer pursuant to Section 9.2 or the resignation of the Servicer pursuant to Section 8.7, the Controlling Party appoints a successor Servicer other than the Backup Servicer, the Backup Servicer shall not be relieved of its duties as Backup Servicer hereunder. In the event any successor Servicer is terminated pursuant to Section 9.2 hereof, the Controlling Party may appoint an eligible servicer as successor Servicer or may petition a court of competent jurisdiction to appoint a Person that it determines is competent to perform the duties of the Servicer hereunder as successor Servicer. Pending appointment pursuant to the preceding sentence, the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment.

(c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder or such other compensation as agreed to by the Insurer in writing, if no Insurer Default has occurred and is continuing, or if an Insurer Default has occurred and is continuing, by a Note Majority, and the successor Servicer. If any successor Servicer is appointed, as a result of the Backup Servicer’s refusal (in breach of the terms of this Agreement) to act as Servicer although it is legally able to do so, the Insurer and such successor Servicer may agree on reasonable additional compensation to be paid to such successor Servicer; provided, however, it being understood and agreed that the Insurer shall give prior notice to the Backup Servicer with respect to the appointment of such successor and the payment of additional compensation, if any. If any successor Servicer is appointed for any reason other than the Backup Servicer’s refusal to act as Servicer although legally able to do so, the Insurer, so long as no Insurer Default has occurred and is continuing, or if an Insurer Default has occurred and is continuing, a Note Majority and such successor Servicer may agree on additional compensation to be paid to such successor Servicer, which additional compensation shall in no event exceed $150,000 per annum in the aggregate. The Backup Servicer shall be liable for any Servicing Fee, additional compensation or other amounts to be paid to such successor Servicer in connection with its assumption and performance of the servicing duties described herein if, and only if, such successor Servicer is appointed due to the Backup Servicer’s refusal to act as Servicer although legally able to do so, which additional compensation and other amounts shall in no event exceed $150,000 per annum in the aggregate.

(d) Notwithstanding anything contained in this Agreement to the contrary, the Backup Servicer is authorized to accept and rely on all of the accounting records (including computer records) and work of the prior Servicer relating to the Receivables (collectively, the “Predecessor Servicer Work Product”) without any audit or other examination thereof, and the Backup Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer. If any error, inaccuracy, omission or incorrect or non-standard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the Backup Servicer making or continuing any Errors (collectively, “Continuing Errors”), the Backup Servicer shall have no duty, responsibility, obligation or liability for such Continuing Errors; provided, however, that the Backup Servicer agrees to use its best efforts to prevent further Continuing Errors. In the event that the Backup Servicer becomes aware of Errors or Continuing Errors, it shall, with the prior consent of the Controlling Party use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continuing Errors and to prevent future Continuing Errors. The Backup Servicer shall be entitled to recover its costs thereby expended in accordance with Section 3.03 of the Spread Account Agreement.

SECTION 9.4. Notification to Noteholders. Upon any termination of, or appointment of a successor to, the Servicer or Backup Servicer, the Trust Collateral Agent shall give prompt written notice thereof to each Noteholder and the Insurer and to the Rating Agencies.

SECTION 9.5. Waiver of Past Defaults. So long as no Insurer Default shall have occurred and be continuing, the Insurer (or, if an Insurer Default shall have occurred and be continuing, the Note Majority) may, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement and the Basic Documents. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 9.6. Backup Servicer Termination. Prior to an appointment as successor Servicer, the Controlling Party may, in its sole discretion, with the consent of the Servicer, not to be unreasonably withheld, so long as no Servicer Termination Event shall have occurred or be continuing, (a) terminate all of the rights and obligations of the Backup Servicer under this Agreement in the event of a breach of any of the representations or warranties, covenants or obligations of the Backup Servicer contained in this Agreement or (b) with or without cause upon not less than 30 days’ notice, terminate the rights and obligations of the Backup Servicer. The terminated Backup Servicer agrees to cooperate with any successor Backup Servicer appointed by the Controlling Party in effecting the termination of the responsibilities and rights of the terminated Backup Servicer under this Agreement, including, without limitation, the delivery to the successor Backup Servicer of all documents, records and electronic information related to the Receivables in the possession of the Backup Servicer. Expenses incurred by the Backup Servicer in respect of the foregoing sentence shall be reimbursed in accordance with Section 5.7(a).

ARTICLE X

Termination

SECTION 10.1. Optional Purchase of All Receivables.

(a) Subject to Section 10.1(a) of the Indenture, on the last day of any Collection Period as of which the Pool Balance shall be less than or equal to 10% of the Original Pool Balance, the Servicer and the Seller each shall have the option to purchase the Owner Trust Estate, other than the Trust Accounts (with the consent of the Insurer if such purchase would result in a claim on the Note Policy or in any amount due to the Insurer under the Insurance Agreement remaining unpaid); provided, however, that the amount to be paid for such purchase (as set forth in the following sentence) shall be sufficient to pay the full amount of principal, and interest then due and payable on the Notes. To exercise such option, the Servicer or the Seller, as the case may be, shall deposit pursuant to Section 5.6 in the Collection Account an amount equal to the greater of (i) the amount necessary to pay the full amount of principal, premium if any, and interest then due and payable on the Notes and all amounts due and unpaid to the Insurer under the Insurance Agreement and (ii) the aggregate Purchase Amount for the Receivables (including Liquidated Receivables), plus the appraised value of any other property held by the Trust (such value to be determined by the Servicer or, if the Insurer reasonably believes or the Trust Collateral Agent has received written notice that there is a material error in the Servicer’s calculation, by an appraiser mutually agreed upon by the Servicer, the Insurer and the Trust Collateral Agent) and shall succeed to all interests in and to the Trust.

(b) Upon any sale of the assets of the Trust pursuant to Section 8.1 of the Trust Agreement, the Servicer shall instruct the Trust Collateral Agent to deposit the proceeds from such sale after all payments and reserves therefrom (including the expenses of such sale) have been made (the “Insolvency Proceeds”) in the Collection Account.

(c) Notice of any termination of the Trust shall be given by the Servicer to the Owner Trustee, the Trustee, the Backup Servicer, the Trust Collateral Agent, the Collateral Agent, the Insurer and the Rating Agencies as soon as practicable after the Servicer has received notice thereof.

(d) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Trust Collateral Agent pursuant to this Agreement.

ARTICLE XI

Administrative Duties of the Servicer

SECTION 11.1. Administrative Duties.

(a) Duties with Respect to the Indenture. The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer’s duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture, including, without limitation, pursuant to Sections 2.7, 3.5, 3.6, 3.7, 3.9, 3.10, 3.17, 5.1, 5.4, 7.3, 8.3, 9.2, 9.3, 11.1 and 11.15 of the Indenture.

(b) Duties with Respect to the Issuer.

(i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws (including any filings required pursuant to the Sarbanes-Oxley Act of 2002 or any rule or regulation promulgated thereunder), and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents, including, without limitation, pursuant to Sections 2.6 and 2.11 of the Trust Agreement. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer. The Servicer shall monitor the activities of the Issuer to ensure the Issuer’s compliance with Section 4.6 of the Trust Agreement and shall take all action necessary to ensure that the Issuer is operated in accordance with the provisions of such section.

(ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Trust Collateral Agent in the event that any withholding tax is imposed on the Issuer’s payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated by this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Trust Collateral Agent pursuant to such provision.

(iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Sections 5.1(a) and (b) of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement); provided, however, that once prepared by the Servicer, the Owner Trustee shall retain responsibility for the distribution of any necessary Schedule K-1s, as applicable, to enable the Certificateholder to prepare its federal and state income tax returns.

(iv) The Servicer shall perform the duties of the Servicer specified in Section 9.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

(v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer’s opinion, no less favorable to the Issuer in any material respect.

(c) Tax Matters. The Servicer shall prepare and file, on behalf of the Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Seller or the Servicer.

(d) Non-Ministerial Matters. With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Trustee shall not have withheld consent. For the purpose of the preceding sentence, “non-ministerial matters” shall include:

(A) the amendment of or any supplement to the Indenture;

(B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

(C) the amendment, change or modification of this Agreement or any of the Basic Documents;

(D) the appointment of successor Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Trustee of its obligations under the Indenture; and

(E) the removal of the Trustee or the Trust Collateral Agent.

(e) Exceptions. Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) sell the Trust Property pursuant to Section 5.5 of the Indenture, (3) take any other action that the Issuer directs the Servicer not to take on its behalf or (4) in connection with its duties hereunder assume any indemnification obligation of any other Person.

(f) The Backup Servicer or any successor Servicer shall not be responsible for any obligations or duties of the Servicer under this Section 11.1. Notwithstanding the foregoing or any other provision of this Agreement, AmeriCredit shall continue to perform the obligations of the Servicer under this Section 11.1.

SECTION 11.2. Records. The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer and the Insurer at any time during normal business hours.

SECTION 11.3. Additional Information to be Furnished to the Issuer. The Servicer shall furnish to the Issuer and the Insurer from time to time such additional information regarding the Collateral as the Issuer and the Insurer shall reasonably request.

ARTICLE XII

Miscellaneous Provisions

SECTION 12.1. Amendment.

(a) This Agreement may be amended from time to time by the parties hereto, with the consent of the Trustee (which consent may not be unreasonably withheld), with the written consent of the Insurer (so long as no Insurer Default has occurred and is continuing) but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement or the Insurance Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to Owner Trustee, the Insurer and the Trustee, adversely affect in any material respect the interests of any Noteholder; provided further that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interests of the Insurer; provided, however, that with respect to tax matters, such action shall not be deemed to adversely affect in any material respect the interests of any Noteholder if, for federal income tax purposes, the action does not cause the issuing entity to be treated as an association or publicly traded partnership taxable as a corporation, create a reissuance of the Notes or cause the Notes that were characterized as debt at the time of issuance to fail to qualify as debt.

This Agreement may also be amended from time to time by the parties hereto, with the prior written consent of the Insurer (so long as no Insurer Default has occurred and is continuing), the consent of the Trustee, and with the consent of the Holders of Notes evidencing not less than a majority of the outstanding principal amount of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby; provided, further, that if an Insurer Default has occurred and is continuing, such action shall not materially adversely affect the interest of the Insurer.

Promptly after the execution of any such amendment or consent, the Trust Collateral Agent shall furnish written notification of the substance of such amendment or consent to each Noteholder and the Rating Agencies.

It shall not be necessary for the consent of the Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders provided for in this Agreement) and of evidencing the authorization of any action by Noteholders shall be subject to such reasonable requirements as the Trustee or the Owner Trustee, as applicable, may prescribe.

Prior to the execution of any amendment to this Agreement, the Owner Trustee and the Trustee, the Trust Collateral Agent, the Collateral Agent and the Backup Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which shall also be delivered to the Insurer) stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 12.2(h)(1) has been delivered. The Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects the Issuer’s, the Owner Trustee’s, the Trust Collateral Agent’s, the Backup Servicer’s or the Trustee’s, as applicable, own rights, duties or immunities under this Agreement or otherwise.

(b) Notwithstanding anything to the contrary contained in Section 12.1(a) above, the provisions of this Agreement relating to (i) the Spread Account Agreement, the Spread Account, a Trigger Event or any component definition of a Trigger Event and (ii) any additional sources of funds which may be added to the Spread Account or uses of funds on deposit in the Spread Account may be amended in any respect by the Seller, the Servicer, the Insurer and the Collateral Agent (the consent of which shall not be withheld or delayed with respect to any amendment that does not adversely affect the Collateral Agent) without the consent of, or notice to, the Noteholders.

SECTION 12.2. Protection of Title to Trust.

(a) The Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Trust Collateral Agent in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Insurer, the Owner Trustee and the Trust Collateral Agent file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Insurer, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least five days’ prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Seller or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Insurer, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

(c) Each of the Seller and the Servicer shall have an obligation to give the Insurer, the Owner Trustee, the Trust Collateral Agent, the Backup Servicer and the Trustee at least 60 days’ prior written notice of any relocation of its principal executive office or jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Servicer shall at all times maintain (i) each office from which it shall service Receivables within the United States of America or Canada, and (ii) its principal executive office within the United States of America.

(d) The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

(e) The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Trust in such Receivable and that such Receivable is owned by the Trust. Indication of the Trust’s interest in a Receivable shall be deleted from or modified on the Servicer’s computer systems when, and only when, the related Receivable shall have been paid in full or repurchased or sold pursuant to this Agreement.

(f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Trust.

(g) Upon request, the Servicer shall furnish to the Insurer, the Owner Trustee, the Backup Servicer or to the Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer’s Certificates furnished before such request indicating removal of Receivables from the Trust.

(h) The Servicer shall deliver to the Insurer, the Backup Servicer, the Owner Trustee and the Trustee:

(1) promptly after the execution and delivery of the Agreement and, if required pursuant to Section 12.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Insurer, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

(2) within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cutoff Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Trust Collateral Agent in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

SECTION 12.3. Notices. All demands, notices and communications upon or to the Seller, the Servicer, the Owner Trustee, the Trustee, the Collateral Agent, the Backup Servicer, the Trust Collateral Agent, the Insurer or the Rating Agencies under this Agreement shall be in writing, personally delivered, electronically delivered, mailed by certified mail, return receipt requested, federal express or similar overnight courier service, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller to AFS SenSub Corp., 2265 B Renaissance Drive, Suite 17, Las Vegas, Nevada, 89119, Attention: Chief Financial Officer, (b) in the case of the Servicer to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration (d) in the case of the Trustee, the Collateral Agent, the Backup Servicer or the Trust Collateral Agent, Wells Fargo Bank, National Association Sixth Street and Marquette Avenue, MAC N9311-161, Minneapolis, Minnesota 55479, Attention: Corporate Trust Office, (e) in the case of the Insurer, to Assured Guaranty Corp., 31 West 52nd Street, New York, New York 10019; Attention: Senior Vice President, Surveillance (in each case in which notice or other communication to the Insurer refers to a Servicer Termination Event, a claim on the Note Policy, a Deficiency Notice pursuant to Section 5.5 of this Agreement or with respect to which failure on the part of the Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the General Counsel of Assured Guaranty and, in all cases, any original and each copy shall be marked to indicate “URGENT MATERIAL ENCLOSED”); (f) in the case of Moody’s, to Moody’s Investors Service, Inc., ABS Monitoring Department, 7 World Trade Center at 250 Greenwich Street, Asset Finance Group— 24th Floor, New York, New York 10007; and (g) in the case of Standard & Poor’s, via electronic delivery to Servicer_reports@sandp.com, or, for any information not available in electronic format, to Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, 55 Water Street, 41st Floor, New York, New York 10041-0003, Attention: ABS Surveillance Group. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

SECTION 12.4. Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.4 and 8.4 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Trust Collateral Agent, the Backup Servicer, the Trustee and the Insurer (or if an Insurer Default shall have occurred and be continuing the Holders of Notes evidencing not less than 66-2/3% of the principal amount of the outstanding Notes).

SECTION 12.5. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the parties hereto, and of the Trustee, the Insurer and the Noteholders, as third-party beneficiaries. The Insurer and each of its successors and assigns shall be a third-party beneficiary to the provisions of this Agreement, and shall be entitled to rely upon and directly enforce such provisions of this Agreement so long as no Insurer Default shall have occurred and be continuing; provided, however, that any right or benefit expressly granted to the Insurer under this Agreement shall survive and the Insurer shall remain a third-party beneficiary hereunder to enforce such right or obtain such benefit, notwithstanding the occurrence and continuance of an Insurer Default, unless such right or benefit is expressly conditioned upon no Insurer Default having occurred and be continuing. Except as expressly stated otherwise herein, any right of the Insurer to direct, appoint, consent to, approve of, or take any action under this Agreement, shall be a right exercised by the Insurer in its sole and absolute discretion. The Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Note Policy) upon delivery of a written notice to the Owner Trustee. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

SECTION 12.6. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 12.7. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 12.8. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 12.9. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE, GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 12.10. Assignment to Trust Collateral Agent. The Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Trust Collateral Agent pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables listed in Schedule A hereto and/or the assignment of any or all of the Issuer’s rights and obligations hereunder to the Trust Collateral Agent.

SECTION 12.11. Nonpetition Covenants. (a) Notwithstanding any prior termination of this Agreement, the Servicer and the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

(b) Notwithstanding any prior termination of this Agreement, the Servicer shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Seller, acquiesce to, petition or otherwise invoke or cause the Seller to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Seller or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller.

SECTION 12.12. Limitation of Liability of Owner Trustee and Trust Collateral Agent.

(a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Wilmington Trust Company in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

(b) Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Wells Fargo Bank, National Association, not in its individual capacity but solely as Trust Collateral Agent and Backup Servicer and in no event shall Wells Fargo Bank, National Association, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

(c) In no event shall Wells Fargo Bank, National Association, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

SECTION 12.13. Independence of the Servicer. For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Trust Collateral Agent and the Backup Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

SECTION 12.14. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

SECTION 12.15. State Business Licenses. The Servicer or the Certificateholder shall prepare and instruct the Trust to file each state business license (and any renewal thereof) required to be filed under applicable state law without further consent or instruction from the Instructing Party (as defined in the Trust Agreement), including a Sales Finance Company Application (and any renewal thereof) with the Pennsylvania Department of Banking, Licensing Division, and a Financial Regulation Application (and any renewal thereof) with the Maryland Department of Labor, Licensing and Regulation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2010-A

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Bethany J. Taylor
Name: Bethany J. Taylor
Title: Financial Services Officer

AFS SENSUB CORP., Seller,

By:	/s/ Sheli D. Fitzgerald
Name: Sheli D. Fitzgerald
Title: Vice President, Structured Finance

AMERICREDIT FINANCIAL SERVICES, INC., Servicer,

By:	/s/ Susan B. Sheffield
Name: Susan B. Sheffield
Title: Executive Vice President, Structured Finance

[Sale and Servicing Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Backup Servicer

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

Acknowledged and accepted by

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Trust Collateral Agent

By:	/s/ Marianna C. Stershic
Name: Marianna C. Stershic
Title: Vice President

[Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

Sch-A-1

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
421852211	424878353	442224408	443027479	443035746	443043054	443050422	443057757	443065198	443072509	443079835	443087127	443094461	443101787	443109095	443116314	443123542	443130786	443137997	443145255
422078311	424879286	442228185	443027487	443035753	443043062	443050430	443057765	443065206	443072517	443079843	443087135	443094479	443101795	443109103	443116322	443123559	443130794	443138003	443145263
422126540	424882256	442228334	443027495	443035761	443043070	443050448	443057781	443065214	443072525	443079850	443087143	443094487	443101803	443109111	443116330	443123567	443130802	443138011	443145271
422178723	424882868	442228680	443027529	443035779	443043088	443050455	443057799	443065222	443072533	443079868	443087150	443094495	443101811	443109129	443116348	443123575	443130810	443138029	443145289
422232694	424883312	442229191	443027545	443035787	443043096	443050463	443057807	443065230	443072541	443079876	443087168	443094503	443101829	443109137	443116355	443123583	443130828	443138037	443145297
422245704	424885317	442229308	443027552	443035795	443043104	443050471	443057815	443065248	443072558	443079884	443087176	443094511	443101837	443109145	443116363	443123591	443130836	443138052	443145305
422344366	424885523	442230793	443027586	443035803	443043112	443050489	443057823	443065255	443072566	443079892	443087184	443094529	443101845	443109152	443116371	443123609	443130844	443138060	443145313
422357855	424886216	442232112	443027594	443035811	443043120	443050497	443057831	443065263	443072582	443079900	443087192	443094537	443101852	443109160	443116389	443123617	443130851	443138078	443145321
422358424	424886307	442232153	443027602	443035829	443043138	443050505	443057849	443065271	443072590	443079918	443087200	443094545	443101860	443109178	443116397	443123625	443130869	443138086	443145339
422416354	424887487	442232740	443027628	443035837	443043146	443050513	443057856	443065289	443072608	443079926	443087218	443094552	443101878	443109186	443116405	443123633	443130877	443138094	443145347
422544031	424887602	442233029	443027636	443035845	443043153	443050521	443057864	443065305	443072616	443079934	443087226	443094560	443101886	443109194	443116413	443123641	443130885	443138102	443145354
422561852	424887933	442235594	443027644	443035852	443043161	443050539	443057872	443065313	443072624	443079942	443087234	443094578	443101894	443109202	443116421	443123658	443130893	443138110	443145362
422581777	424888857	442235925	443027651	443035860	443043179	443050547	443057880	443065321	443072632	443079959	443087242	443094586	443101902	443109210	443116439	443123666	443130901	443138128	443145370
422590661	424889343	442235958	443027669	443035878	443043187	443050554	443057898	443065339	443072640	443079967	443087259	443094594	443101910	443109228	443116447	443123674	443130919	443138136	443145388
422679829	424891265	442237327	443027677	443035886	443043195	443050562	443057906	443065347	443072657	443079975	443087267	443094602	443101928	443109236	443116454	443123682	443130927	443138144	443145396
422706374	424891455	442237418	443027685	443035894	443043203	443050570	443057914	443065354	443072665	443079983	443087275	443094610	443101936	443109244	443116462	443123690	443130935	443138151	443145404
422775197	424894525	442242426	443027693	443035902	443043211	443050588	443057922	443065362	443072673	443079991	443087291	443094628	443101944	443109251	443116470	443123708	443130943	443138169	443145412
422784132	424895704	442244224	443027719	443035910	443043229	443050596	443057930	443065370	443072681	443080007	443087309	443094644	443101951	443109269	443116488	443123716	443130950	443138177	443145420
422851998	424897502	442245627	443027727	443035928	443043237	443050604	443057948	443065388	443072699	443080015	443087317	443094651	443101969	443109277	443116496	443123724	443130968	443138185	443145438
422855080	424898195	442245650	443027750	443035936	443043245	443050612	443057955	443065396	443072707	443080023	443087325	443094669	443101977	443109285	443116504	443123732	443130976	443138193	443145446
422868398	424899300	442246211	443027768	443035944	443043252	443050620	443057963	443065404	443072715	443080031	443087333	443094677	443101985	443109293	443116512	443123740	443130984	443138201	443145453
423008010	424907202	442247565	443027776	443035951	443043278	443050638	443057971	443065412	443072723	443080049	443087341	443094685	443101993	443109301	443116520	443123757	443130992	443138219	443145461
423071539	424907525	442249439	443027792	443035969	443043286	443050646	443057989	443065420	443072731	443080056	443087358	443094693	443102009	443109319	443116538	443123765	443131008	443138227	443145479
423081256	424908291	442249801	443027818	443035977	443043294	443050653	443057997	443065438	443072749	443080064	443087366	443094701	443102017	443109327	443116546	443123773	443131016	443138235	443145487
423082098	424911287	442252292	443027826	443035985	443043302	443050679	443058003	443065446	443072756	443080072	443087374	443094719	443102025	443109335	443116553	443123781	443131024	443138243	443145495
423141993	424911477	442252565	443027834	443035993	443043310	443050687	443058011	443065453	443072764	443080080	443087382	443094727	443102041	443109343	443116561	443123799	443131032	443138250	443145503
423166388	424912129	442256806	443027842	443036009	443043328	443050695	443058029	443065461	443072772	443080098	443087390	443094735	443102058	443109350	443116579	443123807	443131040	443138268	443145511
423173202	424912137	442257051	443027867	443036017	443043336	443050703	443058045	443065479	443072780	443080106	443087408	443094743	443102066	443109368	443116587	443123815	443131057	443138276	443145529
423197896	424912558	442261608	443027891	443036025	443043344	443050711	443058052	443065487	443072798	443080114	443087416	443094750	443102074	443109376	443116595	443123823	443131065	443138284	443145537
423206069	424912574	442262952	443027909	443036033	443043351	443050729	443058060	443065495	443072806	443080122	443087424	443094768	443102108	443109384	443116603	443123831	443131073	443138292	443145545
423247592	424913507	442263091	443027917	443036041	443043369	443050737	443058078	443065503	443072814	443080130	443087432	443094776	443102116	443109392	443116611	443123849	443131081	443138300	443145552
423296516	424913531	442266698	443027925	443036058	443043377	443050745	443058086	443065511	443072822	443080148	443087457	443094784	443102132	443109400	443116629	443123856	443131099	443138318	443145560
423297886	424915270	442267514	443027933	443036066	443043385	443050752	443058094	443065529	443072830	443080155	443087465	443094792	443102140	443109418	443116637	443123864	443131107	443138326	443145578
423339407	424916104	442267753	443027941	443036074	443043393	443050760	443058102	443065537	443072848	443080163	443087473	443094800	443102157	443109426	443116645	443123872	443131115	443138334	443145586
423367440	424916187	442267886	443027958	443036082	443043401	443050778	443058110	443065552	443072855	443080171	443087481	443094818	443102165	443109434	443116652	443123880	443131123	443138342	443145594
423385004	424917284	442271268	443027966	443036090	443043419	443050786	443058128	443065560	443072863	443080189	443087499	443094826	443102173	443109442	443116660	443123898	443131131	443138359	443145602
423412030	424917979	442271581	443027974	443036108	443043427	443050794	443058136	443065578	443072871	443080197	443087507	443094834	443102181	443109459	443116678	443123906	443131149	443138367	443145610
423428697	424918290	442271847	443027982	443036116	443043435	443050802	443058144	443065586	443072889	443080205	443087515	443094842	443102199	443109467	443116686	443123914	443131156	443138375	443145628
423506021	424918555	442274452	443027990	443036124	443043443	443050810	443058151	443065594	443072897	443080213	443087523	443094859	443102207	443109475	443116694	443123922	443131164	443138383	443145636
423511252	424921583	442274767	443028006	443036132	443043450	443050828	443058169	443065602	443072905	443080221	443087531	443094867	443102215	443109483	443116702	443123930	443131172	443138391	443145644
423556877	424925915	442277117	443028014	443036140	443043468	443050836	443058177	443065610	443072913	443080239	443087549	443094875	443102223	443109491	443116710	443123948	443131180	443138409	443145651
423565357	424925949	442278271	443028030	443036157	443043476	443050844	443058185	443065628	443072921	443080247	443087556	443094883	443102231	443109509	443116728	443123955	443131198	443138417	443145669
423611284	424926681	442280020	443028055	443036165	443043484	443050851	443058193	443065636	443072939	443080254	443087564	443094891	443102249	443109517	443116736	443123963	443131206	443138425	443145677
423708577	424927630	442282034	443028063	443036173	443043492	443050869	443058201	443065644	443072947	443080262	443087572	443094909	443102256	443109525	443116744	443123971	443131214	443138433	443145685
423715754	424927663	442283297	443028089	443036181	443043500	443050877	443058219	443065651	443072954	443080270	443087580	443094917	443102264	443109533	443116751	443123989	443131222	443138441	443145693
423716489	424927713	442283867	443028097	443036199	443043518	443050885	443058227	443065669	443072962	443080288	443087598	443094925	443102272	443109541	443116769	443123997	443131230	443138458	443145701
423728203	424929537	442284964	443028105	443036207	443043526	443050893	443058235	443065677	443072970	443080296	443087606	443094933	443102280	443109558	443116777	443124003	443131248	443138466	443145719
423747369	424929685	442288270	443028113	443036215	443043534	443050901	443058243	443065685	443072988	443080304	443087614	443094941	443102298	443109566	443116785	443124011	443131255	443138474	443145727
423756295	424929750	442288767	443028121	443036223	443043542	443050919	443058250	443065693	443072996	443080312	443087622	443094958	443102306	443109574	443116793	443124029	443131271	443138482	443145735
423784636	424930287	442289468	443028139	443036231	443043559	443050927	443058268	443065701	443073002	443080320	443087630	443094966	443102314	443109582	443116801	443124037	443131289	443138490	443145743
423791219	424930584	442289542	443028162	443036249	443043567	443050935	443058276	443065719	443073010	443080338	443087648	443094974	443102322	443109590	443116819	443124045	443131297	443138508	443145750
423792837	424931301	442289583	443028170	443036256	443043575	443050943	443058284	443065727	443073028	443080346	443087655	443094982	443102330	443109608	443116827	443124052	443131305	443138516	443145768
423817113	424931467	442289872	443028188	443036264	443043583	443050950	443058292	443065735	443073036	443080361	443087663	443094990	443102348	443109616	443116835	443124060	443131313	443138524	443145776
423820422	424932713	442289971	443028196	443036272	443043591	443050968	443058300	443065743	443073044	443080379	443087671	443095005	443102355	443109624	443116843	443124078	443131321	443138532	443145784
423821594	424933315	442291357	443028204	443036280	443043609	443050976	443058318	443065750	443073051	443080387	443087697	443095013	443102363	443109632	443116850	443124086	443131339	443138540	443145792
423830868	424933794	442292603	443028212	443036298	443043617	443050984	443058326	443065768	443073069	443080395	443087705	443095021	443102371	443109640	443116868	443124094	443131347	443138557	443145800
423832609	424934610	442293015	443028220	443036306	443043625	443050992	443058334	443065776	443073077	443080403	443087713	443095039	443102389	443109657	443116876	443124102	443131354	443138565	443145818
423868728	424935070	442293627	443028238	443036314	443043633	443051008	443058342	443065784	443073085	443080411	443087721	443095047	443102397	443109665	443116884	443124110	443131362	443138573	443145826
423892330	424936250	442294013	443028246	443036322	443043641	443051016	443058359	443065792	443073093	443080429	443087739	443095054	443102405	443109673	443116892	443124128	443131370	443138581	443145834
423900968	424937043	442297966	443028253	443036330	443043658	443051024	443058367	443065800	443073101	443080437	443087747	443095062	443102413	443109681	443116900	443124136	443131388	443138599	443145842
423943448	424938645	442299160	443028279	443036348	443043666	443051032	443058375	443065818	443073127	443080445	443087754	443095070	443102421	443109699	443116918	443124144	443131396	443138607	443145859
423971167	424939148	442300125	443028287	443036355	443043674	443051040	443058383	443065826	443073135	443080452	443087762	443095088	443102439	443109707	443116934	443124151	443131404	443138615	443145867
423974260	424940088	442301891	443028295	443036363	443043682	443051057	443058391	443065834	443073143	443080460	443087770	443095096	443102447	443109715	443116942	443124169	443131412	443138623	443145875
423978899	424943256	442306643	443028303	443036371	443043690	443051065	443058409	443065842	443073150	443080478	443087788	443095104	443102454	443109723	443116959	443124177	443131420	443138631	443145883
423987320	424943611	442307047	443028311	443036389	443043708	443051073	443058417	443065859	443073176	443080486	443087796	443095112	443102462	443109731	443116967	443124185	443131438	443138649	443145891
423997543	424944023	442307963	443028329	443036397	443043716	443051081	443058425	443065867	443073184	443080494	443087804	443095120	443102470	443109749	443116975	443124193	443131446	443138656	443145909
423998681	424946051	442308409	443028337	443036405	443043724	443051099	443058433	443065875	443073192	443080502	443087812	443095138	443102488	443109756	443116983	443124201	443131453	443138664	443145917
424027274	424947786	442309837	443028345	443036413	443043732	443051107	443058441	443065883	443073200	443080510	443087820	443095146	443102496	443109764	443116991	443124219	443131461	443138672	443145925
424039212	424948743	442310538	443028352	443036421	443043740	443051115	443058458	443065891	443073218	443080528	443087838	443095153	443102504	443109772	443117007	443124227	443131479	443138680	443145933
424051993	424948750	442311494	443028360	443036447	443043757	443051131	443058466	443065909	443073226	443080536	443087846	443095161	443102512	443109780	443117015	443124235	443131487	443138698	443145941
424058766	424948933	442311585	443028378	443036454	443043765	443051149	443058474	443065917	443073234	443080544	443087853	443095179	443102520	443109798	443117023	443124243	443131495	443138706	443145958
424072130	424950178	442312138	443028386	443036462	443043773	443051156	443058482	443065925	443073242	443080551	443087861	443095187	443102538	443109806	443117031	443124250	443131503	443138714	443145966
424074383	424951358	442313201	443028394	443036470	443043781	443051164	443058490	443065933	443073259	443080569	443087879	443095195	443102546	443109814	443117049	443124268	443131511	443138722	443145974

2010-A Final Cut Legal Schedule of Receivables

Sch-A-2

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424109114	424951457	442315230	443028410	443036488	443043799	443051172	443058508	443065941	443073267	443080577	443087887	443095203	443102553	443109822	443117056	443124276	443131529	443138730	443145982
424112308	424951564	442316329	443028444	443036496	443043807	443051180	443058516	443065958	443073275	443080585	443087895	443095211	443102561	443109830	443117064	443124284	443131537	443138748	443145990
424124931	424952620	442317517	443028451	443036504	443043815	443051198	443058524	443065966	443073283	443080593	443087903	443095229	443102579	443109848	443117072	443124292	443131545	443138755	443146006
424138410	424953545	442319059	443028469	443036512	443043823	443051206	443058532	443065974	443073291	443080601	443087911	443095237	443102587	443109855	443117080	443124300	443131552	443138763	443146014
424141653	424953982	442319695	443028477	443036520	443043831	443051214	443058540	443065982	443073309	443080619	443087929	443095245	443102595	443109863	443117098	443124318	443131560	443138771	443146022
424141893	424954972	442321931	443028501	443036538	443043849	443051222	443058557	443065990	443073317	443080627	443087937	443095252	443102603	443109871	443117106	443124326	443131578	443138789	443146030
424144244	424958973	442322400	443028519	443036546	443043856	443051230	443058565	443066006	443073325	443080635	443087945	443095260	443102611	443109889	443117114	443124334	443131586	443138797	443146048
424145605	424959914	442322574	443028527	443036553	443043864	443051248	443058573	443066014	443073333	443080643	443087952	443095278	443102629	443109897	443117122	443124342	443131594	443138805	443146055
424147254	424960425	442323200	443028535	443036561	443043872	443051255	443058581	443066022	443073341	443080650	443087960	443095286	443102637	443109905	443117130	443124359	443131602	443138813	443146063
424147783	424960953	442323739	443028543	443036579	443043880	443051263	443058599	443066030	443073358	443080668	443087978	443095294	443102645	443109913	443117148	443124375	443131610	443138821	443146071
424150860	424962082	442323986	443028550	443036595	443043898	443051271	443058607	443066048	443073366	443080676	443087986	443095302	443102652	443109921	443117155	443124383	443131628	443138839	443146089
424154862	424962587	442324513	443028568	443036603	443043906	443051289	443058615	443066055	443073374	443080684	443087994	443095310	443102660	443109939	443117163	443124391	443131636	443138847	443146097
424155893	424963676	442325221	443028576	443036611	443043914	443051297	443058623	443066063	443073390	443080692	443088000	443095328	443102678	443109947	443117171	443124409	443131644	443138854	443146105
424157766	424964278	442325296	443028584	443036629	443043922	443051305	443058631	443066071	443073408	443080700	443088018	443095336	443102686	443109954	443117189	443124417	443131651	443138862	443146113
424158020	424964344	442325551	443028592	443036637	443043930	443051313	443058649	443066089	443073416	443080718	443088034	443095344	443102694	443109962	443117197	443124425	443131669	443138870	443146121
424158723	424966059	442327862	443028600	443036645	443043948	443051321	443058656	443066097	443073424	443080726	443088042	443095351	443102702	443109970	443117205	443124433	443131677	443138888	443146139
424159176	424966422	442328241	443028618	443036652	443043955	443051339	443058664	443066105	443073432	443080734	443088059	443095369	443102710	443109988	443117213	443124441	443131685	443138896	443146147
424160497	424967974	442329306	443028626	443036660	443043963	443051347	443058672	443066113	443073440	443080742	443088067	443095377	443102728	443109996	443117221	443124458	443131693	443138904	443146154
424162279	424968014	442329330	443028659	443036678	443043971	443051354	443058680	443066121	443073457	443080759	443088075	443095385	443102736	443110002	443117239	443124466	443131701	443138912	443146162
424164770	424968113	442329728	443028667	443036686	443043989	443051362	443058698	443066139	443073465	443080767	443088083	443095393	443102744	443110010	443117247	443124474	443131719	443138920	443146170
424168565	424968840	442330114	443028675	443036694	443043997	443051370	443058706	443066147	443073473	443080775	443088091	443095401	443102769	443110028	443117254	443124482	443131727	443138938	443146188
424171775	424970556	442332417	443028709	443036702	443044003	443051388	443058714	443066154	443073481	443080783	443088109	443095419	443102777	443110036	443117262	443124490	443131735	443138946	443146196
424174209	424971877	442333894	443028725	443036710	443044011	443051396	443058722	443066162	443073499	443080791	443088117	443095427	443102785	443110044	443117270	443124508	443131743	443138953	443146204
424177715	424971885	442335709	443028733	443036728	443044029	443051404	443058748	443066170	443073507	443080809	443088125	443095435	443102793	443110051	443117288	443124516	443131750	443138961	443146212
424179596	424972099	442336921	443028741	443036736	443044037	443051412	443058755	443066188	443073515	443080817	443088133	443095443	443102801	443110069	443117296	443124524	443131768	443138979	443146220
424180271	424974087	442336962	443028766	443036744	443044045	443051420	443058763	443066196	443073523	443080825	443088141	443095450	443102819	443110077	443117304	443124532	443131776	443138987	443146238
424180958	424975449	442337887	443028774	443036751	443044052	443051446	443058771	443066204	443073531	443080833	443088158	443095468	443102827	443110085	443117312	443124540	443131784	443138995	443146246
424182491	424975480	442338281	443028782	443036769	443044060	443051453	443058789	443066212	443073549	443080841	443088166	443095476	443102835	443110093	443117320	443124557	443131792	443139001	443146253
424183002	424975845	442339842	443028808	443036777	443044078	443051461	443058797	443066220	443073556	443080858	443088174	443095484	443102843	443110101	443117338	443124565	443131800	443139019	443146261
424184893	424976959	442340410	443028816	443036785	443044086	443051479	443058805	443066238	443073564	443080866	443088182	443095492	443102868	443110119	443117346	443124573	443131818	443139027	443146279
424185429	424977916	442340535	443028824	443036793	443044094	443051487	443058813	443066246	443073572	443080874	443088190	443095500	443102876	443110127	443117353	443124581	443131826	443139035	443146287
424185916	424979086	442340642	443028832	443036801	443044102	443051495	443058821	443066253	443073580	443080882	443088208	443095518	443102884	443110135	443117361	443124599	443131834	443139043	443146295
424187995	424979128	442341178	443028865	443036819	443044110	443051503	443058839	443066261	443073598	443080890	443088216	443095526	443102892	443110143	443117379	443124607	443131842	443139050	443146303
424190254	424980233	442346433	443028873	443036827	443044128	443051511	443058847	443066279	443073606	443080908	443088224	443095534	443102900	443110150	443117387	443124615	443131859	443139068	443146329
424191435	424980530	442347365	443028881	443036835	443044136	443051529	443058854	443066287	443073614	443080916	443088232	443095542	443102918	443110168	443117403	443124623	443131867	443139076	443146337
424191591	424980795	442349395	443028899	443036843	443044144	443051537	443058870	443066295	443073622	443080924	443088257	443095559	443102926	443110176	443117411	443124631	443131875	443139084	443146345
424191757	424982197	442350575	443028915	443036850	443044151	443051545	443058888	443066303	443073630	443080932	443088265	443095567	443102934	443110184	443117429	443124649	443131883	443139092	443146352
424192821	424982866	442351771	443028923	443036868	443044169	443051552	443058896	443066311	443073648	443080940	443088273	443095575	443102942	443110192	443117437	443124656	443131891	443139100	443146360
424194009	424982890	442352456	443028931	443036876	443044177	443051560	443058904	443066329	443073655	443080957	443088281	443095583	443102959	443110200	443117445	443124664	443131909	443139118	443146378
424194215	424984706	442354999	443028964	443036884	443044185	443051578	443058912	443066337	443073671	443080965	443088299	443095591	443102967	443110218	443117452	443124672	443131917	443139126	443146386
424194579	424986867	442357026	443028972	443036892	443044193	443051586	443058920	443066345	443073689	443080973	443088307	443095609	443102975	443110226	443117460	443124680	443131925	443139134	443146394
424194900	424987519	442358875	443028980	443036900	443044201	443051594	443058938	443066352	443073697	443080981	443088315	443095617	443102983	443110234	443117478	443124698	443131933	443139142	443146402
424196251	424987618	442360103	443028998	443036918	443044219	443051602	443058946	443066360	443073705	443080999	443088323	443095625	443102991	443110242	443117486	443124706	443131941	443139159	443146410
424197176	424987907	442360707	443029004	443036926	443044227	443051610	443058953	443066378	443073713	443081005	443088331	443095633	443103007	443110259	443117494	443124714	443131958	443139167	443146428
424198422	424988004	442361804	443029012	443036934	443044235	443051628	443058961	443066386	443073721	443081013	443088349	443095641	443103015	443110267	443117502	443124722	443131966	443139175	443146436
424199818	424988574	442361812	443029038	443036942	443044243	443051636	443058979	443066394	443073739	443081021	443088356	443095658	443103023	443110275	443117510	443124730	443131974	443139183	443146444
424200129	424988582	442362232	443029046	443036959	443044268	443051644	443058987	443066402	443073747	443081039	443088364	443095666	443103031	443110283	443117528	443124748	443131982	443139191	443146451
424200889	424989606	442363156	443029061	443036967	443044276	443051651	443058995	443066410	443073754	443081047	443088372	443095674	443103049	443110291	443117536	443124755	443131990	443139209	443146469
424202174	424990273	442367082	443029079	443036975	443044284	443051669	443059001	443066428	443073762	443081054	443088380	443095682	443103056	443110309	443117544	443124763	443132006	443139217	443146477
424203289	424990687	442368346	443029087	443036983	443044292	443051677	443059019	443066436	443073770	443081062	443088398	443095690	443103064	443110317	443117551	443124771	443132014	443139225	443146485
424207181	424990992	442371548	443029095	443036991	443044300	443051685	443059027	443066444	443073788	443081070	443088406	443095708	443103072	443110325	443117569	443124789	443132022	443139233	443146493
424208577	424991008	442372314	443029103	443037007	443044318	443051693	443059035	443066451	443073796	443081088	443088414	443095716	443103080	443110333	443117577	443124797	443132030	443139241	443146501
424209674	424991610	442374856	443029111	443037015	443044334	443051701	443059043	443066469	443073804	443081096	443088422	443095724	443103098	443110341	443117585	443124805	443132048	443139258	443146519
424210003	424993103	442375127	443029137	443037023	443044342	443051719	443059050	443066477	443073812	443081104	443088430	443095732	443103106	443110358	443117593	443124813	443132055	443139266	443146527
424211530	424993764	442378659	443029145	443037031	443044359	443051727	443059068	443066485	443073820	443081112	443088448	443095740	443103114	443110366	443117601	443124821	443132063	443139274	443146535
424214161	424993954	442381075	443029152	443037049	443044367	443051735	443059076	443066493	443073838	443081120	443088455	443095757	443103122	443110374	443117619	443124839	443132071	443139282	443146543
424214179	424994465	442381356	443029160	443037056	443044375	443051743	443059084	443066501	443073846	443081138	443088463	443095765	443103130	443110382	443117627	443124847	443132089	443139290	443146550
424214740	424994713	442382370	443029178	443037064	443044383	443051768	443059092	443066519	443073853	443081146	443088471	443095773	443103148	443110390	443117635	443124854	443132097	443139308	443146568
424216174	424996395	442383089	443029194	443037072	443044391	443051776	443059100	443066527	443073861	443081153	443088489	443095781	443103155	443110408	443117643	443124862	443132105	443139316	443146576
424219491	425000072	442383147	443029202	443037080	443044409	443051784	443059118	443066535	443073879	443081161	443088497	443095799	443103171	443110416	443117650	443124870	443132113	443139324	443146584
424219814	425002425	442384673	443029228	443037098	443044417	443051792	443059126	443066543	443073887	443081179	443088505	443095807	443103189	443110424	443117668	443124888	443132121	443139332	443146592
424221265	425003050	442385373	443029236	443037106	443044425	443051800	443059134	443066550	443073895	443081187	443088513	443095815	443103197	443110432	443117676	443124896	443132139	443139340	443146600
424222313	425003837	442389672	443029244	443037114	443044433	443051818	443059142	443066568	443073903	443081195	443088521	443095823	443103205	443110440	443117684	443124904	443132147	443139357	443146618
424224210	425003944	442390464	443029269	443037122	443044441	443051826	443059159	443066576	443073911	443081203	443088539	443095831	443103213	443110457	443117692	443124912	443132154	443139365	443146626
424225878	425005295	442393625	443029343	443037130	443044458	443051834	443059167	443066584	443073929	443081229	443088547	443095849	443103221	443110465	443117700	443124920	443132162	443139373	443146634
424229326	425005865	442395000	443029376	443037148	443044466	443051842	443059175	443066592	443073937	443081237	443088554	443095856	443103239	443110473	443117718	443124938	443132170	443139381	443146642
424231983	425005931	442400412	443029384	443037155	443044474	443051859	443059183	443066600	443073945	443081245	443088562	443095864	443103254	443110481	443117726	443124946	443132188	443139399	443146659
424235927	425007366	442402632	443029392	443037163	443044482	443051867	443059191	443066618	443073952	443081252	443088570	443095872	443103262	443110499	443117734	443124953	443132196	443139407	443146667
424237527	425007820	442406526	443029442	443037171	443044490	443051875	443059209	443066626	443073960	443081260	443088588	443095880	443103270	443110507	443117742	443124961	443132204	443139415	443146675
424239697	425009545	442407961	443029459	443037189	443044508	443051883	443059217	443066634	443073978	443081278	443088596	443095898	443103288	443110515	443117759	443124979	443132212	443139423	443146683
424239788	425012002	442413423	443029467	443037197	443044516	443051891	443059225	443066642	443073986	443081286	443088604	443095906	443103296	443110523	443117767	443124987	443132220	443139431	443146691
424243715	425012309	442414678	443029483	443037205	443044524	443051909	443059233	443066659	443073994	443081294	443088612	443095914	443103304	443110531	443117775	443124995	443132238	443139449	443146709
424244531	425012473	442415618	443029491	443037213	443044532	443051917	443059241	443066667	443074000	443081302	443088620	443095922	443103312	443110549	443117783	443125000	443132246	443139456	443146717

2010-A Final Cut Legal Schedule of Receivables

Sch-A-3

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424245033	425012697	442416301	443029509	443037221	443044540	443051925	443059258	443066675	443074018	443081310	443088638	443095930	443103320	443110556	443117791	443125018	443132253	443139464	443146725
424245355	425012796	442417762	443029533	443037239	443044557	443051933	443059266	443066683	443074026	443081328	443088646	443095948	443103338	443110564	443117809	443125026	443132261	443139472	443146733
424246494	425013182	442417820	443029541	443037247	443044565	443051941	443059274	443066691	443074034	443081336	443088653	443095955	443103346	443110572	443117817	443125034	443132279	443139480	443146741
424247096	425013711	442419255	443029558	443037254	443044573	443051958	443059282	443066709	443074042	443081344	443088661	443095963	443103353	443110580	443117825	443125042	443132287	443139498	443146758
424249175	425015252	442421111	443029566	443037262	443044581	443051966	443059290	443066717	443074059	443081351	443088679	443095971	443103361	443110598	443117833	443125059	443132295	443139506	443146766
424250280	425015435	442421467	443029574	443037270	443044599	443051974	443059308	443066725	443074067	443081369	443088687	443095989	443103379	443110606	443117841	443125075	443132303	443139514	443146774
424250967	425015948	442421723	443029582	443037288	443044607	443051982	443059316	443066733	443074075	443081377	443088695	443095997	443103387	443110614	443117858	443125083	443132311	443139522	443146782
424251494	425016086	442421855	443029590	443037296	443044615	443051990	443059324	443066741	443074083	443081385	443088703	443096003	443103395	443110622	443117866	443125091	443132329	443139530	443146790
424251700	425017118	442421988	443029608	443037304	443044623	443052006	443059340	443066758	443074091	443081393	443088711	443096011	443103403	443110630	443117874	443125109	443132337	443139548	443146808
424252948	425018587	442422432	443029616	443037312	443044631	443052014	443059357	443066766	443074109	443081401	443088737	443096029	443103411	443110648	443117882	443125117	443132345	443139555	443146816
424255099	425018751	442422879	443029632	443037320	443044649	443052022	443059365	443066774	443074117	443081419	443088752	443096037	443103429	443110655	443117890	443125125	443132352	443139563	443146824
424255628	425022381	442423794	443029640	443037338	443044656	443052048	443059373	443066790	443074125	443081427	443088760	443096045	443103437	443110663	443117908	443125133	443132360	443139571	443146832
424257863	425023017	442429890	443029657	443037346	443044664	443052055	443059399	443066808	443074133	443081435	443088778	443096052	443103445	443110671	443117916	443125141	443132378	443139589	443146840
424258309	425024429	442430468	443029665	443037353	443044672	443052063	443059407	443066816	443074141	443081443	443088786	443096060	443103452	443110689	443117924	443125158	443132386	443139597	443146857
424262079	425025814	442431961	443029673	443037361	443044680	443052071	443059415	443066824	443074158	443081450	443088794	443096078	443103460	443110697	443117932	443125166	443132394	443139605	443146865
424262319	425026739	442432118	443029681	443037379	443044698	443052089	443059423	443066832	443074166	443081468	443088802	443096086	443103478	443110705	443117940	443125182	443132402	443139613	443146873
424264299	425027240	442433322	443029699	443037387	443044706	443052097	443059431	443066840	443074174	443081476	443088810	443096094	443103486	443110713	443117957	443125190	443132410	443139621	443146881
424265999	425030475	442435343	443029707	443037395	443044714	443052105	443059449	443066857	443074182	443081484	443088828	443096102	443103494	443110721	443117965	443125208	443132428	443139639	443146899
424266542	425030624	442435459	443029715	443037403	443044722	443052113	443059456	443066865	443074190	443081492	443088836	443096110	443103502	443110739	443117973	443125216	443132436	443139647	443146907
424266625	425030905	442438339	443029723	443037411	443044730	443052121	443059464	443066873	443074208	443081500	443088844	443096128	443103510	443110747	443117981	443125224	443132451	443139654	443146915
424266815	425030970	442438982	443029764	443037429	443044748	443052139	443059472	443066881	443074216	443081518	443088851	443096136	443103528	443110754	443117999	443125232	443132469	443139662	443146923
424266930	425031887	442439030	443029798	443037437	443044755	443052147	443059480	443066899	443074224	443081526	443088869	443096144	443103536	443110762	443118005	443125240	443132477	443139670	443146931
424269603	425035862	442441135	443029806	443037445	443044771	443052154	443059498	443066907	443074232	443081534	443088877	443096151	443103544	443110770	443118013	443125257	443132485	443139688	443146949
424270569	425035888	442442208	443029814	443037452	443044789	443052162	443059506	443066915	443074240	443081542	443088885	443096169	443103551	443110788	443118021	443125265	443132493	443139696	443146956
424273118	425036092	442443685	443029822	443037460	443044797	443052170	443059514	443066923	443074257	443081559	443088893	443096177	443103569	443110796	443118039	443125273	443132501	443139704	443146964
424276814	425038023	442445318	443029830	443037478	443044805	443052188	443059522	443066931	443074265	443081567	443088901	443096185	443103577	443110804	443118047	443125281	443132519	443139712	443146972
424278786	425038973	442445870	443029848	443037486	443044813	443052196	443059530	443066949	443074273	443081575	443088919	443096193	443103585	443110812	443118054	443125299	443132527	443139720	443146980
424279701	425039864	442449369	443029855	443037494	443044821	443052204	443059548	443066956	443074281	443081583	443088927	443096201	443103593	443110820	443118062	443125307	443132535	443139738	443146998
424281566	425040003	442449401	443029863	443037502	443044839	443052212	443059555	443066964	443074299	443081591	443088935	443096219	443103601	443110838	443118070	443125315	443132543	443139746	443147004
424281756	425040516	442450300	443029871	443037510	443044847	443052220	443059563	443066972	443074307	443081609	443088943	443096227	443103619	443110846	443118088	443125323	443132550	443139753	443147012
424281830	425041217	442456240	443029889	443037536	443044854	443052238	443059571	443066980	443074315	443081617	443088950	443096235	443103627	443110853	443118096	443125331	443132568	443139761	443147020
424282549	425041514	442461356	443029897	443037544	443044862	443052246	443059589	443066998	443074323	443081625	443088968	443096243	443103635	443110861	443118104	443125349	443132576	443139779	443147038
424282622	425041654	442463121	443029905	443037551	443044870	443052253	443059597	443067004	443074331	443081633	443088976	443096250	443103643	443110879	443118112	443125356	443132584	443139787	443147046
424283232	425044005	442464665	443029913	443037569	443044888	443052261	443059605	443067012	443074349	443081641	443088984	443096268	443103650	443110887	443118120	443125364	443132592	443139795	443147053
424283687	425048683	442465969	443029939	443037577	443044896	443052279	443059613	443067020	443074356	443081658	443088992	443096276	443103668	443110895	443118138	443125372	443132600	443139803	443147061
424283752	425049145	442466801	443029962	443037585	443044904	443052287	443059621	443067038	443074364	443081666	443089008	443096284	443103676	443110903	443118146	443125380	443132618	443139811	443147079
424287522	425050465	442472841	443029996	443037593	443044912	443052295	443059639	443067046	443074372	443081674	443089016	443096292	443103684	443110911	443118153	443125398	443132626	443139829	443147087
424287589	425050770	442475539	443030010	443037601	443044920	443052303	443059647	443067053	443074380	443081682	443089024	443096300	443103692	443110929	443118161	443125406	443132634	443139837	443147095
424291151	425051067	442476610	443030028	443037619	443044938	443052311	443059654	443067061	443074398	443081690	443089032	443096318	443103700	443110937	443118179	443125414	443132642	443139845	443147103
424292654	425051109	442480646	443030044	443037627	443044946	443052329	443059662	443067079	443074406	443081708	443089040	443096326	443103718	443110945	443118187	443125422	443132659	443139852	443147111
424293611	425053584	442482014	443030051	443037635	443044953	443052337	443059670	443067087	443074414	443081716	443089057	443096334	443103726	443110952	443118195	443125430	443132667	443139860	443147129
424298024	425054202	442482485	443030069	443037643	443044961	443052345	443059688	443067103	443074422	443081724	443089065	443096342	443103734	443110960	443118203	443125448	443132675	443139878	443147137
424298701	425054210	442483962	443030085	443037650	443044979	443052352	443059696	443067129	443074430	443081732	443089073	443096359	443103742	443110978	443118211	443125455	443132683	443139886	443147145
424300796	425055282	442485173	443030093	443037668	443044987	443052360	443059704	443067137	443074448	443081740	443089081	443096367	443103759	443110986	443118229	443125463	443132691	443139894	443147152
424304244	425057015	442485264	443030101	443037676	443044995	443052378	443059712	443067145	443074455	443081757	443089099	443096375	443103767	443110994	443118237	443125471	443132709	443139902	443147160
424305647	425057510	442488946	443030119	443037684	443045000	443052386	443059720	443067152	443074463	443081765	443089107	443096383	443103775	443111000	443118245	443125489	443132717	443139910	443147178
424305936	425058526	442489555	443030127	443037692	443045018	443052394	443059738	443067160	443074471	443081773	443089115	443096391	443103783	443111018	443118252	443125497	443132725	443139928	443147186
424307775	425058617	442494373	443030143	443037718	443045026	443052402	443059746	443067178	443074489	443081781	443089123	443096409	443103791	443111026	443118260	443125505	443132733	443139936	443147194
424310100	425059821	442495818	443030150	443037726	443045034	443052410	443059753	443067186	443074497	443081799	443089131	443096425	443103809	443111034	443118278	443125513	443132741	443139944	443147202
424310290	425059920	442498986	443030192	443037734	443045042	443052428	443059761	443067194	443074505	443081807	443089149	443096433	443103817	443111042	443118286	443125521	443132758	443139951	443147210
424311769	425060399	442499455	443030200	443037742	443045059	443052436	443059779	443067202	443074513	443081815	443089156	443096441	443103825	443111059	443118294	443125539	443132766	443139969	443147228
424311850	425060423	442500526	443030218	443037759	443045067	443052444	443059787	443067210	443074521	443081823	443089164	443096458	443103833	443111067	443118302	443125547	443132774	443139977	443147236
424312759	425060480	442501003	443030226	443037775	443045075	443052451	443059795	443067228	443074539	443081831	443089172	443096466	443103841	443111075	443118310	443125554	443132782	443139985	443147244
424316669	425060704	442501656	443030234	443037783	443045083	443052469	443059803	443067236	443074547	443081849	443089180	443096474	443103858	443111083	443118328	443125562	443132790	443139993	443147251
424318095	425060852	442506242	443030259	443037791	443045091	443052477	443059811	443067244	443074554	443081856	443089198	443096482	443103866	443111091	443118336	443125570	443132808	443140009	443147269
424319218	425062874	442507604	443030267	443037809	443045109	443052485	443059829	443067251	443074562	443081864	443089206	443096490	443103874	443111109	443118344	443125588	443132816	443140017	443147277
424320232	425063245	442513016	443030275	443037817	443045117	443052493	443059837	443067269	443074570	443081872	443089214	443096508	443103908	443111117	443118351	443125596	443132824	443140025	443147285
424321032	425063815	442513743	443030291	443037825	443045125	443052501	443059845	443067277	443074588	443081880	443089222	443096516	443103916	443111125	443118369	443125604	443132832	443140033	443147293
424321610	425064243	442515094	443030309	443037833	443045133	443052519	443059852	443067285	443074596	443081898	443089230	443096524	443103924	443111133	443118377	443125612	443132840	443140041	443147301
424323566	425064482	442527198	443030333	443037841	443045158	443052527	443059860	443067293	443074604	443081906	443089248	443096532	443103932	443111141	443118385	443125620	443132857	443140058	443147319
424324150	425066099	442528121	443030341	443037858	443045166	443052535	443059878	443067301	443074612	443081914	443089255	443096540	443103940	443111158	443118393	443125638	443132865	443140066	443147327
424324275	425066511	442531414	443030358	443037866	443045174	443052543	443059886	443067319	443074620	443081922	443089263	443096557	443103957	443111166	443118401	443125653	443132873	443140074	443147335
424325306	425066974	442531836	443030374	443037874	443045182	443052550	443059894	443067327	443074638	443081930	443089271	443096565	443103965	443111174	443118419	443125661	443132881	443140082	443147343
424326254	425068491	442534384	443030390	443037882	443045190	443052568	443059902	443067335	443074646	443081948	443089289	443096573	443103973	443111182	443118427	443125679	443132899	443140090	443147350
424326684	425068541	442534665	443030408	443037890	443045208	443052576	443059910	443067343	443074653	443081955	443089297	443096581	443103981	443111190	443118435	443125687	443132907	443140108	443147368
424329555	425068855	442535605	443030416	443037908	443045216	443052584	443059928	443067350	443074661	443081963	443089305	443096599	443103999	443111208	443118443	443125695	443132915	443140116	443147376
424330835	425069622	442539920	443030424	443037916	443045224	443052592	443059936	443067368	443074679	443081971	443089313	443096607	443104005	443111216	443118450	443125703	443132923	443140124	443147384
424330884	425070091	442540282	443030432	443037924	443045232	443052600	443059944	443067384	443074687	443081989	443089321	443096615	443104013	443111224	443118468	443125711	443132931	443140132	443147392
424331361	425070174	442540290	443030440	443037932	443045240	443052618	443059951	443067392	443074695	443081997	443089339	443096623	443104021	443111232	443118476	443125729	443132949	443140140	443147400
424331510	425072766	442541058	443030457	443037940	443045257	443052626	443059977	443067400	443074703	443082003	443089347	443096631	443104039	443111240	443118484	443125737	443132956	443140157	443147418
424333326	425073079	442546701	443030465	443037957	443045265	443052634	443059985	443067418	443074711	443082011	443089354	443096649	443104047	443111257	443118492	443125745	443132964	443140165	443147426
424334043	425073202	442547188	443030473	443037965	443045273	443052642	443059993	443067426	443074729	443082029	443089362	443096656	443104054	443111265	443118500	443125752	443132972	443140173	443147434
424334381	425073400	442548665	443030481	443037973	443045281	443052659	443060009	443067434	443074737	443082037	443089370	443096664	443104062	443111273	443118518	443125760	443132980	443140181	443147442

2010-A Final Cut Legal Schedule of Receivables

Sch-A-4

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424335008	425073475	442551164	443030499	443037999	443045299	443052667	443060025	443067442	443074745	443082045	443089388	443096672	443104070	443111281	443118526	443125778	443132998	443140199	443147459
424335057	425074374	442556569	443030507	443038005	443045307	443052675	443060033	443067459	443074752	443082052	443089396	443096680	443104088	443111299	443118534	443125786	443133004	443140207	443147467
424336303	425075652	442556999	443030523	443038013	443045315	443052683	443060041	443067467	443074760	443082060	443089404	443096698	443104096	443111307	443118542	443125794	443133012	443140215	443147475
424336386	425076502	442569067	443030531	443038021	443045323	443052691	443060058	443067475	443074778	443082078	443089412	443096706	443104104	443111315	443118559	443125802	443133020	443140223	443147483
424337723	425077088	442574075	443030549	443038039	443045331	443052709	443060066	443067483	443074786	443082086	443089420	443096714	443104112	443111331	443118567	443125810	443133038	443140231	443147491
424338044	425078078	442580742	443030556	443038047	443045349	443052717	443060074	443067491	443074794	443082094	443089438	443096722	443104120	443111349	443118575	443125828	443133046	443140249	443147509
424338382	425079225	442582094	443030564	443038054	443045356	443052725	443060082	443067509	443074802	443082102	443089446	443096730	443104138	443111356	443118583	443125836	443133053	443140256	443147517
424340131	425079290	442585675	443030572	443038062	443045364	443052733	443060090	443067517	443074810	443082110	443089453	443096748	443104146	443111364	443118591	443125844	443133061	443140264	443147525
424341618	425080355	442586210	443030580	443038070	443045372	443052741	443060108	443067525	443074828	443082128	443089461	443096755	443104153	443111372	443118609	443125851	443133079	443140272	443147541
424341998	425081197	442588448	443030598	443038088	443045380	443052758	443060116	443067533	443074836	443082136	443089479	443096763	443104161	443111380	443118617	443125869	443133087	443140280	443147558
424342202	425082195	442589529	443030606	443038096	443045398	443052766	443060124	443067541	443074844	443082144	443089487	443096771	443104179	443111398	443118625	443125877	443133095	443140298	443147566
424342566	425086287	442589925	443030614	443038104	443045406	443052774	443060132	443067558	443074851	443082151	443089495	443096789	443104187	443111406	443118633	443125885	443133103	443140306	443147574
424343127	425086949	442591871	443030622	443038112	443045414	443052782	443060157	443067566	443074869	443082169	443089503	443096797	443104195	443111414	443118641	443125893	443133111	443140314	443147582
424344265	425087699	442598827	443030630	443038120	443045422	443052790	443060165	443067574	443074877	443082177	443089511	443096805	443104203	443111422	443118666	443125901	443133129	443140322	443147590
424344844	425087830	442599098	443030648	443038138	443045430	443052808	443060173	443067582	443074885	443082185	443089529	443096813	443104211	443111430	443118674	443125919	443133137	443140330	443147608
424346138	425088242	442599171	443030655	443038146	443045448	443052816	443060181	443067590	443074893	443082193	443089537	443096821	443104229	443111448	443118682	443125927	443133145	443140348	443147616
424346328	425088259	442599569	443030663	443038153	443045455	443052824	443060199	443067608	443074901	443082201	443089545	443096839	443104237	443111455	443118690	443125935	443133152	443140355	443147624
424346583	425088416	442602124	443030713	443038161	443045463	443052832	443060207	443067616	443074919	443082219	443089552	443096847	443104245	443111463	443118708	443125943	443133160	443140363	443147632
424346740	425089240	442602652	443030721	443038179	443045471	443052840	443060215	443067624	443074927	443082227	443089560	443096854	443104252	443111471	443118716	443125950	443133178	443140371	443147640
424349736	425089323	442607768	443030739	443038187	443045489	443052857	443060223	443067632	443074935	443082235	443089578	443096862	443104260	443111489	443118724	443125968	443133186	443140389	443147657
424350767	425090552	442610747	443030747	443038195	443045497	443052865	443060231	443067640	443074943	443082243	443089586	443096870	443104278	443111497	443118732	443125976	443133194	443140397	443147665
424352565	425091212	442613816	443030762	443038203	443045505	443052873	443060249	443067657	443074950	443082250	443089594	443096888	443104286	443111505	443118740	443125984	443133202	443140405	443147673
424352623	425091634	442617635	443030770	443038211	443045513	443052881	443060256	443067665	443074968	443082268	443089602	443096896	443104294	443111513	443118757	443125992	443133210	443140413	443147681
424353480	425091980	442619888	443030788	443038229	443045521	443052899	443060264	443067673	443074976	443082276	443089610	443096904	443104302	443111521	443118765	443126008	443133228	443140421	443147707
424353589	425093283	442622247	443030796	443038237	443045539	443052907	443060272	443067681	443074984	443082284	443089628	443096912	443104328	443111539	443118773	443126016	443133236	443140439	443147715
424356418	425093465	442624086	443030804	443038245	443045547	443052915	443060280	443067699	443074992	443082292	443089636	443096920	443104336	443111547	443118781	443126024	443133244	443140447	443147723
424356483	425093580	442624631	443030838	443038252	443045554	443052923	443060298	443067707	443075007	443082300	443089644	443096938	443104344	443111554	443118807	443126032	443133251	443140454	443147731
424357432	425094562	442625455	443030853	443038260	443045562	443052931	443060306	443067715	443075015	443082318	443089651	443096946	443104351	443111562	443118815	443126040	443133269	443140462	443147749
424358117	425097102	442628053	443030879	443038278	443045570	443052949	443060314	443067723	443075023	443082326	443089669	443096953	443104369	443111570	443118823	443126057	443133277	443140470	443147756
424359354	425097458	442629903	443030887	443038286	443045588	443052956	443060322	443067731	443075031	443082334	443089677	443096961	443104377	443111588	443118831	443126065	443133285	443140488	443147764
424360188	425098142	442630968	443030903	443038294	443045596	443052964	443060330	443067749	443075049	443082342	443089685	443096979	443104385	443111596	443118849	443126073	443133293	443140496	443147772
424370336	425101003	442632527	443030911	443038302	443045604	443052972	443060355	443067756	443075056	443082359	443089693	443096987	443104393	443111604	443118856	443126081	443133301	443140504	443147780
424370781	425101698	442633830	443030937	443038310	443045612	443052980	443060363	443067764	443075064	443082367	443089701	443096995	443104401	443111612	443118864	443126099	443133319	443140512	443147798
424372506	425101862	442635843	443030945	443038328	443045620	443052998	443060389	443067772	443075072	443082375	443089719	443097001	443104419	443111620	443118872	443126107	443133327	443140520	443147806
424372886	425102605	442636437	443030978	443038336	443045638	443053004	443060397	443067780	443075080	443082383	443089727	443097019	443104427	443111638	443118880	443126115	443133335	443140538	443147814
424375251	425103710	442639670	443030986	443038344	443045653	443053012	443060405	443067798	443075098	443082391	443089735	443097027	443104435	443111646	443118898	443126123	443133343	443140546	443147822
424379600	425104064	442643235	443030994	443038351	443045661	443053020	443060413	443067806	443075106	443082409	443089750	443097035	443104443	443111653	443118906	443126131	443133350	443140553	443147830
424384063	425104569	442643391	443031018	443038369	443045679	443053038	443060421	443067814	443075114	443082417	443089768	443097043	443104450	443111661	443118914	443126149	443133368	443140561	443147848
424388668	425106788	442644563	443031042	443038377	443045687	443053046	443060439	443067822	443075122	443082425	443089776	443097050	443104468	443111679	443118922	443126156	443133376	443140579	443147863
424390300	425107166	442645123	443031067	443038385	443045695	443053053	443060447	443067830	443075130	443082433	443089784	443097076	443104476	443111687	443118930	443126164	443133384	443140587	443147871
424391100	425107893	442648283	443031075	443038393	443045703	443053061	443060454	443067848	443075148	443082441	443089792	443097084	443104484	443111695	443118948	443126172	443133392	443140595	443147889
424391498	425110152	442648671	443031083	443038401	443045711	443053079	443060470	443067855	443075155	443082458	443089800	443097092	443104492	443111703	443118955	443126180	443133400	443140603	443147897
424392595	425110830	442649836	443031117	443038419	443045729	443053087	443060504	443067863	443075163	443082466	443089818	443097100	443104500	443111711	443118963	443126198	443133418	443140611	443147905
424393064	425110996	442651931	443031133	443038427	443045737	443053095	443060512	443067871	443075171	443082474	443089826	443097118	443104518	443111729	443118971	443126206	443133426	443140629	443147913
424393635	425111754	442652665	443031141	443038435	443045745	443053103	443060520	443067897	443075189	443082482	443089834	443097126	443104526	443111737	443118989	443126214	443133434	443140637	443147921
424394245	425112703	442653739	443031158	443038443	443045752	443053111	443060538	443067905	443075197	443082490	443089842	443097134	443104534	443111752	443118997	443126222	443133442	443140645	443147939
424396737	425114766	442655841	443031166	443038450	443045760	443053129	443060546	443067913	443075205	443082508	443089859	443097159	443104542	443111760	443119003	443126230	443133459	443140652	443147947
424398139	425115995	442656146	443031174	443038468	443045778	443053137	443060553	443067921	443075213	443082516	443089867	443097167	443104559	443111778	443119011	443126248	443133467	443140660	443147954
424398675	425116555	442656336	443031182	443038476	443045786	443053145	443060561	443067939	443075221	443082532	443089875	443097175	443104567	443111786	443119029	443126255	443133475	443140678	443147962
424399111	425117520	442659900	443031190	443038484	443045794	443053152	443060579	443067947	443075239	443082540	443089883	443097191	443104575	443111794	443119037	443126263	443133483	443140686	443147970
424400448	425118254	442660726	443031208	443038492	443045802	443053160	443060587	443067954	443075247	443082557	443089891	443097209	443104583	443111802	443119045	443126271	443133491	443140694	443147988
424400729	425118676	442662839	443031216	443038500	443045810	443053178	443060595	443067962	443075262	443082565	443089909	443097217	443104591	443111810	443119052	443126289	443133509	443140702	443147996
424401297	425120144	442663209	443031224	443038518	443045828	443053186	443060603	443067970	443075270	443082573	443089917	443097225	443104609	443111828	443119060	443126297	443133517	443140710	443148002
424401917	425120649	442663340	443031232	443038526	443045836	443053194	443060611	443067988	443075288	443082581	443089925	443097233	443104617	443111836	443119078	443126305	443133525	443140728	443148010
424402360	425120805	442663480	443031240	443038534	443045844	443053202	443060629	443067996	443075296	443082599	443089933	443097241	443104625	443111844	443119086	443126313	443133533	443140736	443148028
424404416	425121142	442663852	443031257	443038542	443045851	443053210	443060637	443068002	443075304	443082607	443089941	443097258	443104633	443111851	443119094	443126339	443133541	443140744	443148036
424404929	425121860	442664298	443031265	443038559	443045869	443053228	443060645	443068010	443075312	443082615	443089958	443097266	443104641	443111869	443119102	443126347	443133558	443140751	443148044
424405223	425122314	442664330	443031273	443038567	443045877	443053236	443060652	443068028	443075320	443082623	443089966	443097274	443104658	443111877	443119110	443126354	443133566	443140769	443148051
424405967	425124518	442664777	443031281	443038575	443045885	443053244	443060660	443068036	443075338	443082631	443089974	443097282	443104666	443111885	443119128	443126362	443133574	443140777	443148069
424408037	425125028	442665204	443031299	443038583	443045893	443053251	443060678	443068044	443075346	443082649	443089982	443097290	443104674	443111893	443119136	443126370	443133582	443140785	443148077
424408771	425125911	442665477	443031307	443038591	443045901	443053269	443060686	443068051	443075353	443082656	443089990	443097308	443104682	443111901	443119144	443126388	443133590	443140793	443148085
424411593	425126091	442666319	443031315	443038609	443045919	443053277	443060694	443068069	443075361	443082664	443090006	443097316	443104690	443111919	443119151	443126396	443133608	443140801	443148093
424417897	425126836	442666335	443031323	443038617	443045927	443053285	443060702	443068085	443075379	443082672	443090014	443097324	443104708	443111927	443119169	443126404	443133616	443140819	443148101
424422087	425127958	442666483	443031331	443038625	443045935	443053293	443060710	443068093	443075387	443082680	443090022	443097332	443104716	443111935	443119177	443126412	443133624	443140827	443148119
424422780	425128998	442666616	443031349	443038633	443045943	443053301	443060728	443068101	443075395	443082698	443090030	443097340	443104724	443111943	443119185	443126420	443133632	443140835	443148127
424423531	425129764	442666889	443031356	443038641	443045950	443053319	443060736	443068119	443075403	443082706	443090048	443097357	443104732	443111950	443119193	443126438	443133640	443140843	443148135
424424182	425130481	442667093	443031364	443038658	443045968	443053327	443060744	443068127	443075411	443082714	443090055	443097365	443104740	443111968	443119201	443126446	443133657	443140850	443148143
424427086	425131067	442667150	443031372	443038666	443045976	443053335	443060751	443068135	443075429	443082722	443090063	443097373	443104757	443111976	443119219	443126453	443133665	443140868	443148150
424427862	425131331	442668547	443031380	443038674	443045984	443053343	443060769	443068143	443075437	443082730	443090071	443097381	443104765	443111984	443119227	443126461	443133673	443140876	443148168
424428365	425131349	442669669	443031398	443038682	443045992	443053350	443060777	443068150	443075445	443082748	443090089	443097399	443104773	443111992	443119235	443126479	443133681	443140884	443148176
424429447	425132263	442669768	443031406	443038690	443046008	443053368	443060785	443068168	443075452	443082755	443090097	443097407	443104781	443112008	443119243	443126487	443133699	443140892	443148184
424429546	425132610	442670147	443031414	443038708	443046016	443053376	443060793	443068176	443075460	443082763	443090105	443097415	443104799	443112016	443119250	443126495	443133707	443140900	443148192
424429744	425132636	442670279	443031422	443038716	443046024	443053384	443060801	443068184	443075478	443082771	443090113	443097423	443104807	443112024	443119268	443126503	443133715	443140918	443148200

2010-A Final Cut Legal Schedule of Receivables

Sch-A-5

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424429843	425133659	442670634	443031430	443038724	443046032	443053392	443060819	443068192	443075486	443082789	443090121	443097431	443104815	443112032	443119276	443126511	443133723	443140926	443148218
424429876	425133915	442671251	443031448	443038732	443046040	443053400	443060835	443068200	443075494	443082797	443090139	443097449	443104823	443112040	443119284	443126529	443133731	443140934	443148226
424432284	425135134	442671780	443031455	443038740	443046057	443053418	443060843	443068218	443075502	443082805	443090147	443097456	443104831	443112057	443119292	443126537	443133749	443140942	443148234
424434256	425135886	442672549	443031463	443038757	443046065	443053426	443060850	443068226	443075510	443082813	443090154	443097464	443104849	443112065	443119300	443126545	443133756	443140959	443148242
424436145	425137767	442673372	443031471	443038765	443046073	443053434	443060868	443068234	443075528	443082821	443090162	443097472	443104856	443112073	443119318	443126552	443133764	443140967	443148259
424439321	425137833	442673554	443031489	443038773	443046081	443053442	443060876	443068242	443075536	443082839	443090170	443097480	443104864	443112081	443119326	443126560	443133772	443140975	443148267
424441111	425138526	442674164	443031497	443038781	443046099	443053459	443060884	443068259	443075544	443082847	443090188	443097498	443104872	443112099	443119334	443126578	443133780	443140983	443148275
424441673	425138591	442674602	443031505	443038799	443046107	443053467	443060892	443068267	443075551	443082854	443090196	443097506	443104880	443112107	443119342	443126586	443133798	443140991	443148283
424442416	425140027	442675344	443031513	443038807	443046115	443053475	443060900	443068275	443075569	443082862	443090204	443097514	443104898	443112115	443119359	443126594	443133806	443141007	443148291
424445666	425140282	442675427	443031521	443038815	443046123	443053483	443060926	443068283	443075577	443082870	443090212	443097522	443104906	443112123	443119367	443126602	443133814	443141015	443148309
424447084	425140993	442675823	443031539	443038823	443046131	443053491	443060934	443068291	443075585	443082888	443090220	443097530	443104922	443112131	443119375	443126610	443133822	443141023	443148317
424450583	425141348	442676953	443031547	443038831	443046149	443053509	443060942	443068309	443075593	443082896	443090238	443097548	443104930	443112149	443119383	443126628	443133830	443141031	443148325
424451680	425141884	442677175	443031554	443038849	443046164	443053517	443060959	443068317	443075601	443082904	443090246	443097555	443104948	443112156	443119391	443126636	443133848	443141049	443148333
424455178	425142734	442677449	443031562	443038856	443046180	443053525	443060967	443068325	443075619	443082912	443090253	443097563	443104955	443112164	443119409	443126644	443133855	443141056	443148341
424455434	425143260	442677498	443031570	443038864	443046198	443053533	443060975	443068333	443075627	443082920	443090261	443097571	443104963	443112172	443119417	443126651	443133863	443141064	443148358
424456085	425145059	442677688	443031588	443038872	443046206	443053541	443060983	443068341	443075635	443082938	443090279	443097589	443104971	443112180	443119425	443126669	443133871	443141072	443148366
424456606	425146966	442677811	443031596	443038880	443046214	443053558	443060991	443068358	443075643	443082946	443090287	443097605	443104989	443112198	443119433	443126677	443133889	443141080	443148374
424456697	425148913	442678926	443031604	443038898	443046222	443053566	443061007	443068366	443075650	443082953	443090295	443097613	443104997	443112206	443119441	443126685	443133897	443141098	443148382
424456788	425149242	442679122	443031612	443038906	443046230	443053574	443061015	443068374	443075668	443082961	443090303	443097621	443105002	443112214	443119458	443126693	443133905	443141106	443148390
424457943	425149572	442679429	443031620	443038914	443046248	443053582	443061023	443068382	443075676	443082979	443090311	443097639	443105010	443112222	443119466	443126701	443133913	443141114	443148408
424460491	425152618	442679981	443031638	443038922	443046255	443053590	443061049	443068390	443075684	443082987	443090329	443097647	443105028	443112230	443119474	443126719	443133921	443141122	443148416
424460608	425157997	442680088	443031646	443038948	443046263	443053608	443061056	443068408	443075692	443082995	443090337	443097654	443105036	443112248	443119482	443126727	443133939	443141130	443148424
424462695	425158722	442680195	443031653	443038955	443046271	443053616	443061064	443068416	443075700	443083001	443090345	443097662	443105044	443112255	443119490	443126735	443133947	443141148	443148432
424463172	425158987	442680674	443031661	443038963	443046289	443053624	443061080	443068424	443075718	443083019	443090352	443097670	443105051	443112263	443119508	443126743	443133954	443141155	443148440
424464147	425160660	442680716	443031679	443038971	443046297	443053632	443061098	443068432	443075726	443083027	443090360	443097688	443105069	443112271	443119516	443126750	443133962	443141163	443148457
424464576	425162633	442681516	443031687	443038989	443046313	443053640	443061106	443068440	443075734	443083035	443090378	443097696	443105077	443112289	443119524	443126768	443133970	443141171	443148465
424466746	425163672	442681862	443031695	443038997	443046321	443053657	443061114	443068457	443075742	443083043	443090386	443097704	443105085	443112297	443119532	443126776	443133988	443141197	443148473
424467462	425163995	442681987	443031703	443039003	443046339	443053665	443061122	443068465	443075759	443083050	443090394	443097712	443105093	443112305	443119540	443126784	443133996	443141205	443148481
424467819	425164423	442682639	443031711	443039011	443046347	443053673	443061130	443068481	443075767	443083068	443090402	443097720	443105101	443112313	443119557	443126792	443134002	443141213	443148499
424469088	425164563	442682993	443031729	443039029	443046354	443053681	443061148	443068499	443075775	443083076	443090410	443097738	443105119	443112321	443119565	443126800	443134010	443141221	443148507
424470375	425166022	442683363	443031737	443039037	443046362	443053699	443061155	443068507	443075783	443083084	443090428	443097746	443105127	443112339	443119573	443126818	443134028	443141239	443148515
424470664	425166030	442683447	443031745	443039045	443046388	443053707	443061163	443068515	443075791	443083092	443090436	443097753	443105135	443112347	443119581	443126826	443134036	443141247	443148523
424473080	425166485	442683504	443031752	443039052	443046396	443053715	443061171	443068523	443075809	443083100	443090444	443097761	443105143	443112354	443119599	443126834	443134044	443141254	443148531
424473932	425168887	442683710	443031760	443039060	443046404	443053723	443061189	443068531	443075817	443083118	443090451	443097779	443105150	443112362	443119607	443126842	443134051	443141262	443148549
424474336	425171378	442683850	443031778	443039078	443046412	443053731	443061197	443068549	443075825	443083126	443090469	443097787	443105168	443112370	443119615	443126859	443134069	443141270	443148556
424475341	425171733	442684205	443031786	443039086	443046420	443053749	443061205	443068556	443075833	443083134	443090477	443097795	443105176	443112388	443119623	443126867	443134077	443141288	443148564
424475465	425172400	442684957	443031794	443039094	443046438	443053756	443061213	443068564	443075841	443083142	443090485	443097803	443105184	443112396	443119631	443126875	443134085	443141296	443148572
424475598	425173036	442686424	443031802	443039102	443046446	443053764	443061221	443068572	443075858	443083159	443090493	443097811	443105192	443112404	443119649	443126883	443134101	443141304	443148580
424482602	425173366	442686663	443031810	443039110	443046453	443053772	443061239	443068580	443075866	443083167	443090501	443097829	443105200	443112412	443119656	443126891	443134119	443141312	443148598
424482719	425173424	442687489	443031828	443039128	443046461	443053780	443061247	443068598	443075874	443083175	443090519	443097837	443105218	443112420	443119664	443126909	443134127	443141320	443148606
424483196	425173879	442688206	443031836	443039136	443046479	443053798	443061254	443068606	443075882	443083183	443090527	443097845	443105226	443112438	443119672	443126917	443134135	443141338	443148614
424483592	425174265	442688222	443031844	443039144	443046487	443053806	443061262	443068614	443075890	443083191	443090535	443097860	443105234	443112446	443119680	443126925	443134143	443141346	443148622
424485605	425174885	442688321	443031851	443039151	443046495	443053814	443061288	443068622	443075908	443083209	443090543	443097878	443105242	443112453	443119698	443126933	443134150	443141353	443148630
424487478	425175924	442688859	443031869	443039169	443046503	443053822	443061296	443068630	443075916	443083217	443090550	443097886	443105259	443112461	443119706	443126941	443134168	443141379	443148648
424489276	425176807	442689626	443031877	443039177	443046511	443053830	443061304	443068648	443075924	443083225	443090568	443097894	443105267	443112479	443119714	443126958	443134176	443141387	443148655
424491389	425176989	442689816	443031885	443039185	443046529	443053848	443061312	443068655	443075932	443083233	443090576	443097902	443105275	443112487	443119722	443126966	443134184	443141395	443148663
424492973	425177342	442690319	443031893	443039193	443046537	443053855	443061320	443068663	443075940	443083241	443090584	443097910	443105283	443112495	443119730	443126974	443134192	443141403	443148671
424493963	425177946	442690483	443031901	443039201	443046545	443053863	443061338	443068671	443075957	443083258	443090592	443097928	443105291	443112503	443119748	443126982	443134200	443141411	443148689
424495836	425182193	442690723	443031919	443039219	443046552	443053871	443061346	443068689	443075965	443083266	443090600	443097936	443105309	443112511	443119755	443126990	443134218	443141429	443148697
424495844	425183605	442691036	443031927	443039227	443046560	443053889	443061353	443068697	443075973	443083274	443090618	443097944	443105317	443112529	443119763	443127006	443134226	443141437	443148705
424496529	425183712	442691929	443031935	443039235	443046578	443053897	443061361	443068705	443075981	443083282	443090626	443097951	443105325	443112537	443119771	443127014	443134234	443141445	443148713
424497253	425184355	442692216	443031943	443039243	443046586	443053905	443061387	443068713	443075999	443083290	443090634	443097969	443105333	443112545	443119789	443127022	443134242	443141452	443148721
424497709	425186723	442692307	443031950	443039250	443046594	443053913	443061395	443068721	443076005	443083316	443090642	443097977	443105341	443112552	443119797	443127030	443134259	443141460	443148739
424498459	425188125	442692331	443031968	443039268	443046602	443053921	443061403	443068739	443076013	443083324	443090659	443097985	443105358	443112560	443119805	443127048	443134267	443141478	443148747
424499861	425188828	442693024	443031976	443039276	443046610	443053939	443061411	443068747	443076021	443083340	443090667	443097993	443105366	443112578	443119813	443127055	443134275	443141486	443148754
424504405	425189271	442693446	443031984	443039284	443046628	443053947	443061429	443068754	443076039	443083357	443090675	443098009	443105374	443112586	443119821	443127063	443134283	443141494	443148762
424504553	425189867	442694758	443031992	443039292	443046636	443053954	443061437	443068762	443076047	443083365	443090683	443098017	443105382	443112594	443119839	443127071	443134291	443141502	443148770
424505568	425190527	442694832	443032008	443039300	443046644	443053962	443061445	443068770	443076062	443083373	443090691	443098025	443105390	443112602	443119847	443127089	443134309	443141510	443148788
424507440	425193125	442695490	443032016	443039318	443046651	443053970	443061452	443068788	443076070	443083381	443090709	443098033	443105408	443112610	443119854	443127097	443134317	443141528	443148796
424507499	425193265	442695771	443032024	443039326	443046669	443053988	443061460	443068796	443076088	443083399	443090717	443098041	443105416	443112628	443119862	443127105	443134325	443141536	443148804
424509586	425193919	442695912	443032032	443039334	443046677	443053996	443061478	443068804	443076096	443083407	443090725	443098058	443105424	443112636	443119870	443127113	443134333	443141544	443148812
424510634	425194057	442696019	443032040	443039342	443046685	443054002	443061486	443068812	443076104	443083415	443090733	443098066	443105432	443112644	443119888	443127121	443134341	443141551	443148820
424510709	425194610	442697710	443032057	443039359	443046693	443054010	443061494	443068820	443076112	443083423	443090741	443098074	443105440	443112651	443119896	443127139	443134358	443141569	443148838
424511301	425194875	442698726	443032065	443039367	443046701	443054028	443061502	443068838	443076120	443083431	443090758	443098082	443105457	443112669	443119904	443127147	443134366	443141577	443148846
424512333	425195575	442698866	443032073	443039375	443046719	443054036	443061510	443068846	443076138	443083449	443090766	443098090	443105465	443112677	443119912	443127154	443134374	443141585	443148853
424512465	425196672	442699393	443032081	443039383	443046727	443054044	443061528	443068853	443076146	443083456	443090774	443098108	443105473	443112685	443119920	443127162	443134382	443141593	443148861
424513034	425199767	442699476	443032099	443039391	443046735	443054051	443061536	443068861	443076153	443083464	443090782	443098116	443105481	443112693	443119938	443127170	443134390	443141601	443148879
424516540	425200268	442702213	443032107	443039409	443046743	443054069	443061544	443068879	443076161	443083472	443090790	443098124	443105499	443112701	443119946	443127188	443134408	443141619	443148887
424518660	425208048	442702304	443032115	443039417	443046750	443054077	443061551	443068887	443076179	443083480	443090808	443098132	443105507	443112719	443119953	443127196	443134416	443141627	443148895
424519478	426055307	442702726	443032123	443039425	443046768	443054085	443061569	443068895	443076187	443083498	443090816	443098140	443105515	443112727	443119961	443127204	443134424	443141635	443148903
424521045	427337563	442702916	443032131	443039433	443046776	443054093	443061577	443068903	443076195	443083506	443090824	443098157	443105523	443112735	443119979	443127212	443134432	443141643	443148911
424521946	427345889	442703815	443032149	443039441	443046784	443054101	443061585	443068911	443076203	443083514	443090832	443098165	443105531	443112743	443119987	443127220	443134440	443141650	443148929
424522886	431847359	442703856	443032156	443039458	443046792	443054119	443061593	443068929	443076211	443083522	443090840	443098181	443105549	443112750	443119995	443127238	443134457	443141668	443148937

2010-A Final Cut Legal Schedule of Receivables

Sch-A-6

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424523801	432872851	442703872	443032164	443039466	443046800	443054127	443061601	443068937	443076229	443083530	443090857	443098199	443105556	443112768	443120001	443127246	443134465	443141676	443148945
424524049	432924462	442704292	443032172	443039474	443046818	443054135	443061619	443068945	443076237	443083548	443090865	443098207	443105564	443112776	443120019	443127253	443134473	443141684	443148952
424524536	432951333	442704599	443032180	443039482	443046826	443054143	443061627	443068952	443076245	443083555	443090873	443098215	443105572	443112784	443120027	443127261	443134481	443141692	443148960
424526838	433448289	442705091	443032198	443039490	443046834	443054150	443061635	443068960	443076252	443083563	443090881	443098223	443105580	443112792	443120035	443127279	443134499	443141700	443148978
424527844	433595667	442705505	443032206	443039508	443046842	443054168	443061643	443068978	443076260	443083571	443090899	443098231	443105598	443112800	443120043	443127287	443134507	443141718	443148986
424528180	433620994	442706255	443032214	443039516	443046859	443054184	443061650	443068986	443076278	443083589	443090907	443098249	443105606	443112818	443120050	443127295	443134515	443141726	443148994
424528677	433666765	442706446	443032222	443039524	443046867	443054192	443061668	443068994	443076294	443083597	443090915	443098256	443105614	443112826	443120068	443127303	443134523	443141734	443149000
424530046	433746617	442706495	443032230	443039532	443046875	443054200	443061676	443069000	443076302	443083605	443090931	443098264	443105622	443112834	443120076	443127311	443134531	443141742	443149018
424530137	433777745	442707923	443032248	443039540	443046883	443054218	443061684	443069018	443076310	443083613	443090949	443098272	443105630	443112842	443120084	443127329	443134549	443141759	443149026
424530335	433784451	442708053	443032255	443039557	443046891	443054226	443061692	443069026	443076328	443083621	443090956	443098280	443105648	443112859	443120092	443127337	443134556	443141767	443149034
424530418	433785342	442708715	443032263	443039565	443046909	443054234	443061700	443069034	443076336	443083639	443090964	443098298	443105655	443112867	443120100	443127345	443134564	443141775	443149042
424530848	433807567	442709408	443032271	443039573	443046917	443054242	443061718	443069042	443076344	443083647	443090972	443098306	443105663	443112875	443120118	443127352	443134572	443141783	443149059
424531572	433815800	442709713	443032289	443039581	443046925	443054259	443061726	443069059	443076351	443083654	443090980	443098314	443105671	443112883	443120126	443127360	443134580	443141791	443149067
424533032	433833605	442709952	443032297	443039599	443046933	443054267	443061734	443069067	443076369	443083662	443090998	443098322	443105689	443112891	443120134	443127378	443134598	443141809	443149075
424533495	433849288	442710984	443032305	443039607	443046941	443054275	443061742	443069075	443076377	443083670	443091004	443098330	443105697	443112909	443120142	443127386	443134606	443141817	443149083
424534808	433876935	442711016	443032313	443039615	443046958	443054283	443061759	443069083	443076385	443083688	443091038	443098348	443105705	443112917	443120159	443127394	443134614	443141825	443149091
424536225	433891843	442711271	443032321	443039623	443046966	443054291	443061767	443069091	443076393	443083696	443091046	443098355	443105713	443112925	443120167	443127402	443134622	443141833	443149109
424537553	433914199	442713442	443032339	443039631	443046974	443054309	443061775	443069109	443076401	443083704	443091053	443098363	443105721	443112933	443120175	443127410	443134630	443141841	443149117
424538130	433934015	442714424	443032347	443039649	443046982	443054317	443061783	443069117	443076419	443083712	443091079	443098371	443105739	443112941	443120183	443127428	443134648	443141858	443149125
424538262	433935202	442714895	443032354	443039656	443047006	443054325	443061791	443069125	443076427	443083720	443091087	443098389	443105747	443112958	443120191	443127436	443134655	443141866	443149133
424538916	433944089	442714945	443032362	443039664	443047014	443054333	443061809	443069133	443076435	443083738	443091095	443098397	443105754	443112966	443120209	443127444	443134663	443141874	443149141
424540680	433946001	442715421	443032370	443039672	443047022	443054341	443061817	443069141	443076443	443083746	443091103	443098405	443105762	443112974	443120217	443127451	443134671	443141882	443149158
424545341	433953726	442715991	443032388	443039680	443047030	443054358	443061825	443069158	443076450	443083753	443091111	443098413	443105770	443112982	443120225	443127469	443134689	443141890	443149166
424546299	433984440	442716650	443032396	443039698	443047055	443054366	443061833	443069166	443076468	443083761	443091129	443098421	443105788	443112990	443120233	443127477	443134697	443141908	443149174
424548261	434001186	442717013	443032404	443039706	443047063	443054374	443061841	443069174	443076476	443083779	443091137	443098439	443105796	443113006	443120241	443127485	443134705	443141916	443149182
424549822	434042990	442717088	443032412	443039714	443047071	443054382	443061858	443069182	443076484	443083787	443091145	443098447	443105804	443113014	443120258	443127493	443134713	443141924	443149190
424549871	434056768	442717906	443032420	443039722	443047089	443054390	443061866	443069190	443076492	443083795	443091152	443098454	443105812	443113022	443120266	443127501	443134721	443141932	443149208
424553873	434060950	442717963	443032438	443039730	443047097	443054408	443061874	443069208	443076500	443083803	443091160	443098462	443105820	443113030	443120274	443127519	443134739	443141940	443149216
424554020	434184115	442718151	443032446	443039748	443047105	443054416	443061882	443069216	443076518	443083811	443091178	443098470	443105838	443113048	443120282	443127527	443134747	443141957	443149224
424554350	434188546	442719217	443032453	443039755	443047113	443054424	443061890	443069224	443076526	443083829	443091186	443098488	443105846	443113055	443120290	443127535	443134754	443141965	443149232
424555076	434248274	442719647	443032461	443039763	443047121	443054432	443061908	443069232	443076534	443083837	443091194	443098496	443105853	443113063	443120308	443127543	443134762	443141973	443149240
424555233	434447918	442719662	443032479	443039771	443047139	443054440	443061916	443069240	443076542	443083845	443091202	443098504	443105861	443113071	443120316	443127550	443134770	443141981	443149257
424556512	435827738	442720165	443032487	443039789	443047147	443054457	443061924	443069265	443076559	443083852	443091210	443098512	443105879	443113089	443120324	443127568	443134788	443141999	443149265
424557825	435978986	442720769	443032495	443039797	443047154	443054465	443061932	443069273	443076567	443083860	443091228	443098520	443105887	443113097	443120332	443127576	443134796	443142005	443149273
424558906	436050017	442721395	443032503	443039805	443047162	443054473	443061940	443069299	443076575	443083878	443091236	443098538	443105895	443113105	443120340	443127584	443134804	443142013	443149281
424558948	436073639	442722070	443032511	443039821	443047170	443054481	443061957	443069307	443076583	443083886	443091244	443098553	443105903	443113113	443120357	443127600	443134812	443142021	443149299
424559060	436075295	442722229	443032529	443039839	443047188	443054507	443061965	443069315	443076591	443083894	443091251	443098561	443105911	443113121	443120365	443127618	443134820	443142039	443149307
424559425	436087449	442722252	443032537	443039847	443047196	443054515	443061973	443069323	443076609	443083902	443091269	443098579	443105929	443113139	443120373	443127626	443134838	443142047	443149315
424560506	436118228	442722971	443032545	443039854	443047204	443054523	443061981	443069331	443076617	443083910	443091277	443098587	443105937	443113147	443120381	443127634	443134846	443142054	443149323
424561983	436118574	442723458	443032552	443039862	443047212	443054531	443061999	443069349	443076625	443083928	443091285	443098595	443105945	443113154	443120399	443127642	443134853	443142062	443149331
424565547	436127880	442723524	443032560	443039870	443047220	443054549	443062005	443069356	443076633	443083936	443091293	443098603	443105952	443113162	443120407	443127659	443134861	443142070	443149349
424571875	436133094	442724316	443032578	443039888	443047238	443054556	443062013	443069364	443076641	443083944	443091301	443098611	443105960	443113170	443120415	443127667	443134879	443142088	443149356
424572162	436180327	442724969	443032586	443039896	443047246	443054564	443062021	443069372	443076658	443083951	443091319	443098629	443105978	443113188	443120423	443127675	443134887	443142096	443149364
424573426	436186613	442726444	443032594	443039904	443047253	443054572	443062039	443069380	443076666	443083969	443091327	443098637	443105986	443113196	443120431	443127683	443134895	443142104	443149372
424573764	436186894	442726956	443032602	443039912	443047261	443054598	443062047	443069398	443076674	443083977	443091335	443098645	443105994	443113204	443120449	443127691	443134903	443142112	443149398
424575561	436206932	442727699	443032610	443039920	443047279	443054606	443062054	443069406	443076682	443083985	443091343	443098652	443106000	443113212	443120456	443127709	443134911	443142120	443149406
424577799	436223523	442728879	443032628	443039938	443047287	443054614	443062062	443069414	443076690	443083993	443091350	443098660	443106018	443113220	443120464	443127717	443134929	443142138	443149422
424578243	436246003	442728960	443032636	443039946	443047295	443054622	443062070	443069422	443076708	443084009	443091368	443098678	443106026	443113238	443120472	443127725	443134937	443142146	443149430
424578912	436247142	442730024	443032644	443039953	443047303	443054630	443062088	443069448	443076716	443084017	443091376	443098686	443106034	443113246	443120480	443127733	443134945	443142153	443149448
424581163	436264543	442730131	443032651	443039961	443047311	443054648	443062096	443069455	443076724	443084025	443091384	443098694	443106042	443113253	443120498	443127741	443134952	443142161	443149455
424581486	436312516	442730164	443032669	443039979	443047329	443054655	443062104	443069463	443076732	443084033	443091392	443098702	443106059	443113261	443120506	443127758	443134960	443142179	443149463
424583557	436340400	442731691	443032677	443039987	443047337	443054663	443062112	443069471	443076740	443084041	443091400	443098710	443106067	443113279	443120514	443127766	443134978	443142187	443149471
424583664	436366694	442732335	443032685	443039995	443047345	443054671	443062120	443069489	443076757	443084058	443091418	443098728	443106075	443113287	443120522	443127774	443134986	443142195	443149489
424584019	436411847	442732400	443032693	443040001	443047352	443054689	443062138	443069497	443076765	443084066	443091426	443098744	443106083	443113295	443120530	443127782	443134994	443142203	443149497
424584431	436412258	442732566	443032701	443040019	443047360	443054697	443062146	443069505	443076781	443084074	443091434	443098751	443106091	443113303	443120548	443127790	443135009	443142211	443149505
424588036	436422653	442732806	443032719	443040027	443047378	443054705	443062161	443069513	443076799	443084082	443091442	443098769	443106109	443113311	443120555	443127808	443135017	443142229	443149513
424590966	436466122	442734000	443032727	443040035	443047386	443054713	443062179	443069521	443076807	443084090	443091459	443098777	443106117	443113329	443120563	443127816	443135025	443142237	443149521
424593424	436474142	442734216	443032735	443040043	443047394	443054721	443062187	443069539	443076815	443084108	443091467	443098785	443106125	443113337	443120571	443127824	443135033	443142245	443149539
424594745	436487839	442734984	443032750	443040050	443047402	443054739	443062195	443069547	443076823	443084124	443091475	443098793	443106133	443113345	443120589	443127832	443135041	443142252	443149547
424595098	436515894	442735338	443032768	443040076	443047410	443054747	443062203	443069554	443076831	443084140	443091483	443098801	443106141	443113352	443120597	443127840	443135058	443142260	443149554
424596716	436521884	442735411	443032776	443040084	443047428	443054754	443062211	443069570	443076849	443084165	443091491	443098819	443106158	443113360	443120605	443127857	443135066	443142278	443149562
424596989	436523765	442739959	443032784	443040092	443047436	443054762	443062229	443069588	443076856	443084173	443091509	443098827	443106166	443113378	443120613	443127865	443135074	443142286	443149570
424600484	436548648	442740452	443032792	443040100	443047444	443054770	443062237	443069596	443076864	443084181	443091517	443098835	443106174	443113386	443120621	443127873	443135082	443142294	443149588
424601730	436556674	442740932	443032800	443040118	443047451	443054788	443062245	443069604	443076872	443084199	443091525	443098843	443106182	443113394	443120639	443127881	443135090	443142302	443149596
424603728	436571400	442741922	443032818	443040126	443047469	443054796	443062252	443069612	443076880	443084207	443091533	443098850	443106190	443113402	443120647	443127899	443135108	443142310	443149604
424604361	436572788	442743266	443032826	443040134	443047477	443054804	443062260	443069620	443076898	443084215	443091541	443098868	443106208	443113410	443120654	443127907	443135116	443142328	443149612
424605640	436578215	442743670	443032834	443040142	443047485	443054812	443062278	443069638	443076906	443084223	443091558	443098876	443106216	443113428	443120662	443127915	443135124	443142336	443149620
424605657	436585137	442744959	443032842	443040159	443047493	443054820	443062286	443069646	443076914	443084231	443091566	443098884	443106224	443113436	443120670	443127923	443135132	443142344	443149638
424605673	436586283	442745568	443032859	443040167	443047501	443054838	443062294	443069661	443076922	443084249	443091582	443098892	443106232	443113444	443120688	443127931	443135140	443142351	443149646
424606556	436647580	442746095	443032867	443040175	443047519	443054846	443062302	443069679	443076930	443084256	443091590	443098900	443106240	443113451	443120696	443127949	443135157	443142369	443149653
424607018	436663751	442746459	443032875	443040183	443047527	443054853	443062310	443069687	443076948	443084264	443091608	443098918	443106257	443113469	443120704	443127956	443135165	443142377	443149661
424607463	436663827	442748505	443032883	443040191	443047535	443054861	443062328	443069695	443076955	443084272	443091616	443098926	443106265	443113477	443120712	443127964	443135173	443142385	443149679
424608289	436676647	442749263	443032891	443040209	443047543	443054879	443062336	443069703	443076963	443084280	443091624	443098934	443106273	443113485	443120720	443127972	443135181	443142393	443149695

2010-A Final Cut Legal Schedule of Receivables

Sch-A-7

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424612406	436680797	442753075	443032909	443040217	443047550	443054887	443062344	443069711	443076971	443084298	443091632	443098942	443106281	443113493	443120738	443127980	443135199	443142401	443149703
424615664	436708473	442753638	443032917	443040225	443047568	443054895	443062351	443069729	443076989	443084306	443091640	443098959	443106299	443113501	443120746	443127998	443135207	443142419	443149711
424615797	436763874	442754867	443032925	443040233	443047576	443054911	443062369	443069737	443076997	443084314	443091657	443098967	443106307	443113519	443120753	443128004	443135215	443142427	443149729
424616407	436771554	442755831	443032933	443040241	443047584	443054929	443062377	443069745	443077003	443084322	443091665	443098975	443106315	443113527	443120761	443128012	443135223	443142435	443149737
424617488	436814768	442759916	443032941	443040258	443047592	443054937	443062385	443069752	443077011	443084330	443091673	443098983	443106323	443113535	443120779	443128020	443135231	443142443	443149745
424618601	436815567	442760377	443032958	443040266	443047600	443054945	443062393	443069760	443077029	443084348	443091681	443098991	443106331	443113543	443120787	443128038	443135249	443142450	443149752
424618791	436823520	442760989	443032966	443040274	443047618	443054952	443062401	443069778	443077037	443084363	443091699	443099007	443106349	443113550	443120795	443128046	443135256	443142468	443149760
424619203	436845820	442762084	443032974	443040282	443047634	443054960	443062419	443069786	443077045	443084371	443091707	443099015	443106356	443113576	443120803	443128053	443135264	443142476	443149778
424619716	436856405	442763413	443032982	443040290	443047642	443054978	443062427	443069794	443077052	443084389	443091715	443099023	443106364	443113584	443120811	443128061	443135272	443142484	443149786
424620870	436876874	442763710	443032990	443040308	443047659	443054986	443062435	443069802	443077060	443084397	443091723	443099031	443106372	443113592	443120829	443128079	443135280	443142492	443149794
424621035	436885875	442764288	443033006	443040316	443047667	443054994	443062443	443069810	443077086	443084405	443091731	443099049	443106380	443113600	443120837	443128087	443135298	443142500	443149802
424622041	436886386	442765319	443033014	443040324	443047675	443055009	443062450	443069828	443077094	443084413	443091749	443099056	443106398	443113618	443120845	443128095	443135306	443142518	443149810
424622363	436909980	442765582	443033022	443040332	443047683	443055017	443062468	443069836	443077102	443084421	443091756	443099064	443106406	443113626	443120852	443128103	443135314	443142526	443149828
424622660	436920805	442766895	443033048	443040340	443047691	443055025	443062476	443069844	443077110	443084439	443091764	443099080	443106414	443113634	443120860	443128111	443135322	443142534	443149836
424626984	436929178	442768149	443033055	443040357	443047709	443055033	443062484	443069851	443077128	443084447	443091772	443099098	443106422	443113642	443120878	443128129	443135330	443142542	443149851
424628311	436941173	442769733	443033063	443040365	443047717	443055041	443062492	443069869	443077136	443084454	443091780	443099106	443106430	443113659	443120886	443128137	443135348	443142559	443149869
424631653	436979934	442770608	443033071	443040373	443047725	443055058	443062500	443069877	443077144	443084462	443091798	443099114	443106448	443113667	443120894	443128145	443135355	443142567	443149877
424631877	436986137	442771101	443033089	443040381	443047733	443055066	443062518	443069885	443077151	443084470	443091806	443099122	443106455	443113683	443120902	443128152	443135363	443142575	443149885
424632032	436989842	442772786	443033097	443040399	443047741	443055074	443062526	443069893	443077169	443084488	443091814	443099130	443106463	443113691	443120910	443128160	443135371	443142583	443149893
424632172	437029168	442773800	443033105	443040415	443047758	443055082	443062534	443069901	443077177	443084496	443091822	443099148	443106471	443113709	443120928	443128178	443135389	443142591	443149901
424634665	437032428	442774634	443033113	443040423	443047766	443055090	443062542	443069919	443077185	443084504	443091830	443099155	443106489	443113717	443120936	443128186	443135397	443142609	443149919
424634855	437032436	442774857	443033121	443040431	443047774	443055108	443062559	443069927	443077193	443084512	443091848	443099163	443106497	443113725	443120944	443128194	443135405	443142617	443149927
424635605	437101090	442775094	443033139	443040449	443047782	443055116	443062567	443069935	443077201	443084520	443091855	443099171	443106505	443113733	443120951	443128202	443135413	443142633	443149935
424636181	437123268	442775524	443033147	443040456	443047790	443055124	443062575	443069943	443077219	443084538	443091863	443099189	443106513	443113741	443120969	443128210	443135421	443142641	443149943
424636926	437171523	442776456	443033154	443040464	443047808	443055132	443062583	443069950	443077227	443084546	443091871	443099197	443106521	443113758	443120977	443128228	443135439	443142658	443149950
424639185	437172885	442776753	443033162	443040472	443047816	443055140	443062591	443069968	443077235	443084553	443091889	443099205	443106539	443113766	443120985	443128236	443135447	443142666	443149968
424640233	437176266	442777553	443033170	443040480	443047824	443055157	443062609	443069976	443077243	443084561	443091897	443099213	443106547	443113774	443120993	443128244	443135454	443142674	443149976
424640431	440876514	442779419	443033188	443040498	443047832	443055165	443062617	443069984	443077250	443084579	443091905	443099221	443106554	443113782	443121009	443128251	443135462	443142682	443149984
424641058	440877140	442780227	443033196	443040506	443047840	443055173	443062625	443069992	443077268	443084587	443091913	443099239	443106562	443113790	443121017	443128269	443135470	443142690	443149992
424641777	440881183	442780706	443033204	443040514	443047857	443055181	443062633	443070008	443077276	443084595	443091921	443099247	443106570	443113808	443121025	443128277	443135488	443142708	443150008
424642031	440890564	442781001	443033212	443040522	443047865	443055199	443062641	443070016	443077284	443084603	443091939	443099254	443106588	443113816	443121033	443128285	443135496	443142716	443150016
424642346	440913945	442781167	443033220	443040530	443047873	443055207	443062658	443070024	443077292	443084611	443091947	443099262	443106596	443113824	443121041	443128293	443135504	443142724	443150024
424642866	440942209	442782512	443033238	443040548	443047881	443055215	443062666	443070032	443077300	443084629	443091954	443099270	443106604	443113832	443121058	443128301	443135512	443142732	443150032
424645976	440944643	442782603	443033246	443040555	443047899	443055223	443062674	443070040	443077318	443084645	443091962	443099288	443106612	443113840	443121066	443128319	443135520	443142740	443150040
424648707	440944874	442783031	443033253	443040563	443047907	443055231	443062682	443070057	443077326	443084652	443091970	443099296	443106620	443113857	443121074	443128327	443135538	443142757	443150057
424648764	440949881	442783973	443033261	443040571	443047915	443055249	443062690	443070065	443077334	443084660	443091988	443099304	443106638	443113865	443121082	443128335	443135546	443142765	443150065
424649150	440963502	442784617	443033279	443040589	443047923	443055256	443062708	443070073	443077342	443084686	443091996	443099312	443106646	443113873	443121090	443128343	443135553	443142773	443150073
424650232	440998961	442784765	443033287	443040597	443047931	443055264	443062716	443070081	443077359	443084694	443092002	443099320	443106653	443113881	443121108	443128350	443135561	443142781	443150081
424650562	441000965	442785135	443033295	443040605	443047949	443055272	443062724	443070099	443077367	443084702	443092010	443099338	443106661	443113899	443121116	443128368	443135579	443142807	443150099
424652964	441018637	442786018	443033303	443040613	443047956	443055280	443062732	443070107	443077375	443084710	443092028	443099346	443106679	443113907	443121124	443128376	443135587	443142815	443150107
424655645	441020104	442786091	443033311	443040621	443047964	443055298	443062740	443070115	443077383	443084728	443092036	443099353	443106687	443113915	443121132	443128384	443135603	443142823	443150115
424657419	441036696	442786208	443033337	443040639	443047972	443055306	443062757	443070123	443077391	443084736	443092044	443099361	443106695	443113923	443121140	443128392	443135611	443142831	443150123
424657757	441056611	442786315	443033345	443040647	443047980	443055314	443062765	443070131	443077409	443084744	443092051	443099379	443106703	443113931	443121157	443128400	443135629	443142849	443150131
424659126	441065851	442788162	443033352	443040654	443047998	443055322	443062773	443070149	443077417	443084751	443092069	443099387	443106711	443113949	443121165	443128418	443135637	443142856	443150149
424659597	441082294	442788220	443033360	443040662	443048004	443055330	443062781	443070156	443077425	443084769	443092077	443099395	443106729	443113956	443121173	443128426	443135645	443142864	443150156
424661775	441093630	442789079	443033378	443040670	443048012	443055348	443062799	443070164	443077433	443084777	443092085	443099403	443106737	443113964	443121181	443128434	443135652	443142872	443150164
424665883	441121241	442792057	443033386	443040688	443048020	443055355	443062807	443070172	443077441	443084785	443092093	443099411	443106745	443113972	443121199	443128442	443135660	443142880	443150172
424668432	441121910	442792115	443033394	443040696	443048038	443055363	443062815	443070180	443077458	443084793	443092101	443099429	443106752	443113980	443121207	443128459	443135678	443142898	443150180
424668820	441130069	442794889	443033402	443040712	443048046	443055371	443062823	443070198	443077466	443084801	443092119	443099437	443106760	443113998	443121215	443128467	443135686	443142906	443150198
424668952	441139151	442797825	443033410	443040720	443048053	443055389	443062849	443070206	443077474	443084819	443092127	443099445	443106778	443114004	443121223	443128475	443135694	443142914	443150206
424669158	441163219	442799474	443033428	443040738	443048061	443055397	443062856	443070214	443077482	443084827	443092135	443099452	443106786	443114012	443121231	443128483	443135702	443142922	443150214
424670446	441172632	442800025	443033436	443040746	443048079	443055405	443062864	443070222	443077490	443084835	443092143	443099460	443106794	443114020	443121249	443128491	443135710	443142930	443150222
424670552	441175528	442800538	443033444	443040753	443048087	443055413	443062872	443070230	443077508	443084843	443092150	443099478	443106802	443114038	443121256	443128509	443135728	443142948	443150230
424674414	441176237	442801247	443033451	443040761	443048095	443055421	443062880	443070248	443077516	443084850	443092184	443099486	443106810	443114046	443121264	443128517	443135736	443142955	443150248
424676856	441188166	442803219	443033469	443040779	443048103	443055439	443062898	443070255	443077524	443084868	443092192	443099494	443106828	443114053	443121272	443128525	443135744	443142963	443150255
424677128	441195666	442803706	443033477	443040787	443048111	443055447	443062906	443070263	443077532	443084876	443092200	443099502	443106836	443114061	443121280	443128533	443135751	443142971	443150263
424677615	441198710	442805321	443033485	443040795	443048129	443055454	443062914	443070271	443077540	443084884	443092218	443099510	443106844	443114079	443121298	443128541	443135769	443142989	443150271
424677912	441234416	442805594	443033493	443040803	443048137	443055462	443062922	443070289	443077557	443084892	443092226	443099528	443106851	443114087	443121306	443128558	443135777	443142997	443150289
424677946	441274701	442805701	443033501	443040811	443048145	443055488	443062930	443070297	443077565	443084900	443092234	443099536	443106869	443114095	443121314	443128566	443135785	443143003	443150297
424678431	441282423	442806055	443033519	443040829	443048152	443055496	443062948	443070305	443077573	443084918	443092242	443099544	443106877	443114103	443121322	443128574	443135793	443143011	443150305
424679090	441291523	442806691	443033527	443040837	443048160	443055504	443062955	443070313	443077581	443084926	443092259	443099551	443106885	443114111	443121330	443128582	443135801	443143029	443150313
424679827	441296324	442808838	443033535	443040845	443048178	443055512	443062963	443070321	443077599	443084942	443092267	443099569	443106893	443114129	443121348	443128608	443135819	443143037	443150321
424681633	441297314	442809877	443033543	443040852	443048186	443055546	443062971	443070339	443077607	443084959	443092275	443099577	443106901	443114137	443121355	443128616	443135827	443143045	443150339
424681716	441328986	442810370	443033550	443040860	443048194	443055553	443062989	443070347	443077615	443084967	443092283	443099585	443106919	443114145	443121363	443128624	443135835	443143052	443150347
424683340	441352499	442811063	443033568	443040878	443048202	443055561	443062997	443070354	443077623	443084975	443092291	443099593	443106927	443114152	443121371	443128632	443135843	443143060	443150354
424683589	441357522	442812152	443033576	443040886	443048210	443055579	443063003	443070362	443077631	443084983	443092309	443099601	443106935	443114160	443121389	443128640	443135850	443143078	443150362
424683738	441357795	442813242	443033584	443040894	443048228	443055587	443063011	443070370	443077649	443084991	443092317	443099619	443106943	443114178	443121397	443128657	443135868	443143086	443150370
424684272	441357944	442817797	443033592	443040902	443048236	443055595	443063029	443070388	443077656	443085006	443092325	443099627	443106950	443114194	443121405	443128665	443135876	443143094	443150388
424685345	441367737	442818613	443033600	443040910	443048244	443055629	443063037	443070396	443077664	443085014	443092333	443099635	443106968	443114202	443121413	443128673	443135884	443143102	443150396
424687143	441399490	442818753	443033618	443040928	443048251	443055637	443063045	443070404	443077672	443085022	443092341	443099643	443106976	443114210	443121421	443128681	443135892	443143110	443150404
424689909	441425345	442819728	443033626	443040944	443048269	443055645	443063052	443070412	443077680	443085030	443092358	443099650	443106984	443114228	443121439	443128699	443135900	443143128	443150412
424690857	441434859	442821567	443033634	443040951	443048277	443055652	443063060	443070420	443077698	443085048	443092366	443099668	443106992	443114236	443121447	443128707	443135918	443143136	443150420
424691053	441440138	442821666	443033642	443040969	443048285	443055660	443063078	443070438	443077706	443085055	443092374	443099676	443107008	443114244	443121454	443128715	443135926	443143144	443150438

2010-A Final Cut Legal Schedule of Receivables

Sch-A-8

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424691145	441441219	442821971	443033659	443040977	443048293	443055678	443063086	443070446	443077714	443085063	443092382	443099684	443107016	443114251	443121462	443128723	443135934	443143151	443150446
424691509	441448222	442822193	443033667	443040985	443048301	443055686	443063102	443070453	443077722	443085071	443092390	443099692	443107024	443114269	443121470	443128731	443135942	443143169	443150453
424692515	441452570	442822870	443033675	443040993	443048319	443055694	443063110	443070461	443077730	443085089	443092408	443099700	443107032	443114277	443121488	443128749	443135959	443143177	443150461
424695476	441454576	442824348	443033683	443041009	443048327	443055710	443063128	443070479	443077748	443085097	443092416	443099718	443107040	443114285	443121496	443128756	443135967	443143185	443150479
424695567	441460052	442825931	443033691	443041017	443048335	443055728	443063136	443070487	443077755	443085105	443092424	443099726	443107057	443114293	443121504	443128764	443135975	443143193	443150487
424697233	441469335	442826392	443033709	443041025	443048343	443055736	443063144	443070495	443077763	443085113	443092432	443099734	443107065	443114301	443121512	443128772	443135983	443143201	443150495
424701720	441470366	442826830	443033717	443041033	443048350	443055744	443063151	443070503	443077771	443085121	443092440	443099742	443107073	443114319	443121520	443128780	443135991	443143219	443150503
424702157	441470440	442826855	443033725	443041041	443048368	443055751	443063169	443070511	443077789	443085139	443092457	443099759	443107081	443114327	443121546	443128798	443136007	443143227	443150511
424702330	441473261	442826939	443033733	443041058	443048384	443055769	443063177	443070529	443077797	443085147	443092465	443099767	443107099	443114335	443121553	443128806	443136015	443143235	443150529
424702348	441485026	442827549	443033741	443041066	443048392	443055777	443063185	443070537	443077805	443085154	443092473	443099775	443107107	443114343	443121561	443128814	443136023	443143243	443150537
424703155	441490067	442828349	443033758	443041074	443048400	443055785	443063193	443070545	443077813	443085162	443092481	443099783	443107115	443114350	443121579	443128822	443136031	443143250	443150545
424703163	441495355	442830006	443033766	443041082	443048418	443055793	443063201	443070552	443077821	443085170	443092499	443099791	443107123	443114368	443121587	443128830	443136049	443143268	443150552
424704294	441505799	442831509	443033774	443041090	443048426	443055801	443063219	443070560	443077839	443085188	443092507	443099809	443107131	443114376	443121595	443128848	443136056	443143276	443150560
424705200	441507118	442832150	443033782	443041108	443048434	443055819	443063227	443070578	443077847	443085196	443092515	443099817	443107149	443114384	443121603	443128855	443136064	443143284	443150578
424705655	441516424	442834289	443033790	443041116	443048442	443055827	443063235	443070586	443077854	443085204	443092523	443099825	443107156	443114392	443121611	443128863	443136072	443143292	443150586
424707602	441519790	442834917	443033824	443041124	443048459	443055835	443063243	443070594	443077862	443085212	443092531	443099833	443107164	443114400	443121629	443128871	443136080	443143300	443150594
424708717	441532934	442836953	443033832	443041132	443048467	443055843	443063250	443070602	443077870	443085220	443092549	443099841	443107172	443114418	443121637	443128889	443136106	443143318	443150602
424709137	441542438	442837894	443033840	443041140	443048475	443055850	443063268	443070610	443077888	443085238	443092556	443099858	443107180	443114426	443121645	443128897	443136114	443143326	443150610
424709186	441544319	442837985	443033857	443041157	443048483	443055868	443063284	443070628	443077896	443085246	443092564	443099866	443107198	443114434	443121652	443128905	443136122	443143334	443150628
424709285	441563699	442841342	443033865	443041165	443048491	443055876	443063292	443070636	443077904	443085253	443092572	443099874	443107206	443114442	443121660	443128913	443136130	443143359	443150636
424710176	441579786	442841706	443033873	443041173	443048509	443055884	443063300	443070644	443077912	443085261	443092580	443099882	443107214	443114459	443121678	443128921	443136148	443143367	443150644
424711927	441581063	442841953	443033881	443041181	443048517	443055892	443063318	443070651	443077920	443085279	443092598	443099890	443107222	443114467	443121686	443128939	443136155	443143375	443150651
424712701	441587508	442842134	443033899	443041199	443048525	443055900	443063326	443070669	443077938	443085287	443092606	443099916	443107230	443114475	443121694	443128947	443136163	443143383	443150669
424712990	441591773	442842902	443033907	443041215	443048533	443055918	443063334	443070677	443077946	443085295	443092614	443099924	443107248	443114483	443121702	443128954	443136171	443143391	443150677
424713238	441594165	442843389	443033915	443041223	443048558	443055926	443063342	443070685	443077953	443085303	443092622	443099932	443107255	443114491	443121710	443128962	443136189	443143409	443150685
424713469	441595550	442843959	443033923	443041231	443048566	443055934	443063359	443070693	443077961	443085311	443092630	443099940	443107263	443114509	443121728	443128970	443136197	443143417	443150693
424715092	441596897	442846234	443033931	443041249	443048574	443055942	443063367	443070701	443077979	443085329	443092648	443099957	443107271	443114517	443121736	443128988	443136205	443143425	443150701
424715225	441604717	442848248	443033949	443041256	443048582	443055959	443063375	443070719	443077987	443085337	443092655	443099965	443107289	443114525	443121744	443128996	443136213	443143433	443150719
424715894	441609211	442849683	443033956	443041264	443048590	443055967	443063383	443070727	443077995	443085345	443092663	443099973	443107297	443114533	443121751	443129002	443136221	443143441	443150727
424715977	441624194	442849717	443033964	443041272	443048608	443055975	443063391	443070735	443078019	443085352	443092671	443099981	443107305	443114541	443121769	443129010	443136239	443143458	443150735
424716165	441624483	442849758	443033972	443041298	443048616	443055983	443063409	443070743	443078027	443085360	443092689	443099999	443107313	443114558	443121777	443129028	443136247	443143466	443150743
424716561	441629383	442850830	443033980	443041306	443048624	443055991	443063417	443070750	443078035	443085378	443092697	443100003	443107321	443114566	443121785	443129036	443136254	443143474	443150750
424717031	441630233	442853511	443033998	443041314	443048632	443056007	443063425	443070768	443078043	443085394	443092705	443100011	443107339	443114574	443121793	443129044	443136262	443143482	443150768
424722320	441641008	442854329	443034004	443041322	443048640	443056015	443063433	443070776	443078050	443085402	443092713	443100029	443107347	443114582	443121801	443129051	443136270	443143490	443150776
424722858	441647294	442854477	443034012	443041330	443048657	443056023	443063441	443070784	443078068	443085410	443092721	443100037	443107354	443114590	443121819	443129069	443136288	443143508	443150784
424723344	441653490	442855409	443034020	443041348	443048665	443056031	443063458	443070792	443078076	443085428	443092739	443100045	443107362	443114608	443121827	443129077	443136296	443143516	443150792
424726222	441656592	442858304	443034038	443041355	443048673	443056049	443063466	443070800	443078084	443085436	443092747	443100052	443107370	443114616	443121835	443129085	443136304	443143524	443150800
424726818	441656733	442858940	443034046	443041363	443048681	443056056	443063482	443070818	443078092	443085444	443092754	443100060	443107388	443114624	443121843	443129093	443136312	443143532	443150818
424727014	441657509	442859922	443034053	443041371	443048699	443056064	443063490	443070826	443078100	443085451	443092762	443100078	443107396	443114632	443121850	443129101	443136320	443143540	443150826
424729028	441666054	442860904	443034061	443041389	443048707	443056072	443063508	443070834	443078118	443085477	443092770	443100086	443107404	443114640	443121868	443129119	443136338	443143557	443150834
424729713	441668399	442861175	443034079	443041405	443048715	443056080	443063516	443070842	443078126	443085485	443092788	443100094	443107412	443114657	443121876	443129127	443136346	443143565	443150842
424730638	441670692	442861498	443034087	443041413	443048723	443056098	443063524	443070859	443078134	443085493	443092796	443100102	443107420	443114665	443121884	443129135	443136353	443143573	443150859
424731479	441672466	442863296	443034095	443041421	443048731	443056106	443063532	443070867	443078142	443085501	443092804	443100110	443107438	443114673	443121892	443129143	443136361	443143581	443150867
424732840	441673332	442863544	443034103	443041439	443048749	443056114	443063540	443070875	443078159	443085519	443092812	443100128	443107446	443114681	443121900	443129150	443136379	443143599	443150875
424734283	441679289	442864864	443034111	443041447	443048756	443056122	443063557	443070883	443078167	443085527	443092820	443100136	443107453	443114699	443121918	443129168	443136387	443143607	443150883
424734432	441682523	442865374	443034129	443041454	443048764	443056130	443063565	443070891	443078175	443085535	443092838	443100144	443107461	443114707	443121926	443129176	443136395	443143615	443150891
424735173	441686896	442868493	443034137	443041462	443048772	443056148	443063573	443070909	443078183	443085543	443092846	443100151	443107479	443114715	443121934	443129184	443136403	443143623	443150909
424735207	441687084	442875779	443034145	443041470	443048780	443056155	443063581	443070917	443078191	443085550	443092853	443100169	443107487	443114723	443121942	443129192	443136411	443143631	443150917
424736072	441687621	442877007	443034152	443041488	443048798	443056163	443063599	443070925	443078209	443085568	443092861	443100177	443107495	443114731	443121959	443129200	443136429	443143649	443150925
424736155	441688041	442877163	443034160	443041496	443048806	443056171	443063607	443070933	443078217	443085576	443092879	443100185	443107503	443114749	443121967	443129218	443136437	443143656	443150933
424736510	441688280	442877304	443034178	443041504	443048814	443056189	443063615	443070941	443078225	443085584	443092887	443100193	443107511	443114756	443121975	443129226	443136445	443143672	443150941
424737294	441693017	442878229	443034186	443041512	443048822	443056197	443063623	443070958	443078233	443085592	443092895	443100201	443107529	443114772	443121983	443129234	443136452	443143680	443150958
424737542	441699154	442879078	443034194	443041520	443048830	443056205	443063631	443070966	443078241	443085600	443092911	443100219	443107537	443114780	443121991	443129259	443136460	443143698	443150966
424738243	441701364	442879987	443034202	443041538	443048848	443056213	443063649	443070974	443078258	443085618	443092929	443100227	443107545	443114798	443122007	443129267	443136478	443143706	443150974
424738268	441713930	442880530	443034210	443041546	443048855	443056221	443063656	443070982	443078266	443085626	443092937	443100235	443107552	443114806	443122015	443129275	443136486	443143714	443150982
424738466	441716974	442880845	443034228	443041553	443048863	443056239	443063664	443070990	443078274	443085634	443092945	443100243	443107560	443114814	443122023	443129283	443136494	443143722	443150990
424741155	441719937	442882874	443034236	443041561	443048871	443056247	443063672	443071006	443078282	443085642	443092952	443100250	443107578	443114822	443122031	443129291	443136502	443143730	443151006
424743896	441721040	442883617	443034244	443041579	443048889	443056254	443063680	443071014	443078290	443085659	443092960	443100268	443107586	443114830	443122049	443129309	443136510	443143748	443151014
424745644	441732708	442884508	443034251	443041587	443048897	443056262	443063698	443071022	443078308	443085667	443092978	443100276	443107602	443114848	443122056	443129317	443136528	443143755	443151022
424746568	441733151	442884854	443034269	443041595	443048905	443056270	443063706	443071030	443078316	443085675	443092986	443100284	443107610	443114855	443122064	443129325	443136536	443143763	443151030
424747616	441734381	442885026	443034277	443041603	443048913	443056288	443063714	443071048	443078332	443085683	443092994	443100292	443107628	443114863	443122072	443129333	443136544	443143771	443151048
424747889	441735180	442885042	443034285	443041611	443048921	443056296	443063722	443071055	443078340	443085691	443093000	443100300	443107636	443114871	443122080	443129341	443136551	443143789	443151055
424749273	441742095	442885257	443034293	443041629	443048939	443056304	443063730	443071063	443078357	443085709	443093018	443100318	443107644	443114889	443122098	443129358	443136569	443143797	443151063
424749489	441749124	442885315	443034301	443041637	443048947	443056312	443063755	443071071	443078365	443085717	443093026	443100326	443107651	443114897	443122106	443129366	443136577	443143805	443151071
424749760	441765856	442890414	443034319	443041645	443048954	443056320	443063763	443071089	443078373	443085725	443093034	443100334	443107669	443114905	443122114	443129374	443136585	443143813	443151089
424749786	441773702	442890547	443034327	443041652	443048962	443056338	443063771	443071097	443078381	443085733	443093042	443100359	443107677	443114913	443122122	443129382	443136593	443143821	443151097
424750297	441775392	442890653	443034335	443041660	443048970	443056346	443063789	443071105	443078399	443085741	443093067	443100367	443107685	443114921	443122130	443129390	443136601	443143839	443151105
424752236	441777166	442890703	443034343	443041678	443048988	443056353	443063797	443071113	443078407	443085758	443093075	443100375	443107693	443114939	443122148	443129408	443136619	443143847	443151113
424753101	441777976	442891289	443034350	443041686	443048996	443056361	443063805	443071121	443078415	443085766	443093083	443100383	443107701	443114947	443122155	443129416	443136627	443143854	443151121
424753895	441785060	442893426	443034368	443041694	443049002	443056379	443063813	443071139	443078423	443085774	443093091	443100391	443107719	443114954	443122163	443129424	443136635	443143862	443151139
424755668	441798477	442898185	443034376	443041702	443049010	443056387	443063821	443071147	443078431	443085782	443093109	443100409	443107727	443114962	443122171	443129432	443136643	443143870	443151147
424756047	441801495	442898383	443034384	443041710	443049028	443056395	443063839	443071154	443078449	443085790	443093117	443100417	443107735	443114970	443122189	443129440	443136650	443143888	443151154
424757672	441808805	442899076	443034392	443041728	443049036	443056403	443063847	443071162	443078456	443085808	443093125	443100425	443107743	443114988	443122197	443129457	443136668	443143896	443151162

2010-A Final Cut Legal Schedule of Receivables

Sch-A-9

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424757698	441810512	442900593	443034400	443041736	443049044	443056411	443063854	443071170	443078464	443085816	443093133	443100441	443107750	443114996	443122205	443129465	443136676	443143904	443151170
424757854	441813409	442900999	443034418	443041744	443049051	443056429	443063862	443071188	443078472	443085824	443093141	443100458	443107768	443115001	443122213	443129473	443136684	443143912	443151188
424759561	441815156	442901948	443034426	443041751	443049069	443056437	443063870	443071196	443078480	443085832	443093158	443100466	443107776	443115019	443122221	443129481	443136692	443143920	443151196
424761625	441818283	442902276	443034434	443041769	443049077	443056445	443063888	443071204	443078498	443085840	443093166	443100474	443107784	443115027	443122239	443129499	443136700	443143946	443151204
424763076	441819083	442902599	443034442	443041777	443049085	443056452	443063896	443071212	443078506	443085857	443093174	443100482	443107792	443115035	443122247	443129507	443136718	443143953	443151212
424764439	441822061	442907135	443034459	443041785	443049093	443056460	443063904	443071220	443078514	443085865	443093182	443100490	443107800	443115043	443122254	443129515	443136726	443143961	443151220
424764959	441830981	442907671	443034467	443041793	443049101	443056478	443063912	443071238	443078522	443085873	443093190	443100508	443107818	443115050	443122262	443129523	443136734	443143979	443151238
424765436	441831484	442907812	443034475	443041801	443049119	443056486	443063920	443071246	443078530	443085881	443093208	443100516	443107826	443115068	443122270	443129531	443136742	443143987	443151246
424768141	441831757	442908851	443034483	443041819	443049127	443056494	443063938	443071253	443078548	443085899	443093216	443100524	443107834	443115076	443122288	443129549	443136759	443143995	443151253
424768232	441838943	442911889	443034491	443041835	443049135	443056502	443063946	443071261	443078555	443085907	443093224	443100532	443107842	443115084	443122296	443129556	443136767	443144001	443151261
424771848	441839610	442912440	443034509	443041843	443049143	443056510	443063953	443071279	443078563	443085915	443093232	443100540	443107859	443115092	443122304	443129564	443136775	443144019	443151279
424772770	441840089	442912507	443034517	443041850	443049150	443056528	443063961	443071287	443078571	443085923	443093257	443100557	443107867	443115100	443122312	443129572	443136783	443144027	443151287
424772929	441840493	442914586	443034525	443041868	443049168	443056536	443063979	443071295	443078589	443085931	443093265	443100565	443107875	443115118	443122320	443129598	443136791	443144035	443151295
424773778	441844453	442917399	443034533	443041876	443049176	443056544	443063987	443071303	443078597	443085949	443093273	443100573	443107883	443115126	443122338	443129606	443136809	443144043	443151303
424776789	441845385	442917993	443034541	443041884	443049184	443056551	443063995	443071311	443078605	443085956	443093281	443100581	443107891	443115134	443122346	443129614	443136817	443144050	443151311
424777092	441858743	442918629	443034558	443041892	443049192	443056569	443064001	443071329	443078613	443085964	443093299	443100599	443107909	443115142	443122353	443129622	443136825	443144068	443151329
424777621	441865532	442919007	443034566	443041900	443049218	443056577	443064019	443071337	443078621	443085972	443093307	443100607	443107917	443115159	443122361	443129630	443136833	443144076	443151337
424777860	441865946	442921045	443034574	443041918	443049226	443056585	443064035	443071345	443078639	443085980	443093315	443100615	443107925	443115167	443122379	443129648	443136841	443144084	443151345
424778405	441867595	442922100	443034582	443041926	443049234	443056593	443064043	443071352	443078647	443085998	443093323	443100623	443107933	443115175	443122387	443129655	443136858	443144092	443151352
424778462	441877370	442922720	443034590	443041934	443049242	443056601	443064050	443071360	443078654	443086004	443093331	443100631	443107941	443115183	443122395	443129663	443136866	443144100	443151360
424778934	441882057	442923025	443034608	443041942	443049259	443056619	443064068	443071378	443078662	443086012	443093349	443100649	443107958	443115191	443122403	443129671	443136874	443144118	443151378
424779239	441884160	442925277	443034616	443041959	443049267	443056627	443064076	443071386	443078670	443086020	443093356	443100656	443107966	443115209	443122411	443129689	443136882	443144126	443151386
424781706	441887601	442926275	443034624	443041967	443049275	443056635	443064084	443071402	443078688	443086038	443093364	443100664	443107974	443115217	443122429	443129697	443136890	443144134	443151394
424782597	441888286	442926531	443034632	443041975	443049283	443056643	443064092	443071410	443078696	443086046	443093372	443100672	443107982	443115225	443122437	443129705	443136908	443144142	443151402
424782639	441889094	442927984	443034640	443041983	443049291	443056650	443064100	443071428	443078704	443086053	443093380	443100680	443107990	443115233	443122445	443129713	443136916	443144159	443151410
424783439	441895018	442928057	443034657	443041991	443049309	443056668	443064118	443071436	443078712	443086061	443093398	443100698	443108006	443115241	443122452	443129721	443136924	443144175	443151428
424784072	441896248	442930582	443034665	443042007	443049317	443056676	443064126	443071444	443078720	443086079	443093406	443100706	443108014	443115258	443122460	443129739	443136932	443144183	443151436
424784841	441896859	442931838	443034673	443042015	443049325	443056684	443064134	443071451	443078738	443086087	443093414	443100714	443108022	443115266	443122478	443129747	443136940	443144191	443151444
424785525	441897477	442933164	443034681	443042023	443049333	443056692	443064142	443071469	443078746	443086095	443093422	443100722	443108030	443115274	443122486	443129754	443136957	443144209	443151451
424785640	441907607	442934782	443034715	443042031	443049341	443056700	443064159	443071477	443078753	443086103	443093430	443100730	443108048	443115282	443122494	443129762	443136965	443144217	443151469
424786911	441913860	442934873	443034723	443042049	443049358	443056718	443064167	443071485	443078761	443086111	443093448	443100748	443108055	443115290	443122502	443129770	443136973	443144225	443151477
424786952	441914199	442935714	443034731	443042056	443049366	443056726	443064175	443071493	443078779	443086129	443093455	443100755	443108063	443115308	443122510	443129788	443136981	443144233	443151485
424787539	441921772	442936886	443034749	443042064	443049374	443056734	443064183	443071501	443078787	443086137	443093463	443100763	443108071	443115316	443122528	443129796	443136999	443144241	443151493
424788487	441922978	442940284	443034756	443042072	443049382	443056742	443064191	443071519	443078795	443086145	443093471	443100771	443108089	443115324	443122536	443129804	443137005	443144258	443151501
424790111	441925658	442941381	443034764	443042080	443049390	443056759	443064209	443071527	443078811	443086152	443093489	443100789	443108097	443115332	443122544	443129812	443137013	443144266	443151519
424793164	441929056	442942447	443034772	443042098	443049424	443056767	443064217	443071535	443078829	443086160	443093497	443100797	443108105	443115340	443122551	443129820	443137021	443144274	443151527
424793503	441930922	442948840	443034780	443042106	443049432	443056775	443064225	443071543	443078837	443086178	443093505	443100805	443108113	443115357	443122569	443129838	443137039	443144282	443151535
424793610	441949583	442950010	443034798	443042114	443049440	443056783	443064233	443071550	443078845	443086186	443093513	443100813	443108121	443115365	443122577	443129846	443137047	443144290	443151543
424793776	441952322	442951091	443034806	443042122	443049457	443056791	443064241	443071568	443078852	443086194	443093521	443100821	443108139	443115373	443122585	443129853	443137054	443144308	443151550
424794428	441953809	442951885	443034814	443042130	443049465	443056817	443064258	443071576	443078860	443086202	443093539	443100839	443108147	443115381	443122593	443129861	443137062	443144316	443151568
424795912	441964889	442952446	443034822	443042148	443049473	443056825	443064266	443071584	443078878	443086210	443093547	443100847	443108154	443115399	443122601	443129879	443137070	443144324	443151576
424796670	441968815	442953816	443034830	443042155	443049481	443056833	443064274	443071592	443078886	443086228	443093554	443100854	443108162	443115407	443122619	443129887	443137088	443144332	443151584
424797975	441969987	442955654	443034848	443042163	443049499	443056841	443064282	443071600	443078902	443086236	443093562	443100862	443108170	443115415	443122627	443129895	443137096	443144340	443151592
424798965	441970811	442955738	443034855	443042171	443049507	443056858	443064290	443071618	443078910	443086244	443093570	443100870	443108188	443115423	443122635	443129903	443137104	443144357	443151600
424799567	441973153	442957643	443034863	443042189	443049515	443056866	443064316	443071626	443078928	443086251	443093588	443100888	443108196	443115431	443122643	443129911	443137112	443144365	443151618
424800761	441980513	442959870	443034871	443042197	443049523	443056874	443064324	443071634	443078936	443086269	443093596	443100896	443108204	443115449	443122650	443129929	443137120	443144373	443151626
424801611	441982766	442960183	443034889	443042205	443049531	443056882	443064332	443071642	443078944	443086277	443093604	443100904	443108212	443115456	443122668	443129937	443137138	443144381	443151733
424802528	441995339	442966917	443034897	443042213	443049549	443056890	443064340	443071659	443078951	443086285	443093612	443100912	443108220	443115464	443122676	443129945	443137146	443144399	443151741
424803682	441999018	442971297	443034905	443042221	443049556	443056908	443064357	443071667	443078969	443086293	443093620	443100920	443108238	443115472	443122692	443129952	443137153	443144407	443151782
424805943	442006763	442972113	443034913	443042239	443049564	443056916	443064365	443071675	443078977	443086301	443093638	443100938	443108246	443115480	443122700	443129960	443137161	443144415	443151832
424806081	442012522	442976775	443034921	443042247	443049572	443056924	443064373	443071683	443078993	443086319	443093646	443100946	443108253	443115498	443122718	443129978	443137179	443144423	443152103
424806362	442018230	442980868	443034939	443042254	443049580	443056932	443064381	443071691	443079009	443086327	443093653	443100953	443108261	443115506	443122726	443129986	443137187	443144431	443152277
424807394	442019881	442982872	443034947	443042262	443049598	443056940	443064399	443071709	443079017	443086335	443093661	443100961	443108279	443115514	443122742	443129994	443137195	443144449	443152418
424807550	442026522	442991170	443034954	443042270	443049614	443056957	443064407	443071717	443079025	443086343	443093679	443100979	443108287	443115522	443122759	443130000	443137203	443144456	443152681
424807865	442039061	442994364	443034962	443042288	443049622	443056965	443064415	443071725	443079041	443086350	443093687	443100987	443108295	443115530	443122767	443130018	443137211	443144464	443152707
424809010	442043972	442996567	443034970	443042296	443049630	443056973	443064423	443071733	443079058	443086368	443093695	443100995	443108303	443115548	443122775	443130026	443137229	443144472	443152848
424809580	442048492	443011374	443034988	443042304	443049648	443056981	443064431	443071741	443079066	443086376	443093703	443101001	443108311	443115555	443122783	443130034	443137237	443144480	443152855
424810158	442048922	443016779	443034996	443042312	443049655	443056999	443064449	443071758	443079074	443086384	443093711	443101019	443108329	443115563	443122791	443130042	443137245	443144498	443152939
424811362	442050886	443022025	443035001	443042320	443049663	443057005	443064456	443071766	443079082	443086392	443093729	443101027	443108337	443115571	443122809	443130059	443137252	443144506	443152947
424811370	442051058	443026463	443035019	443042338	443049671	443057021	443064464	443071774	443079108	443086400	443093737	443101035	443108345	443115589	443122817	443130067	443137260	443144514	443153036
424813392	442052858	443026471	443035027	443042346	443049689	443057039	443064472	443071782	443079116	443086418	443093745	443101043	443108352	443115597	443122825	443130075	443137278	443144522	443153085
424815157	442053229	443026497	443035035	443042353	443049697	443057047	443064480	443071790	443079124	443086426	443093752	443101050	443108360	443115605	443122833	443130083	443137286	443144530	443153234
424815793	442063327	443026505	443035043	443042361	443049705	443057054	443064498	443071808	443079132	443086434	443093760	443101068	443108378	443115613	443122841	443130091	443137294	443144548	443153309
424815843	442069506	443026513	443035050	443042379	443049713	443057062	443064506	443071816	443079140	443086442	443093778	443101076	443108386	443115621	443122858	443130109	443137302	443144555	443153341
424817773	442083176	443026521	443035068	443042387	443049721	443057070	443064514	443071824	443079157	443086459	443093786	443101084	443108394	443115639	443122866	443130117	443137310	443144563	443153358
424818102	442102935	443026562	443035076	443042395	443049739	443057096	443064522	443071832	443079165	443086467	443093794	443101092	443108402	443115647	443122874	443130125	443137328	443144589	443153366
424818250	442103669	443026570	443035084	443042403	443049747	443057104	443064530	443071840	443079173	443086475	443093802	443101100	443108410	443115654	443122882	443130133	443137336	443144597	443153382
424818540	442109278	443026588	443035092	443042411	443049754	443057112	443064548	443071857	443079181	443086483	443093810	443101118	443108428	443115662	443122890	443130141	443137344	443144605	443153440
424818573	442111415	443026596	443035100	443042429	443049762	443057120	443064555	443071865	443079199	443086491	443093828	443101126	443108436	443115670	443122908	443130158	443137351	443144613	443153457
424819571	442118196	443026604	443035118	443042437	443049770	443057138	443064563	443071873	443079207	443086509	443093836	443101134	443108444	443115688	443122916	443130166	443137369	443144621	443153499
424822773	442120309	443026612	443035126	443042445	443049788	443057146	443064571	443071881	443079215	443086517	443093851	443101142	443108451	443115696	443122924	443130174	443137377	443144639	443153523
424822864	442129268	443026620	443035134	443042452	443049796	443057153	443064589	443071899	443079223	443086525	443093869	443101159	443108469	443115704	443122932	443130182	443137385	443144647	443153556
424823110	442145496	443026646	443035142	443042460	443049804	443057161	443064597	443071907	443079231	443086533	443093877	443101167	443108477	443115712	443122940	443130190	443137393	443144654	443153580

2010-A Final Cut Legal Schedule of Receivables

Sch-A-10

UCC-12010-A 3-31-10

Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number	Loan Number
424823532	442154423	443026653	443035159	443042478	443049812	443057179	443064605	443071915	443079249	443086541	443093885	443101175	443108485	443115720	443122957	443130208	443137419	443144662	443153622
424823862	442156345	443026661	443035167	443042486	443049820	443057187	443064613	443071923	443079256	443086558	443093893	443101183	443108493	443115738	443122965	443130216	443137427	443144670	443153697
424824910	442156766	443026679	443035175	443042494	443049838	443057195	443064621	443071931	443079264	443086566	443093901	443101191	443108501	443115746	443122973	443130224	443137435	443144688	443153796
424825115	442156873	443026695	443035183	443042502	443049846	443057203	443064639	443071956	443079272	443086574	443093919	443101209	443108519	443115753	443122981	443130232	443137443	443144696	443153861
424829406	442159745	443026703	443035191	443042510	443049853	443057211	443064647	443071964	443079280	443086582	443093927	443101225	443108527	443115761	443122999	443130240	443137450	443144704	443153895
424831535	442160859	443026737	443035209	443042528	443049861	443057229	443064654	443071972	443079298	443086590	443093935	443101233	443108535	443115779	443123005	443130257	443137468	443144712	443153937
424834240	442161592	443026752	443035217	443042536	443049879	443057237	443064662	443071980	443079306	443086608	443093943	443101241	443108543	443115787	443123013	443130265	443137476	443144720	443153945
424834919	442163168	443026760	443035225	443042544	443049887	443057245	443064670	443071998	443079314	443086616	443093950	443101258	443108550	443115795	443123021	443130273	443137484	443144738	443153960
424836047	442165122	443026794	443035233	443042551	443049895	443057252	443064688	443072004	443079322	443086624	443093968	443101266	443108568	443115803	443123039	443130281	443137492	443144746	443154026
424836112	442168449	443026802	443035241	443042569	443049903	443057260	443064696	443072012	443079330	443086632	443093976	443101274	443108576	443115811	443123047	443130299	443137500	443144753	443154109
424836294	442168811	443026810	443035258	443042577	443049911	443057278	443064704	443072020	443079348	443086640	443093984	443101282	443108584	443115829	443123054	443130307	443137518	443144761	443154182
424836518	442168845	443026836	443035266	443042585	443049937	443057286	443064712	443072038	443079355	443086657	443093992	443101290	443108600	443115837	443123062	443130315	443137526	443144779	443154190
424837193	442170437	443026844	443035274	443042593	443049945	443057294	443064720	443072046	443079363	443086665	443094008	443101308	443108618	443115845	443123070	443130323	443137534	443144787	443154380
424837755	442172573	443026851	443035282	443042601	443049952	443057302	443064738	443072053	443079371	443086673	443094016	443101316	443108626	443115852	443123088	443130331	443137542	443144795	443154489
424839306	442173225	443026869	443035290	443042619	443049960	443057310	443064746	443072061	443079389	443086681	443094024	443101324	443108634	443115860	443123096	443130349	443137559	443144803	443154539
424840452	442175691	443026901	443035308	443042627	443049978	443057328	443064753	443072079	443079397	443086699	443094032	443101332	443108642	443115878	443123104	443130356	443137567	443144811	443154596
424840809	442176368	443026927	443035316	443042635	443049986	443057336	443064761	443072087	443079405	443086707	443094040	443101340	443108659	443115886	443123112	443130364	443137575	443144829	443154687
424841500	442176749	443026935	443035324	443042643	443049994	443057344	443064779	443072095	443079413	443086715	443094057	443101357	443108667	443115894	443123120	443130372	443137583	443144837	443154752
424843373	442176772	443026943	443035332	443042650	443050000	443057351	443064787	443072103	443079421	443086723	443094065	443101365	443108675	443115902	443123138	443130380	443137591	443144845	443154828
424843514	442176897	443026950	443035340	443042668	443050018	443057369	443064795	443072111	443079439	443086731	443094073	443101373	443108683	443115910	443123146	443130398	443137609	443144852	443154943
424844751	442179255	443026976	443035357	443042676	443050026	443057377	443064803	443072129	443079447	443086749	443094081	443101381	443108691	443115928	443123153	443130406	443137617	443144860	443155205
424845857	442180808	443026984	443035365	443042684	443050034	443057385	443064811	443072137	443079454	443086756	443094099	443101399	443108709	443115936	443123161	443130414	443137625	443144878	443155262
424846954	442184388	443026992	443035373	443042692	443050042	443057393	443064829	443072145	443079462	443086764	443094107	443101407	443108717	443115944	443123179	443130422	443137633	443144886	443155296
424847903	442184644	443027016	443035381	443042700	443050059	443057401	443064837	443072152	443079470	443086772	443094115	443101415	443108725	443115951	443123187	443130430	443137641	443144894	443155353
424850915	442184768	443027024	443035399	443042718	443050067	443057419	443064845	443072160	443079488	443086780	443094123	443101423	443108733	443115969	443123195	443130448	443137658	443144902	443155452
424852937	442184800	443027032	443035407	443042726	443050075	443057427	443064852	443072178	443079496	443086798	443094131	443101431	443108741	443115985	443123203	443130455	443137666	443144910	443155460
424853513	442186235	443027040	443035415	443042734	443050083	443057435	443064860	443072186	443079504	443086806	443094149	443101449	443108758	443115993	443123229	443130463	443137674	443144928	443155494
424853695	442186862	443027057	443035423	443042742	443050091	443057443	443064878	443072194	443079512	443086814	443094156	443101456	443108766	443116009	443123237	443130471	443137682	443144936	443155676
424853950	442186920	443027065	443035431	443042759	443050109	443057450	443064886	443072202	443079520	443086822	443094164	443101464	443108774	443116017	443123245	443130489	443137690	443144944
424855625	442187555	443027073	443035449	443042767	443050117	443057468	443064894	443072210	443079538	443086830	443094172	443101472	443108782	443116025	443123252	443130497	443137708	443144951
424856201	442189528	443027099	443035456	443042775	443050133	443057476	443064902	443072228	443079546	443086848	443094180	443101480	443108790	443116033	443123260	443130505	443137716	443144969
424857084	442189585	443027107	443035464	443042783	443050141	443057484	443064910	443072236	443079553	443086855	443094198	443101498	443108808	443116041	443123278	443130513	443137724	443144977
424857407	442190039	443027115	443035472	443042791	443050158	443057492	443064928	443072244	443079561	443086863	443094206	443101506	443108816	443116058	443123286	443130521	443137732	443144985
424858652	442192597	443027156	443035480	443042809	443050166	443057500	443064936	443072251	443079579	443086871	443094214	443101514	443108824	443116066	443123294	443130539	443137740	443144993
424861060	442192746	443027164	443035498	443042817	443050174	443057518	443064944	443072269	443079587	443086889	443094222	443101522	443108832	443116074	443123302	443130547	443137757	443145008
424862506	442194296	443027172	443035506	443042825	443050182	443057526	443064951	443072277	443079595	443086897	443094230	443101530	443108840	443116082	443123310	443130554	443137765	443145016
424863884	442194361	443027180	443035514	443042833	443050190	443057534	443064969	443072285	443079603	443086905	443094248	443101548	443108857	443116090	443123328	443130562	443137773	443145024
424864064	442195574	443027198	443035522	443042841	443050208	443057542	443064977	443072293	443079611	443086913	443094255	443101555	443108865	443116108	443123336	443130570	443137781	443145032
424866721	442199568	443027206	443035530	443042858	443050216	443057559	443064985	443072301	443079629	443086921	443094263	443101563	443108873	443116116	443123344	443130588	443137799	443145040
424867000	442199758	443027248	443035548	443042866	443050224	443057567	443064993	443072319	443079637	443086939	443094271	443101571	443108881	443116124	443123351	443130596	443137807	443145057
424867059	442202800	443027255	443035555	443042874	443050232	443057575	443065008	443072327	443079645	443086947	443094289	443101589	443108899	443116132	443123369	443130604	443137815	443145065
424867471	442203683	443027263	443035563	443042882	443050240	443057583	443065016	443072335	443079652	443086954	443094297	443101597	443108907	443116140	443123377	443130612	443137823	443145073
424868008	442206256	443027271	443035571	443042890	443050257	443057591	443065024	443072343	443079660	443086962	443094305	443101605	443108923	443116157	443123385	443130620	443137831	443145081
424869436	442207965	443027289	443035589	443042908	443050265	443057609	443065032	443072350	443079678	443086970	443094313	443101613	443108931	443116165	443123393	443130638	443137849	443145099
424869725	442208252	443027297	443035597	443042916	443050273	443057617	443065040	443072368	443079694	443086988	443094321	443101621	443108949	443116173	443123401	443130646	443137856	443145107
424870111	442208898	443027321	443035605	443042924	443050281	443057625	443065065	443072376	443079702	443086996	443094339	443101639	443108956	443116181	443123419	443130653	443137864	443145115
424870210	442210167	443027339	443035613	443042932	443050299	443057633	443065073	443072384	443079710	443087002	443094347	443101647	443108964	443116199	443123427	443130661	443137872	443145123
424870285	442211496	443027347	443035621	443042940	443050307	443057641	443065081	443072392	443079728	443087010	443094354	443101654	443108972	443116207	443123435	443130679	443137880	443145131
424870921	442212742	443027354	443035639	443042957	443050315	443057658	443065099	443072400	443079736	443087028	443094362	443101670	443108980	443116215	443123443	443130687	443137898	443145149
424871432	442213575	443027388	443035654	443042965	443050331	443057666	443065107	443072418	443079744	443087036	443094370	443101688	443108998	443116223	443123450	443130695	443137906	443145156
424872893	442213864	443027396	443035662	443042973	443050349	443057674	443065115	443072426	443079751	443087044	443094388	443101696	443109004	443116231	443123468	443130703	443137914	443145164
424873966	442214219	443027404	443035670	443042981	443050356	443057682	443065123	443072434	443079769	443087051	443094396	443101704	443109012	443116249	443123476	443130711	443137922	443145172
424874352	442214268	443027412	443035688	443042999	443050364	443057690	443065131	443072442	443079777	443087069	443094404	443101712	443109020	443116256	443123484	443130729	443137930	443145180
424874998	442215034	443027420	443035696	443043005	443050372	443057708	443065149	443072459	443079785	443087077	443094412	443101720	443109038	443116264	443123492	443130737	443137948	443145206
424875482	442219929	443027438	443035704	443043013	443050380	443057716	443065156	443072467	443079793	443087085	443094420	443101746	443109046	443116272	443123500	443130745	443137955	443145214
424876183	442221586	443027446	443035712	443043021	443050398	443057724	443065164	443072475	443079801	443087093	443094438	443101753	443109053	443116280	443123518	443130752	443137963	443145222
424876209	442221776	443027453	443035720	443043039	443050406	443057732	443065172	443072483	443079819	443087101	443094446	443101761	443109079	443116298	443123526	443130760	443137971	443145230
424876258	442222758	443027461	443035738	443043047	443050414	443057740	443065180	443072491	443079827	443087119	443094453	443101779	443109087	443116306	443123534	443130778	443137989	443145248

2010-A Final Cut Legal Schedule of Receivables

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SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SERVICER

1. Characteristics of Receivables. Each Receivable (A) was originated (i) by AmeriCredit, (ii) by an Originating Affiliate and was validly assigned by such Originating Affiliate to AmeriCredit, (iii) by a Dealer and purchased by AmeriCredit from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with AmeriCredit and was validly assigned by such Dealer to AmeriCredit pursuant to a Dealer Assignment or (iv) by a Third-Party Lender and purchased by AmeriCredit from such Third-Party Lender under an existing Auto Loan Purchase and Sale Agreement or pursuant to a Third-Party Lender Assignment with AmeriCredit and was validly assigned by such Third-Party Lender to AmeriCredit pursuant to a Third-Party Lender Assignment (B) was originated by AmeriCredit, such Originating Affiliate, such Dealer or such Third-Party Lender for the retail sale of a Financed Vehicle in the ordinary course of AmeriCredit’s, such Originating Affiliate’s, the Dealer’s or the Third-Party Lender’s business, in each case was originated in accordance with AmeriCredit’s credit policies and was fully and properly executed by the parties thereto, and AmeriCredit, each Originating Affiliate, each Dealer and each Third-Party Lender had all necessary licenses and permits to originate Receivables in the state where AmeriCredit, each such Originating Affiliate, each such Dealer or each such Third-Party Lender was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File or the Servicer’s electronic records relating thereto.

2. No Fraud or Misrepresentation. Each Receivable was originated (i) by AmeriCredit, (ii) by an Originating Affiliate and was assigned by the Originating Affiliate to AmeriCredit, (iii) by a Dealer and was sold by the Dealer to AmeriCredit or (iv) by a Third-Party Lender and was sold by the Third-Party Lender to AmeriCredit, and was sold by AmeriCredit to the Seller without any fraud or misrepresentation on the part of such Originating Affiliate, Dealer or Third-Party Lender or AmeriCredit in any case.

3. Compliance with Law. All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z” (including amendments to the Federal Reserve’s Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Servicemembers Civil Relief Act, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

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4. Origination. Each Receivable was originated in the United States.

5. Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cutoff Date of the Servicemembers Civil Relief Act, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

6. No Government Obligor. No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

7. Obligor Bankruptcy. At the Cutoff Date no Obligor had been identified on the records of AmeriCredit as being the subject of a current bankruptcy proceeding.

8. Schedule of Receivables. The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date.

9. Marking Records. Each of AmeriCredit and the Seller has indicated in its files that the Receivables have been sold to the Issuer pursuant to the Sale and Servicing Agreement and Granted to the Trust Collateral Agent pursuant to the Indenture. Further, AmeriCredit has indicated in its computer files that the Receivables are owned by the Issuer.

10. Computer Tape. The Computer Tape made available by the Seller to the Trust on the Closing Date was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables.

11. Adverse Selection. No selection procedures adverse to the Noteholders or the Insurer were utilized in selecting the Receivables from those receivables owned by the Seller which met the selection criteria set forth in clauses (A) through (O) of number 30 of this Schedule B.

12. Chattel Paper. The Receivables constitute “tangible chattel paper” or “electronic chattel paper” within the meaning of the UCC as in effect in the States of Texas, New York, Delaware and Nevada.

13. One Original. There is only one original executed copy (or with respect to “electronic chattel paper”, one authoritative copy) of each Contract. With respect to Contracts that are “electronic chattel paper”, each authoritative copy (a) is unique, identifiable and unalterable (other than with the participation of the Trust Collateral Agent in the case of an

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addition or amendment of an identified assignee and other than a revision that is readily identifiable as an authorized or unauthorized revision), (b) has been marked with a legend to the following effect: “Authoritative Copy” and (c) has been communicated to and is maintained by or on behalf of the Custodian.

14. Not an Authoritative Copy. With respect to Contracts that are “electronic chattel paper”, the Seller has marked all copies of each such Contract other than an authoritative copy with a legend to the following effect: “This is not an authoritative copy.”

15. Revisions. With respect to Contracts that are “electronic chattel paper”, the related Receivables have been established in a manner such that (a) all copies or revisions that add or change an identified assignee of the authoritative copy of each such Contract must be made with the participation of the Trust Collateral Agent and (b) all revisions of the authoritative copy of each such Contract are readily identifiable as an authorized or unauthorized revision.

16. Pledge or Assignment. With respect to Contracts that are “electronic chattel paper”, the authoritative copy of each Contract communicated to the Custodian has no marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Trust Collateral Agent.

17. Receivable Files Complete. There exists a Receivable File pertaining to each Receivable and such Receivable File contains the original Lien Certificate or a copy of the application therefor. Related documentation concerning the Receivable, including any documentation regarding modifications of the Contract, will be maintained electronically by the Servicer in accordance with customary policies and procedures. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared. With respect to any Receivables that are tangible chattel paper, the complete Receivable File, including a fully executed original of the Contract, for each Receivable currently is in the possession of the Custodian.

18. Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File or the Servicer’s electronic records.

19. Lawful Assignment. No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Notes.

20. Good Title. Immediately prior to the conveyance of the Receivables to the Trust pursuant to this Agreement, the Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Seller, the Trust shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Seller has not taken any action to convey any right to

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any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

21. Security Interest in Financed Vehicle. Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender which first priority security interest has been assigned to AmeriCredit) in the Financed Vehicle. The Lien Certificate for each Financed Vehicle shows, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date and will show, AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, AmeriCredit or the related Originating Affiliate has applied for or received written evidence from the related Dealer or Third-Party Lender that such Lien Certificate showing AmeriCredit, an Originating Affiliate, the Issuer or a Titled Third-Party Lender, as applicable, as first lienholder has been applied for and the Originating Affiliate’s or Titled Third-Party Lender’s security interest has been validly assigned by the Originating Affiliate or Titled Third-Party Lender, as applicable, to AmeriCredit and AmeriCredit’s security interest (assigned by AmeriCredit to the Seller pursuant to the Purchase Agreement) has been validly assigned by the Seller to the Trust pursuant to this Agreement. This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Receivables in favor of the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Seller. Immediately after the sale, transfer and assignment by the Seller to the Trust, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Trust Collateral Agent as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). As of the Cutoff Date, there were no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

22. All Filings Made. All filings (including, without limitation, UCC filings (including, without limitation, the filing by the Seller of all appropriate financing statements in the proper filing office in the State of Nevada under applicable law in order to perfect the security interest in the Receivables granted to the Trust hereunder)) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Trust and the Trust Collateral Agent a first priority perfected lien on, or ownership interest in, the Receivables and the proceeds thereof and the Other Conveyed Property have been made, taken or performed.

23. No Impairment. The Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivables or otherwise to impair the rights of the Issuer, the Insurer, the Trustee, the Trust Collateral Agent and the Noteholders in any Receivable or the proceeds thereof. Other than the security interest

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granted to the Issuer pursuant to this Agreement and except any other security interests that have been fully released and discharged as of the Closing Date, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated. The Seller is not aware of any judgment or tax lien filings against it.

24. Receivable Not Assumable. No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor’s obligations to the owner thereof with respect to such Receivable.

25. No Defenses. No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

26. No Default. There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. As of the Cutoff Date, no Financed Vehicle had been repossessed.

27. Insurance. At the time of an origination of a Receivable by AmeriCredit, an Originating Affiliate, a Dealer or Third-Party Lender, each Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming AmeriCredit (or an Originating Affiliate or a Titled Third-Party Lender) as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming AmeriCredit, an Originating Affiliate or a Titled Third-Party Lender and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance on the related Cutoff Date.

28. Past Due. At the Cutoff Date, no Receivable was more than 30 days past due.

29. Remaining Principal Balance. At the Cutoff Date, the Principal Balance of each Receivable set forth in the Schedule of Receivables is true and accurate in all material respects.

30. Certain Characteristics of the Receivables.

(A) Each Receivable had a remaining maturity as of the Cutoff Date of not more than 72 months.

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(B) Each Receivable had an original maturity as of the Cutoff Date of not more than 72 months.

(C) Each Receivable had a remaining Principal Balance as of the Cutoff Date of at least $250 and not more than $80,000.

(D) Each Receivable had an Annual Percentage Rate as of the Cutoff Date, of at least 1% and not more than 33%.

(E) No Receivable was more than 30 days past due as of the Cutoff Date.

(F) No funds had been advanced by AmeriCredit, any Originating Affiliate, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Receivable to qualify under clause (E) above.

(G) Not more than 35% of the Obligors on the Receivables as of the Cutoff Date resided in Texas and California (based on the Obligor’s mailing address as of the Cutoff Date).

(H) Each Obligor had a billing address in the United States as of the date of origination of the related Receivable, is a natural person and is not an Affiliate of any party to the Basic Documents.

(I) Each Receivable is denominated in, and each Contract provides for payment in, United States dollars.

(J) Each Receivable is identified on the Servicer’s master servicing records as a retail automobile installment sales contract.

(K) Each Receivable arose under a Contract that is assignable without the consent of, or notice to, the Obligor thereunder, and does not contain a confidentiality provision that purports to restrict the ability of the Servicer to exercise its rights under the Sale and Servicing Agreement, including, without limitation, its right to review the Contract.

(L) Each Receivable arose under a Contract that respect to which AmeriCredit has performed all obligations required to be performed by it thereunder, and, in the event such Contract is an installment sales contract, delivery of the Financed Vehicle to the related Obligor has occurred.

(M) Not more than 2% of all Receivables (calculated by Aggregate Principal Balance) which have been transferred to the Issuer shall be “electronic chattel paper”, as such term is defined in the UCC.

(N) No automobile related to a Receivable was held in repossession inventory as of the Cutoff Date.

(O) No Obligor was in bankruptcy as of the Cutoff Date.

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31. Interest Calculation. Each Contract provides for the calculation of interest payable thereunder under either the “simple interest” method, the “Rule of 78’s” method or the “precomputed interest” method.

32. Lockbox Account. Each Obligor has been, or will be, directed to make all payments on their related Receivable to the post office box established by the Lockbox Processor pursuant to the Lockbox Processing Agreement for deposit into the Lockbox Account.

33. Lien Enforcement. Each Receivable provides for enforcement of the lien or the clear legal right of repossession, as applicable, on the Financed Vehicle securing such Receivable.

34. Prospectus Supplement Description. Each Receivable conforms, and all Receivables in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement.

35. Risk of Loss. Each Contract contains provisions requiring the Obligor to assume all risk of loss or malfunction on the related Financed Vehicle, requiring the Obligor to pay all sales, use, property, excise and other similar taxes imposed on or with respect to the Financed Vehicle and making the Obligor liable for all payments required to be made thereunder, without any setoff, counterclaim or defense for any reason whatsoever, subject only to the Obligor’s right of quiet enjoyment.

36. Leasing Business. To the best of the Seller’s and the Servicer’s knowledge, as appropriate, no Obligor is a Person involved in the business of leasing or selling equipment of a type similar to the Obligor’s related Financed Vehicle.

37. Consumer Leases. No Receivable constitutes a “consumer lease” under either (a) the UCC as in effect in the jurisdiction the law of which governs the Receivable or (b) the Consumer Leasing Act, 15 USC 1667.

38. Perfection. The Seller has taken all steps necessary to perfect AmeriCredit’s security interest against the related Obligors in the property securing the Receivables and will take all necessary steps on behalf of the Issuer to maintain the Issuer’s perfection of the security interest created by each Receivable in the related Financed Vehicle.

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SCHEDULE C

SERVICING POLICIES AND PROCEDURES

Note: Applicable Time Periods Will Vary by State

Compliance with state collection laws is required of all AmeriCredit Collection Personnel. Additionally, AmeriCredit has chosen to follow the guidelines of the Federal Fair Debt Collection Practices Act (FDCPA).

The Collection Process

AmeriCredit mails each customer a monthly billing statement 16 to 20 days before payment is due.

A.	All accounts are issued to the Computer Assisted Collection System (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B.	The CACS segregates accounts into two major groups: loans 5-45 days delinquent and those over 45 days delinquent.

C.	Loans delinquent up to 45 days are then further segregated into two groups: accounts that have good phone numbers and those that do not.

D.	Loans up to 45 days delinquent are transferred to AmeriCredit’s predictive dialing system. The system automatically dials the phone number related to a delinquent account for all accounts that have good phone numbers. When a connection is made, the account is then routed to the next available account representative.

E.	Loans without good phone numbers are called manually, through the CACS system, or in a preview dialer campaign.

F.	All reasonable collection efforts are made in an attempt to prevent these accounts from becoming 30+ days delinquent – this includes the use of collection letters. Collection letters may be utilized between 5th and 25th days of delinquency.

G.	When an account reaches 31 days delinquent, a collector determines if any default notification is required in the state where the debtor lives.

H.	When an account exceeds 45 days delinquent, the loan is assigned to a 46+ collection team which will continue the collection effort until resolution. If the account cannot be resolved through normal collection efforts (i.e., satisfactory payment arrangements) then the account may be submitted for repossession approval. An officer must approve all repossession requests.

I.	CACS allows each collector to accurately document and update each customer file when contact (verbal or written) is made.

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Repossessions

If repossession of the collateral occurs, the following steps are taken:

A.	Proper authorities are notified (if applicable).

B.	An inventory of all personal property is taken and a condition report is prepared on the vehicle.

C.	Written notification, as required by state law, is sent to the customer(s) stating their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D.	Written request to the originating dealer for all refunds due for dealer adds is made.

E.	Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, through a third-party auto auction.

F.	After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A.	The account is contractually current or will be brought current with the due date change.

B.	Due date changes cannot exceed the total of 30 days over the life of the contract.

C.	The first installment payment has been paid in full.

D.	Only one due date change in a twelve month period.

Any exceptions to the above stated policy must be approved by the appropriate level of authority.

Use of Payment Deferments

A payment deferral is offered to customers who have the desire and capacity to make future payments but who have encountered temporary financial difficulties.

A.	A minimum of six payments have been made on the account and a minimum of six payments have been made since the most recent deferment (if any).

B.	The account will be brought current with the deferment.

C.	A deferment fee is collected on all transactions.

D.	No more than eight total payments may be deferred over the life of the loan.

Sch-C-2

Any exceptions to the above stated policy must be approved by the appropriate level of authority.

Charge-Offs

It is AmeriCredit’s policy that any account that is not successfully recovered by 120 days delinquent is submitted to an Officer for approval and charge-off.

It is AmeriCredit’s policy to carry all Chapter 13 bankruptcy accounts until 120 days delinquent. A partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts can be deferred current at the time of discharge.

Deficiency Collections

Collections on charged-off accounts are continued internally and/or assigned to third party collection agencies for deficiency balances.

Sch-C-3

EXHIBIT A

SERVICER’S CERTIFICATE

Ex-A-1

AmeriCredit Automobile Receivables Trust 2010-A

Class A-1 0.31327% Asset Backed Notes

Class A-2 1.46% Asset Backed Notes

Class A-3 3.51% Asset Backed Notes

Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2010-A, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller, and Wells Fargo Bank, N.A., as Trust Collateral Agent and Backup Servicer, dated as of March 25, 2010. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

The undersigned hereby certifies that no Trigger Event has occurred on the related Determination Date and that, to the knowledge of the Servicer, no Insurance Agreement Event of Default has occurred.

Monthly Period Beginning: Monthly Period Ending: Prev. Distribution/Close Date: Distribution Date: Days of Interest for Period: Days in Collection Period: Seasoning/Months Since Closing:

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:		Class A-1	Class A-2	Class A-3	TOTAL
{1}	Original Note Balance	{1}

{2}	Preliminary End of period Note Balance	{2}

{3}	Deficiency Amount	{3}

{4}	End of period Note Balance	{4}

{5}	Note Pool Factors {4} / {1}	{5}

II.	RECONCILIATION OF SPREAD ACCOUNT:

{6}	Preliminary End of period Spread Account balance	{6}

{7}	Spread Account Claim Amount from preliminary certificate	{7}

{8}	End of period Spread Account balance	{8}

III.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Monthly
{9}	Original Number of Receivables	{9}
{10}	Beginning of period number of Receivables	{10}
{11}	Number of Subsequent Receivables Purchased	{11}
{12}	Number of Receivables becoming Liquidated Receivables during period	{12}
{13}	Number of Receivables becoming Purchased Receivables during period	{13}
{14}	Number of Receivables paid off during period	{14}
{15}	End of period number of Receivables	{15}

IV.	STATISTICAL DATA: (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{16}	Weighted Average APR of the Receivables	{16}
{17}	Weighted Average Remaining Term of the Receivables	{17}
{18}	Weighted Average Original Term of Receivables	{18}
{19}	Average Receivable Balance	{19}
{20}	Aggregate Realized Losses	{20}
{21}	ABS Prepay Speed	{21}

V.	DELINQUENCY:

	Receivables with Scheduled Payment delinquent		Units	Dollars	Percentage
	{22} 31-60 days	{22}
	{23} 61-90 days	{23}
	{24} over 90 days	{24}
	{25} Receivables with Scheduled Payment delinquent more than 30 days at end of period	{25}

VI. PERFORMANCE TESTS:

Delinquency Ratio
{26}	Receivables and Purchased Receivables with Scheduled Payment delinquent more than 60 days ({23} + {24})	{26}
{27}	Beginning of Period Aggregate Principal Balance	{27}
{28}	Delinquency Ratio {26} divided by {27}	{28}
{29}	Previous Monthly Period Delinquency Ratio	{29}
{30}	Second previous Monthly Period Delinquency Ratio	{30}

{31}	Average Delinquency Ratio ({28} + {29} + {30}) / 3	{31}

{32}	Compliance (Delinquency Test Failure is a Delinquency Ratio greater than % )	{32}

Cumulative Default Rate
{33}	Defaulted Receivables in Current Period	{33}
{34}	Cumulative Defaulted Receivables from last month	{34}
{35}	Cumulative Defaulted Receivables {33} + {34}	{35}
{36}	Original Pool Balance	{36}
{37}	Cumulative Default Rate {35} divided by {36}	{37}

{38}	Compliance (Default Test Failure is a Cumulative Default Rate greater than %.)	{38}

Cumulative Net Loss Rate
{39}	Receivables becoming Liquidated Receivables during period	{39}
{40}	Purchased Receivables with Scheduled Payment delinquent more than 30 days at end of period	{40}
{41}	Liquidation Proceeds collected during period	{41}
{42}	Net Losses during period {39} + {40} + {41}	{42}
{43}	Net Losses since Initial Cut-off Date (Beginning of Period)	{43}
{44}	Cumulative Net Loss Rate before 50% of 90 Day Delinquencies ({42} + {43}) / {46}	{44}
{45}	50% of Receivables with Scheduled Payment delinquent more than 90 days at end of period	{45}
{46}	Original Pool Balance	{46}
{47}	Cumulative Net Loss Rate ({42} + {43} + {45}) / {46}	{47}

{48}	Compliance (Net Loss Test Failure is a Net Loss Rate greater than %.)	{48}

Extension Rate
{49}	Principal Balance of Receivables extended during current period	{49}
{50}	Beginning of Period Aggregate Principal Balance	{50}
{51}	Extension Rate {49} divided by {50}	{51}
{52}	Previous Monthly Extension Rate	{52}
{53}	Second previous Monthly Extension Rate	{53}

{54}	Average Extension Rate ({51} +{52} +{53}) / 3	{54}

{55}	Compliance (Extension Test Failure is an Extension Rate greater than %.)	{55}

By:
Name:
Title:
Date:

EXHIBIT B

PRELIMINARY SERVICER’S CERTIFICATE

Ex-B-1

AmeriCredit Automobile Receivables Trust 2010-A

Class A-1 0.31327% Asset Backed Notes

Class A-2 1.46% Asset Backed Notes

Class A-3 3.51% Asset Backed Notes

Preliminary Servicer’s Certificate

This Servicer’s Certificate has been prepared pursuant to Section 4.9 of the Sale and Servicing Agreement among AmeriCredit Automobile Receivables Trust 2010-A, as Issuer, AmeriCredit Financial Services, Inc., as Servicer, AFS SenSub Corp., as Seller, and Wells Fargo Bank, N.A., as Trust Collateral Agent and Backup Servicer, dated as of March 25, 2010. Defined terms have the meanings assigned to them in the Sale and Servicing Agreement or in other Transaction Documents.

The undersigned hereby certifies that no Trigger Event has occurred on the related Determination Date and that, to the knowledge of the Servicer, no Insurance Agreement Event of Default has occurred.

Monthly Period Beginning:					Original
Monthly Period Ending:	Purchases	Units	Cut-off Date	Closing Date	Pool Balance
Prev. Distribution/Close Date:	Initial Purchase
Distribution Date:
Days of Interest for Period:
Days in Collection Period:
Seasoning/Months Since Closing:	Total

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:

{1}	Beginning of period Aggregate Principal Balance					{1}

{2}	Purchase of Subsequent Receivables					{2}

Monthly Principal Amounts

	{3} Collections on Receivables outstanding at end of period				{3}
	{4} Collections on Receivables paid off during period				{4}
	{5} Receivables becoming Liquidated Receivables during period				{5}
	{6} Receivables becoming Purchased Receivables during period				{6}
	{7} Other Receivables adjustments				{7}
	{8} Less amounts allocable to Interest				{8}
	{9} Total Monthly Principal Amounts					{9}

{10}	End of period Aggregate Principal Balance					{10}

{11}	Pool Factor ( {10} / Original Pool Balance)					{11}

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:		Class A-1	Class A-2	Class A-3	TOTAL
{12}	Original Note Balance	{12}

{13}	Beginning of period Note Balance	{13}

{14}	Noteholders’ Principal Distributable Amount	{14}
{15}	Noteholders’ Accelerated Principal Amount	{15}
{16}	Accelerated Payment Amount Shortfall	{16}
{17}	Deficiency Claim Amount	{17}

{18}	End of period Note Balance	{18}

{19}	Note Pool Factors ( {18} / {12} )	{19}

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:
{20}	Beginning of period Pre-Funding Account balance	{20}
{21}	Purchase of Subsequent Receivables	{21}
{22}	Investment Earnings	{22}
{23}	Investment Earnings Transfer to Collections Account	{23}
{24}	Payment of Mandatory Prepayment Amount	{24}
{25}	Total Month Activity	{25}
{26}	End of period Pre-Funding Account balance	{26}

IV.	OVERCOLLATERALIZATION AMOUNT CALCULATION
{27}	Current Distribution Date Before September 2011?
{28}	If {27} is Yes, then Overcollateralization Amount 23%
{29}	If {27} is No, then refer to the following table

OC Amount	3mo Avg Delinquency Ratio	Cumulative Net Loss Ratio	Default Ratio	3mo Avg Extension Ratio

{30}	Overcollateralization Amount per Table if applicable
{31}	Overcollateralization Amount

V.	CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT
{32}	Total Monthly Principal Amounts	{32}
{33}	Required Pro-forma Note Balance (the product of 100%-Overcollateralization Amount {32} and the Aggregate Principal Balance {10})	{33}
{34}	Pro Forma Note Balance ({13} - {9})	{34}
{35}	Step-down Amount ( {33} - {34} )	{35}
{36}	Principal Distributable Amount ( {32} - {35} )	{36}

VI.	RECONCILIATION OF CAPITALIZED INTEREST ACCOUNT:
{37}	Beginning of period Capitalized Interest Account balance	{37}
{38}	Monthly Capitalized Interest Amount	{38}
{39}	Investment Earnings	{39}
{40}	Investment Earnings Transfer to Collections Account	{40}
{41}	Payment of Overfunded Capitalized Interest Amount	{41}
{42}	Payment of Remaining Capitalized Interest Account	{42}
{43}	Total Month Activity	{43}
{44}	End of period Capitalized Interest Account balance	{44}

VII.	RECONCILIATION OF COLLECTION ACCOUNT:
Available Funds:
	{45} Collections on Receivables during period (net of Liquidation Proceeds and Fees)	{45}
	{46} Liquidation Proceeds collected during period	{46}
	{47} Purchase Amounts deposited in Collection Account	{47}
	{48} Investment Earnings - Collection Account	{48}
	{49} Investment Earnings - Transfer From Spread Account	{49}
	{50} Investment Earnings - Transfer From Prefunding Account	{50}
	{51} Investment Earnings - Transfer From Capitalized Interest Account	{51}
	{52} Collection of Supplemental Servicing - Extension Fees	{52}
	{53} Collection of Supplemental Servicing - Repo and Recovery Fees Advanced	{53}
	{54} Late Fees & Prepayment Penalty Fees - to Servicer	{54}
	{55} Monthly Capitalized Interest Amount	{55}
	{56} Mandatory Note Prepayment Amount	{56}
	{57} Deficency Claim	{57}
	{58} Total Available Funds	{58}

Distributions:
	{59} Base Servicing Fee - to Servicer	{59}
	{60} Repo and Recovery Fees - reimbursed to Servicer	{60}
	{61} Bank Service Charges - reimbursed to Servicer	{61}
	{62} Late Fees & Prepayment Penalty Fees - to Servicer	{62}
	{63} Trustee Administrative Fees and Backup Servicing Fees	{63}

Noteholders’ Interest Distributable Amount
	Class	Beginning Note Balance	Interest Carryover	Interest Rate	Days	Days Basis	Calculated Interest
{64}	Class A-1			0.31327%		Actual days/360		{64}
{65}	Class A-2			1.46000%		30/360		{65}
{66}	Class A-3			3.51000%		30/360		{66}

Noteholders’ Principal Distributable Amount
	Class	Principal Distributable	Principal Carryover	Excess Principal Due	Mandatory Note Prepayment	Total Principal
{67}	Class A-1							{67}
{68}	Class A-2							{68}
{69}	Class A-3							{69}

{70}	Security Insurer Premiums - to AGM	{70}

{71}	Total distributions	{71}

{72}	Excess Available Funds	{72}

{73}	Any Remaining Amounts owed to AGM under the Insurance Agreement	{73}

{74}	Deposit to Spread Account to Increase to Required Level	{74}

{75}	Noteholders’ Accelerated Principal Amount	{75}

{76}	Deposit to Spread Account	{76}

VlII.	CALCULATION OF ACCELERATED PRINCIPAL AMOUNT
{77}	Excess Available Funds After Amount to Increase Spread to Required Level ({72} - {73} - {74})	{77}
{78}	Pro-forma Note Balance ({13} - {9})	{78}
{79}	Required Pro-forma Note Balance (the product of 100%-OC Amount {31} and the Aggregate Principal Bal. {10})	{79}
{80}	Excess of Pro Forma Balance over Required Balance ({78} - {79})	{80}
{81}	Accelerated Principal Amount (lesser of {77} or {80})	{81}	_________

IX.	CALCULATION OF ACCELERATED PAYMENT AMOUNT SHORTFALL
{82}	Pro-forma Note Balance ({13} - {9})	{82}
{83}	Required Pro-forma Note Balance (the product of 100%-OC Amount {31} and the Aggregate Principal Bal. {10})	{83}
{84}	Excess of Pro Forma Balance over Required Balance ({82} - {83})	{84}
{85}	Excess Available Funds After Amount to Increase Spread to Required Level ({71} - {72})	{85}
{86}	Accelerated Payment Amount Shortfall ({84} - {85})	{86}	__________

X.	RECONCILIATION OF SPREAD ACCOUNT:
		Initial	Total
{87}	Initial or Subsequent Spread Account Deposits

{88}	Beginning of period Spread Account balance		{88}	__________

Additions to Spread Account
	{89} Deposits from Collections Account ({74} + {76})		{89}
	{90} Investment Earnings	{90}
	{91} Investment Earnings - transferred to Collection Account Available Funds	{91}
	{92} Investment Earnings remaining		{92}
	{93} Deposits Related to Subsequent Receivables Purchases or Amendment		{93}
	{94} Deposit From Other AGM Series Spread Accounts		{94}
	{95} Total Additions		{95}	__________

{96}	Spread Account balance available for withdrawals		{96}	__________

Requisite Amount of Spread Account
Floor Amount (Calculation Below) =
	{97} (Max of (1.) $100,000 or (2.) Lesser of Note Balance and 2.00% Original Pool Balance)		{97}
	{98} If Trigger Event exists then 2% of Original Pool Balance + 6% of the Aggregate Principal Balance		{98}
	{99} If an Insurance Agreement Event of Default exists then the Pool Balance		{99}
	{100}Requisite Amount of Spread Account		{100}	__________

Withdrawals from Spread Account
	{101} Priority First - Deficiency Claim Amount		{101}
	{102} Priority Second - Accelerated Payment Amount Shortfall		{102}
	{103} - Indmenity payments pro-rata owed by the Servicer to the Trustee, Lockbox Bank, Owner Trustee, Custodian, Backup Servicer, Collateral Agent, Trust Collateral Agent or other service provider.		{103}
	{104} -Expenses associated with maintaining Security Interest in vehicles		{104}
	{105} - Pro rata Total Enhancement Shortfall		{105}
	{106} - to Certificateholder		{106}
	{107} Total withdrawals		{107}	__________

{108}	End of period Spread Account balance		{108}	__________

XI.	CALCULATION OF OC LEVEL AND OC PERCENTAGE
	{109} AggregatePrincipal Balance		{109}
	{110} Endof period Note Balance		{110}
	{111} Line{109} less line {110} (During Funding Period amount equal to zero)		{111}
	{112} OC level {111} / {109}		{112}
	{113} EndingSpread Balance as a percentage of Aggregate Principal Balance ({108}/{109})		{113}
	{114} OC Percentage ({112} + {113})		{114}	__________

By:
Name:
Title:
Date: